Exhibit 4.1

COMPOSITE (Including All Amendments to May 1, 1967)

Indenture of Mortgage and Deed of Trust
Dated as of May 1, 1921

THE CONNECTICUT LIGHT AND POWER COMPANY

TO

BANKERS TRUST COMPANY,
Trustee

As Amended by Twenty-Four Supplemental Indentures
(to and including Supplemental Indenture dated as of May 1, 1967)

THE CONNECTICUT LIGHT AND POWER COMPANY Indenture of Mortgage and Deed of Trust Dated as of May 1, 1921 (as amended to May 1, 1967) TABLE OF CONTENTS
PAGE
PARTIES	1
GRANTING CLAUSE	1
HABENDUM	4

ARTICLE 1.
DEFINITIONS.
SECTION 1.01. Defined Terms	5
(a) Accountant	5
(b) Accountant's certificate	5
(c) Affiliate	5
(d) Appraiser	6
(e) Appraiser's certificate	6
(f) Board of Directors	6
(g) Bondable property additions	6
(h) Bondable property certificate	6
(i) Bondholders	6
(j) Bonds	7
(k) Certified resolution; resolution	7
(l) Company	7
(m) Corporation	7
(n) Cost	7
(o) Counsel	8
(p) Coupons	8
(q) CR&L Lease	8
(r) Engineer	8
(s) Engineer's certificate	8
(t) Event of default	8
(u) Fair value	8
(v) First Effective Date	9
(w) Independent	9
(x) Independent accountant's certificate	10
(y) Independent appraiser's certificate	10
(z) Independent engineer's certificate	10
(aa) Lien of the Mortgage	10
(bb) Maintenance certificate	10
(cc) Mortgage	10

PAGE
ARTICLE 14.
SUPPLEMENTAL INDENTURE.
SECTION 14.01 Supplemental Indentures Without Consent	147
SECTION 14.02 Trustee Authorized to Join in Execution	148
SECTION 14.03 Supplemental Indentures With Consent	148
SECTION 14.04Conformance With Trust Indenture Act	150
ARTICLE 15.
MISCELLANEOUS PROVISIONS.
SECTION 15.01 Covenants to Bind Successors and Assigns	151
SECTION 15.02Benefits of Mortgage	151
SECTION 15.03 Applications, Certificates, Opinions	151
SECTION 15.04 Undertaking to Pay Costs	153
SECTION 15.05 Conflict With Trust Indenture Act	153
SECTION 15.06 Right of Bondholder not To Be Impaired Without His	154
SECTION 15.07 Headings	154

THIS INDENTURE, dated as of the first day of May, 1921, between THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation of the State of Connecticut (hereinafter called "Company"), party of the first part, and BANKERS TRUST COMPANY, a corporation organized and existing under the laws of the State of New York (hereinafter called ''Trustee"), party of the second part, Witnesseth:
(Recitals omitted.)

Now, Therefore, This Indenture Witnesseth, that the Company, for and in consideration of the premises and the sum of One Dollar ($1.) to it in hand paid by the Trustee, the receipt whereof is hereby acknowledged, and of other valuable considerations, in order to secure the payment of the principal and interest of all said bonds according to their tenor, and the faithful performance of the covenants herein contained, has granted, bargained, sold, assigned, mortgaged, pledged; transferred, set over, aliened, enfeoffed, released, conveyed and confirmed, and by these presents does grant, bargain, sell, assign, mortgage, pledge, transfer, set over, alien, enfeoff, release, convey and confirm unto the Bankers Trust Company, as Trustee, and its successor or successors in the trust hereby created, and its and their assigns, all the following described property, rights, privileges, and franchises of the Company, viz:
(All descriptions of real estate rights. privileges and easements and all references to prior encumbrances have been omitted herein.)
TOGETHER with all plants, buildings, structures, improvements and machinery located upon said real estate or any portion. thereof, and all rights, privileges and easements. of; every kind and nature appurtenant thereto; and all and singular the tenements, hereditaments and appurtenances belonging to the real estate or any part thereof hereinbefore described or referred to or intended so to be, or in any wise appertaining thereto, and the reversions, remainders, rents, issues and profits thereof; also all the estate; right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of the Company, of, in and to the same and any and every part thereof, with the appurtenances.
TOGETHER with the following electrical transmission lines and distributing systems:
(All descriptions of electrical transmission lines. and distributing systems have been omitted herein.)
Also all real estate, easements, rights-of-way, water rights, riparian rights, flowage rights, dams, ponds, lakes, reservoirs, canals, water-ways, water power properties, gas and electric light, heat and power plants and systems, power houses, steam stations, substations, transformer houses, tunnels, subways, bridges, viaducts, locks, ware-houses, store-houses, tool houses, dwelling houses, out-houses, buildings, structures, plants, machinery and apparatus, waterwheels, turbines, gates, valves, piping, pumps, furnaces, boilers, engines, steam engines, gas engines, steam turbines, dynamos, generators, turbo-generators, motor generators, rotary converters, transformers, switches, switch-boards, appliances, equipment, tools, fixtures, electric transmission lines and systems, electric distribution lines and systems, gas distribution lines and systems, telephone lines and systems, towers, poles, cross-arms, insulators, cables, wires, conduits, ducts, man-holes, devices, motors, meters, lamps, shops, trucks, automobiles, wagons, vehicles, instruments, and, except as herein otherwise provided, all property, real and personal of whatsoever character, and wherever situated, and all rights, privileges, and franchises, now or at any time hereafter acquired, owned, held or possessed by the Company.

Also all the estate, right, title and interest granted to the Company by the Housatonic Power Company by an instrument in writing, dated August 9, 1917, in and to certain franchises, plants and appurtenances necessary for or particularly connected with the generation or distribution for sale of gas or electricity within the State of Connecticut, which were demised or leased for the term of nine hundred and ninety-nine (999) years by the Connecticut Railway and Lighting Company to The Consolidated Railway Company by instrument in writing, dated December 19, 1906, recorded in the office of the Secretary of State of the State of Connecticut in Volume 7, page 140, and which were in turn assigned by two certain mesne conveyances, both dated February 28, 1910, executed by The New York, New Haven and Hartford Railroad Company (formerly The Consolidated Railway Company) to the Housatonic Power Company; also all the estate, right, title and interest granted to the Company by The United Electric Light and Water Company by instrument in writing, also dated August 9, 1917, in and to certain of the aforesaid franchises, plants and appurtenances and which were assigned by a certain mesne conveyance, dated December 30, 1911, executed by The New York, New Haven and Hartford Railroad Company (formerly The Consolidated Railway Company) and the Housatonic Power Company, to The United Electric Light and Water Company; subject, however, to the interpretation and determination of such estate, right, title and interest as contained in a certain agreement, dated June 27, 1917, between Connecticut Railway and Lighting Company, Housatonic Power Company, The United Electric Light and Water Company, and The New York, New Haven and Hartford Railroad Company, as amended by an agreement dated July 23, 1918, between

Connecticut Railway and Lighting Company, Housatonic Power Company, The United Electric Light and Water Company, The New York, New Haven and Hartford Railroad Company, and The Connecticut Light and Power Company, and as contained in a certain agreement dated April 26, 1921 between Connecticut Railway and Lighting Company, The New York, New Haven and Hartford Railroad Company and The Connecticut Light and Power Company, all the rights and obligations whereof inure to and are obligatory upon the Company, said two mesne conveyances to the Housatonic Power Company dated February 28, 1910, and said agreement dated June 27, 1917, as amended by said agreement dated July 23, 1918, being hereinafter referred to in Section 3.05 and in Section 8.02 of this indenture as "said agreements dated February 28, 1910, June 27, 1917, and July 23, 1918, referred to in the granting clause hereof."
Also all rents, tolls, earnings, profits, revenues, dividends and income arising or to arise from any property now or hereafter owned, leased or operated by the Company.
Also all rights, claims, patents, patent rights, agreements, accounts receivable and other cash assets, contracts, leases, lease-hold interests, of every kind and nature whatsoever, now owned or hereafter acquired by the Company.
Excepting, however, from the lien and operation of this indenture, all the franchises and property, real and personal, plants and appurtenances lately of the Village Water Company, of Suffield, Connecticut, which are necessary for or particularly connected with the pumping, distribution and sale of water throughout the territory covered by the charter of said Village Water Company, and which were demised and leased by an instrument in writing dated September 9, 1912, by the Housatonic Power Company to The Enfield Electric Light and Power Company for a term of ninety-nine (99) years, with an option to purchase.*
Excepting, however, from the lien and operation of this indenture, stocks; bonds or other obligations of other corporations now owned or hereafter acquired by the Company, unless the same shall be deposited by the Company with the Trustee as provided in this indenture.
It is the intention and it is hereby agreed that all property of the kind hereinbefore described acquired by the Company after the date hereof, shall, except as otherwise provided herein, be as fully embraced within the provisions of this indenture, and subject to the lien hereby created, as if the said property were now owned by the Company, and were specifically described herein and conveyed hereby.
__________________________
* The franchises and property of the Village Water Company referred to in the text were disposed of by the Company in 1956.

TO HAVE AND TO HOLD all and singular the property, rights, privileges and franchises hereby granted or mentioned or intended so to be, together with all and singular the reversions, remainders, rents, revenues, incomes, issues and profits, privileges and appurtenances, now or hereafter belonging or in anywise appertaining thereto, unto the Trustee and its successors in the trust hereby created and its and their assigns, forever; subject, however, as to the properties embraced in the indenture of mortgage and supplemental mortgage of The New Milford Power Company to the Central Trust Company of New York, dated February 24, 1902, and February 16, 1904, respectively, securing an issue of Five Per Cent. First Mortgage Thirty-Year Gold Bonds of The New Milford Power Company, to an aggregate principal amount of One Million Dollars ($1,000,000), all of which have been issued and are now outstanding, to the lien of said mortgage and supplemental mortgage, but only insofar as by the terms of said mortgage and supplemental mortgage they attach to any part or parts of the properties, plants and systems of the Company, and subject further, however, to the aforesaid agreement between The New York, New Haven and Hartford Railroad Company, The New England Navigation Company, Housatonic Power Company, The United Gas Improvement Company, and The Connecticut Light and Power Company, dated July 23, 1918, and recorded in New Milford Land Records, Vol. 76, page 53, but only insofar as by the terms of said agreement it attaches to any part or parts of the properties, plants and systems of the Company.
But in trust, nevertheless, for the equal and proportionate benefit and security of all present and future holders of the bonds and coupons issued and to be issued hereunder and secured by this indenture, and to secure the payment of such bonds and the interest thereon when payable in accordance with the provisions thereof or hereof, and to secure the performance of and compliance with the covenants and conditions of this indenture without preference, priority or distinction, except as provided in Section 10.01 hereof, as to lien or otherwise of any one bond over any other bond by reason of priority in the issue or negotiation thereof, and under and subject to the provisions and conditions and for the uses and purposes hereinafter set forth.
And it is hereby covenanted that all such bonds, with the coupons for the interest thereon, are to be issued, authenticated and delivered, and that the mortgaged premises are to be held by the Trustee upon and subject to the following covenants, provisions and conditions and for the uses and purposes hereinafter set forth, as fol1ows, to wit:
______________________
* The new Milford Power Company mortgage referred to in the text was discharged and released in 1932.

ARTICLE 1.

Definitions.

SECTION 1.01. Defined Terms. The terms defined in this Section shall, for all purposes of this indenture and of all indentures supplemental hereto entered into in accordance with the provisions hereof, have the meanings herein specified, unless the context otherwise specifies or requires. Unless herein otherwise defined or unless the context otherwise specifies or requires, all terms used in the Mortgage which are defined (expressly or by reference to the Securities Act of 1933, as amended) in the Trust Indenture Act of 1939, as amended, shall have the meanings assigned to them in said Act as it was in force on Apri11, 1967.

(a) Accountant:

The term "accountant" shall mean an individual, partnership or corporation qualified to pass upon accounting questions, whether or not employed by or in any way affiliated with the Company.

(b) Accountants certificate:

The term "accountant's certificate" shall mean a certificate or opinion signed by an accountant appointed by the Company and acceptable to the Trustee, and conforming to the requirements of Section 15.03.

(c) Affiliate:

The term "affiliate" when used with regard to the Company or to any other person shall mean a person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company or such other person, as the case may be. A person shall be deemed to control a corporation, for the purpose of this definition, if such person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract, or otherwise.

(d) Appraiser:

The term "appraiser" shall mean an individual, partnership or corporation qualified to determine the value of the property or securities in question, whether or not employed by or in any way affiliated with the Company.

(e) Appraiser's certificate:

The term "appraiser's certificate" shall mean a certificate or opinion signed by an appraiser appointed by the Company and acceptable to the Trustee, and conforming to the requirements of Section 15.03.

(f) Board of Directors:

The term "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

(g) Bondable property additions:

The term "bondable property additions" shall mean the amount of bondable property additions made the basis for action under the Mortgage as specified in item (xv) of a bondable property certificate filed with the Trustee.

(h) Bondable property certificate:

The term "bondable property certificate" shall mean an accountant's certificate conforming to the requirements of Section 15.03 filed with the Trustee and complying with the requirements of Subdivision (1) of Section 3.57;

(i) Bondholders:

The term "bondholders" or "holders of the bonds" or "holders" shall mean the bearers of any coupon bonds the ownership of which is not at the time registered as to principal, the registered owners of any coupon bonds which are at the time duly registered as to principal, and the registered owners of any fully registered bonds.

Any reference to a particular percentage or proportion of holders shall mean the holders at the particular time of the specified percentage or pro portion in aggregate principal amount of all bonds then outstanding exclusive of bonds (whether or not theretofore issued) owned by the Company or any other obligor upon the bonds or by any affiliate of the Company or of any other obligor upon the bonds and whether held in the treasury of the Company or of such obligor or of any such affiliate or pledged to secure any indebtedness; provided, however, that where such reference is made in connection with the protection of the Trustee in acting upon the direction or consent of a specified proportion of bondholders or of holders of bonds of a specific series, such bonds so held shall be excluded only if known to the Trustee to be so held; and provided, further, that bonds so pledged may be regarded as outstanding for the purposes of this paragraph if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such bonds and that the pledgee is not an affiliate of the Company or of any other obligor upon the bonds.
(j) Bonds:
The term "bond" or "bonds" shall mean a bond or bonds issued under the Mortgage.
(k) Certified resolution; resolution:
The term "certified resolution" or "resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, under its corporate seal, to have been duly adopted by the Board or the Executive Committee of the Board and to be in full force and effect on the date of such certification.
(1) Company:
The term "Company" shall mean the party of the first part hereto, The Connecticut Light and Power Company, and, subject to Article 7, shall also include its successors and assigns.
(m) Corporation:
The term "corporation" shall also include voluntary associations, joint stock companies and business trusts.
(n) Cost:
The term "cost" (except as used in Article 3, Article 8 and Section 9.02), when used with respect to any particular property additions or other property acquired or constructed by the Company, means the actual cost (or, if not known, estimated cost) thereof to the Company, determined in accordance with the Uniform System. (o) Counsel:
The term "counsel" shall mean counsel, who may he of counsel to the Company, appointed by the Company and acceptable to the trustee.
(p) Coupons:
The term ''coupon" or "coupons" shall mean any interest coupon or interest coupons, as the case may be, appertaining to the bonds.
(q) CR&L Lease:
The term "CR&L Lease" means the 999-year lease dated December 19, 1906 from Connecticut Railway and Lighting Company to The Consolidated Railway Company, recorded iii the office of the Secretary of State of the State of Connecticut in Volume 7, Page 140, as heretofore or hereafter supplemented and amended.
(r) Engineer:
The term "engineer" shall mean an individual, partnership or corporation qualified to pass upon engineering questions; whether or not employed by or iii any way affiliated with the Company.
(s) Engineer's certificate:
The term "engineer's certificate" shall mean a certificate conforming to the requirements of Section 15.03 signed by an engineer appointed by the Company and acceptable to the Trustee.
(t) Event of default:
The term "event of default" shall mean any event of default specified in Section 10.02, continued for the period of time, if any, therein designated.
(u) Fair value:
The term "fair value", when used with respect to any property, shall mean the fair value thereof determined as if it were free of lien securing debt, if any.

The term "fair value", when used with respect to any particular property acquired or constructed by the Company, shall mean the fair value thereof to the Company determined as of the date of the engineer's or independent engineer's certificate in which such property is included, except that the fair value of any property which has been retired prior to the date of the certificate in which it is included shall be determined as of the date when such property first became properly chargeable to utility plant accounts of the Company under the Uniform System.
In the case of any property consisting of a plant or system which within. six months prior to the date of its acquisition by the Company has been used by a person or persons other than the Company in a business similar to that in which it has been or is. to be used or operated by the Company, the "fair value" thereof shall be deemed to include the fair value of any. franchises, contracts, operating agreements or other rights or property acquired simultaneously therewith, for which no separate or distinct consideration shall have been paid or apportioned. The provisions of this subsection (u) shall not.be applicable to, and shall not modify or otherwise vary the interpretation of, Article 3, Article 8 and Section 9.02.
(v) First Effective Date:
The term "First Effective Date" shall. mean the earliest date on which all bonds of series originally issued under the Mortgage prior to January 1, 1960 have ceased to be outstanding.
(w) Independent:
The term "independent" when applied to any accountant, appraiser, engineer, or other expert, shall mean an expert who (a) is in fact independent; (b) does not have any substantial interest, direct or indirect, in the Company or in any person directly or. indirectly controlling or controlled by, or under direct or indirect common control with, the Company; and (c) is not connected with the Company or any person directly or indirectly controlling, or controlled by, or under direct or indirect common control with, the Company, as an officer, employee, underwriter, trustee, director or person performing similar functions. The fact that an accountant, appraiser, engineer or other expert is retained by the Company, or that his services are engaged, otherwise than as an employee or officer of the Company, for compensation shall not be deemed in itself to disqualify him on the ground that he is not independent.
(x) Independent accountant's certificate:
The term "independent accountant's certificate" shall mean a certificate or opinion conforming to the requirements of Section 15.03 and signed by an independent accountant appointed by the Company and approved by the Trustee in the exercise of reasonable care.
(y) Independent appraiser's certificate:
The term "independent appraiser's certificate" shall mean a certificate or opinion conforming to the requirements of Section 15.03 and signed by an independent appraiser appointed by the Company and approved by the Trustee in the exercise of reasonable care.
(z) Independent engineer's certificate:
The term "independent engineer's certificate" shall mean a certificate conforming to the requirements of Section 15.03 and signed by an independent engineer appointed by the Company and approved by the Trustee in the exercise of reasonable care.
(aa) Lien of the Mortgage:
The term "lien hereof' or "lien of the Mortgage" or "lien of this Mortgage" shall mean the lien created or intended to be created by the Mortgage (including the after-acquired property clauses hereof), or otherwise created or intended to be created, constituting any property a part of the security held by the Trustee for the benefit of the bonds outstanding.
(bb) Maintenance certificate:
The term "maintenance certificate" shall mean an officers' certificate conforming to the requirements of Section 15.03 filed by the Company with the Trustee pursuant to the requirements of Section 6.06.
(cc) Mortgage:
The term "Mortgage" shall mean the Company's Indenture of Mortgage and Deed of Trust, dated as of May 1, 1921, to Bankers Trust Company. as Trustee. as supplemented and amended by all supplemental indentures.

(dd) Mortgaged property:
The terms "mortgaged property" or "trust estate" shall mean as of any particular time the property (including cash) which at said time is covered or intended to be covered by the lien of the Mortgage.
(ee) Nuclear core elements; bondable value of nuclear core elements:
The term "nuclear core elements" shall mean the fuel elements comprising the core for a nuclear power reactor. The term shall include (i) fuel elements while in the process of fabrication and special nuclear or other materials held for use in such fabrication, (ii) fuel elements which are being held for future use in the reactor, (iii) fuel elements located in the reactor, (iv) fuel elements which have been withdrawn from the reactor after use, and (v) fuel elements, and materials formerly comprising fuel elements, which are undergoing or have undergone reprocessing.
The term "bondable value", as applied to any particular nuclear core element, shall mean the cost thereof, or the fair value thereof to the Company as of the time the element is first used in the nuclear reactor, whichever is less.
(ff) Officers' certificate:
The term "officers' certificate" shall mean a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Company and conforming to the requirements of Section 15.03.
(gg) Officers' default certificate:
The term "officers' default certificate" shall mean an officers' certificate delivered in connection with a request or application under the Mortgage and stating that, so far as known to the signers, the Company is not, and upon the granting of the application will no.t be, in default in the performance of any of the covenants or provisions of the Mortgage.
(hh) Opinion of counsel:
The term "opinion of counsel" shall mean an opinion or opinions in writing signed by counsel and conforming to the requirements of Section 15.03.

(ii) Outstanding, with reference to bonds:
The term "outstanding," when used with reference to bonds, shall mean as of any particular time all bonds issued under the Mortgage, except:
(i) bonds theretofore cancelled or delivered to the Trustee for cancellation;
(ii) bonds for the purchase, payment or redemption of which moneys in the necessary amount shall have been irrevocably deposited with the Trustee, provided, however, that if such bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in the Mortgage, or provision satisfactory to the Trustee shall have been made for the giving of such notice; and
(iii) bonds theretofore paid or in lieu of or in substitution for which other bonds shall have been authenticated or certified and delivered pursuant to Section 2.08 hereof.

(jj) Outstanding, with reference to prior lien obligations:
The term "outstanding," when used with reference to prior lien obligations, shall mean as of any particular time all prior lien obligations authenticated and delivered by the trustee or other holder of the prior lien securing the same or, if there be no such trustee or other holder, theretofore made and delivered or incurred, except:
(i) prior lien obligations theretofore cancelled or delivered to the trustee or other holder of any such prior lien for cancellation;
(ii) prior lien obligations held by the Trustee subject to the provisions of Article 9 hereof;
(iii) prior lien obligations held by the trustee or other holder of a prior lien upon the same property as that mortgaged or pledged to secure the prior lien obligation so held (under conditions such that no transfer of ownership or possession of such prior lien obligations by the trustee or other holder of such prior lien is permissible otherwise than to the Trustee to be held subject to the provisions of Article 9 hereof, or to the trustee or other holder of some other prior lien upon the same property for cancellation or to be held uncancelled under the terms of such other prior lien under like conditions);
(iv) prior lien obligations for the purchase, payment or redemption of which funds in the necessary amount shall have been irrevocably deposited with the Trustee or the trustee or other holder of a prior lien, provided that if such prior lien obligations are to be redeemed prior to the maturity thereof, notice of such redemption shall have, been given as required by the prior lien securing the same, or provision satisfactory to the Trustee shall have been made for the giving of such notice; and
(v) lost, stolen or destroyed prior lien obligations in lieu of or in substitution for which other prior lien obligations shall have been authenticated and delivered.
(kk) Permitted liens:
The term "permitted liens" shall mean:
(a) any mortgages, liens or other encumbrances created by others than. the Company and any renewal or extension of any such lien, mortgage or other encumbrance, which at the particular time in question are liens upon lands not owned by the Company over which easements or rights-of-way for towers, poles, wires, conduits, mains, pipe lines, transmission lines, distribution lines, metering stations or other facilities or purposes are held by the Company, securing bonds or other indebtedness Which have. not been assumed or guaranteed by the Company and on which the Company does not customarily pay interest charges;
(b) undetermined liens and charges incidental to construction;
(c) any valid right under any provision of statutory or common law to purchase, condemn, appropriate. or recapture, or to designate a purchaser of, any of the mortgaged property;
(d) the lien of taxes and assessments. not at the time due and delinquent;
(e) the lien of specified taxes and assessments which are delinquent but the validity of which is being contested at the time by the Company in good faith;
(f) the lien reserved in leases. for rent and other payments in the nature of rent and for compliance with the terms of the leases in the case of leasehold estates;

(g) minor defects and irregularities in the titles to any property which do not materially impair the use of such property for the purposes for which it is held by the Company;
(h) easements, rights, exceptions or reservations in any property of the Company, granted or reserved or created by law for the purpose of towers, poles, conduits, mains, pipe lines, transmission lines, distribution lines, metering stations, roads, streets, alleys, highways, railroad tracks, docks, water or air rights, wells and other like facilities or purposes, or for the joint or common use of real property, facilities and equipment, which do not materially impair the use of such property for the purposes for which it is held by the Company;
(i) rights reserved to or vested in any municipality or public authority to control or regulate any property of the Company or to use any such property in any manner which does not materially impair the use of such property for the purposes for which it is held by the Company;
(j) any obligations or duties, affecting the property of the Company, to any municipality or public authority with respect to any franchise, grant, license or permit;
(k) any irregularities in or deficiencies of title to any rights-of-way for electric transmission lines, electric distribution lines, pipe lines, telephone lines, power lines, water lines and/or appurtenances thereto or other improvements thereon, and to any real estate used or to be used primarily for right-of-way purposes, provided that in the opinion of counsel the Company shall have obtained from the apparent owner of the lands or estates therein covered by any such right-of-way a sufficient right, by the terms of the instrument granting such right-of-way, to the use thereof for the construction, operation or maintenance of such lines, appurtenances or improvements for which the same are used or are to be used, or provided that in the opinion of counsel the Company has power under its charter or by statute, by the exercise of eminent domain or a similar right or power, to remove such irregularities or deficiencies; and
(1) the rights of persons other than the Company created by the agreement between The New York, New Haven and Hartford Railroad Company, The New England Navigation Company, Housatonic Power Company, The United Gas Improvement Company and the Company,

dated July 23, 1918, and recorded in the New Milford Land Records, Vol. 76, Page 53.
(ll) Person:
The term "person" shall mean and include an individual, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or any government or political subdivision thereof.
(mm) Prior lien obligations; prior lien:
The term "prior lien obligations" shall mean debt obligations secured by mortgage or other lien, charge, title retention agreement or other encumbrance prior to or on a parity with the lien of the Mortgage (except a permitted lien) existing on property constituting a part of the trust estate, whether or not assumed by the Company; and the term "prior lien" shall mean any lien securing outstanding prior lien obligations.
(nn) Property additions; amount of property additions:
The term "property additions" shall mean utility property acquired or constructed by the Company since December 31, 1966. Permanent improvements, extensions, additions or replacements in the process of construction or erection shall be "property additions" as of any given date, insofar as actually constructed or erected after December 31, 1966, and before such given date. Property additions as so defined shall not include any of the following:
(a) good will or going concern value;
(b) any contracts or agreements or franchises or governmental permits, granted or acquired, as such, separate and distinct from the property operated thereunder or in connection therewith or incident thereto;
(c) any shares of stock or certificates or evidences of interest therein, or any bonds, notes or other evidences of indebtedness or certificates of interest therein or any other securities;
(d) any materials, merchandise, appliances or supplies acquired for the purpose of resale to customers in the ordinary course and conduct of business or any materials or supplies held for consumption in operation;
(e) any property of the various general types which are currently excepted from the lien of the Mortgage by the granting clauses thereof;

(f) any leased property (except for transmission or distribution purposes) or improvements thereto, except (1) property leased under the CR&L Lease and improvements thereto, and (2) improvements to other leased property which under the provisions of the applicable lease may be removed at or prior to the expiration of the lease and which may be so removed without substantially impairing their value to the Company; and
(g) any property upon which the Mortgage does not constitute a direct mortgage lien.
The term "amount", as applied to any particular property additions, shall mean the cost thereof, or the fair value thereof, whichever is less.
(oo) Public accountant:
The term "public accountant" shall mean an individual or a partnership or a corporation engaged in the accounting profession and entitled to practice as a public or chartered accountant under the laws of the state, territory or country of the residence or principal office of such person or entity, whether or not regularly engaged by the Company.
(pp) Replacement fund requirement:
The term "replacement fund requirement" (1), for any period of time, other than a period of twelve consecutive calendar months which is not a calendar year, hall mean an amount equal to the sum of the minimum provisions for replacement of depreciable property for:
(i) each calendar year, if any, included within the period in question, and
(ii) the months, if any, included within such period which are subsequent to the end of the last completed calendar year, and
(2) for a period of twelve consecutive calendar months which is not a calendar year, shall mean the minimum provision for replacement of depreciable property for such period.
The minimum provision for replacement of depreciable property for a calendar year or any other period of twelve consecutive calendar months shall be 2.25% of the average of the Company's depreciable property as at the beginning and end of such year or other period.

The minimum provision for replacement of depreciable property for the period of months subsequent to the end of the last completed calendar year shall be 1/12th of 2.25% of the average of the Company's depreciable property as at the beginning and end of such period for each full month included within such period.
The term "depreciable property" shall mean, as of any specified time of computation, an amount, determined in accordance with generally accepted accounting principles, equal to the sum of (a) the aggregate of the cost to the Company, or the original cost, (whichever is less) of depreciable utility property, excluding any amount included in utility plant acquisition adjustments accounts or in any accounts for similar purposes, and (b) amounts included in the utility plant acquisition adjustments accounts or in accounts for similar purposes of the Company if (1) the Company shall have failed to provide a reserve therefor on its books and (2) the Company shall have failed to make provision for charges to income and/or periodic charges to surplus in lieu of charges to income adequate to permit the write-off thereof at the expiration of the estimated useful life of the property represented thereby.
(qq) Refundable prior lien obligations:
The term "refundable prior lien obligations" at any particular time shall mean all prior lien obligations which are or previously were secured by a prior lien on any property additions certified to the Trustee in any bondable property certificate and which are or were outstanding at any time after the property additions on which such prior lien is or was a lien have been so certified to the Trustee (whether or not still outstanding at such particular time) other than (1) prior lien obligations in exchange for which other prior lien obligations have been delivered, (2) prior lien obligations theretofore made the basis for the authentication and delivery of bonds or the withdrawal of cash under any provision of the Mortgage, or for a credit under Section 3.55, Section 6.06, Section 6.14 or Article 8.5, provided that prior lien obligations which are withdrawn from the Trustee pursuant to Section 6.06 shall, at the time of such withdrawal, again become refundable prior lien obligations, (3) prior lien obligations which shall have been deducted from the fair value of any mortgaged property released, and (4) prior lien obligations which have ceased to be outstanding by reason of having been paid, redeemed, purchased or otherwise retired through the application of moneys received on a release of, or representing the proceeds of insurance on, or the proceeds of the taking by eminent domain or purchase by any governmental or public body, authority, agency or licensee of, or the proceeds of any other sale, disposition or change of, mortgaged property, including the proceeds of and substitutes for any thereof.
(rr) Responsible officers of the Trustee:
The term "responsible officers of the Trustee" shall mean and include the chairman of the board of directors, the president, every vice-president, every assistant vice-president, the cashier, the secretary, the treasurer, every trust officer, every assistant trust officer, and every other officer and assistant officer of the Trustee to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, and the term "responsible officer" shall mean and include any of said officers.
(ss) Retirements; amount of retirements:
The term "retirements" shall mean and include all utility property which, subsequent to December 31, 1966, shall have become worn out or permanently unserviceable, or shall have been lost, sold, destroyed, abandoned, surrendered on lapse of title, or released from the lien of the Mortgage, or taken by eminent domain, or purchased by any governmental or public body, authority, agency or licensee pursuant to the right reserved to or vested in it by any license or franchise, or otherwise disposed of by the Company, or retired from service for any reason, or shall have permanently ceased to be used or useful in the business of the Company. The term "amount", as applied to any particular retirement, shall mean the cost thereof to the extent that an amount equivalent to such cost is credited to utility plant accounts under the Uniform System.
(tt) Second Effective Date:
The term "Second Effective Date" shall mean the earliest date on which all bonds of series originally issued under the Mortgage prior to April 1, 1967 have ceased to be outstanding.
(uu) Securities and Exchange Commission:
The term "Securities and Exchange Commission" shall mean the Commission created by the Securities Exchange Act of 1934, or in the event that such Commission shall not be existing and performing the duties performed by it on August 31, 1944, then the body performing the duties theretofore performed by the aforesaid Securities and Exchange Commission.

(vv) Special nuclear material:
The term "special nuclear material"' shall mean uranium, thorium, plutonium and any other material from time to time used or selected for use by the Company as fuel material in a nuclear electric generating unit.
(ww) Supplemental indenture:
The term "supplemental indenture" or "indenture supplemental hereto" shall mean any indenture duly authorized and entered into in accordance with the provisions of the Mortgage and expressly stated to be supplemental hereto.
(xx) Trustee:
The term "Trustee" shall mean Bankers Trust Company, or the trustee under the Mortgage for the time being, whether original or successor.
(yy) Trust estate:
See definition of "mortgaged property".
(zz) Uniform System:
The term "Uniform System" shall mean:
(i) the uniform systems of accounts applicable to the Company prescribed by the Public Utilities Commission of the State of Connecticut, as in effect January 1, 1967 and as said systems may be amended from time to time, or
(ii) if the systems of accounts prescribed by the Public Utilities Commission of the State of Connecticut cease to be applicable to the Company, the systems of accounts, as amended from time to time, prescribed by the regulatory commission having jurisdiction or supervisory authority over the accounts of the Company, or

(iii) if no regulatory commission bas jurisdiction or supervisory authority over the accounts of the Company, a system of accounts maintained in accordance with generally accepted accounting principles.
(aaa) Utility property:
The term "utility property" shall mean property of the Company located in Connecticut or elsewhere and necessary or useful in the utility business, as that business is from time to time carried on by the Company, which is charged or properly chargeable to utility plant accounts in accordance with the Uniform System; provided, however, that the nuclear core elements required for a nuclear electric generating unit owned by the Company or in which the Company has an interest shall not constitute "utility property", even if charged or properly chargeable to utility plant accounts in accordance with the Uniform System, if all or any portion of the inventory of nuclear core elements required for such generating unit has been made the basis of the issue of bonds under Section 3.55.
SECTION 1.02. Terms Defined Elsewhere. Definitions of terms of general usage elsewhere defined in the Mortgage are set forth respectively:

Term	Section
underlying bonds	3.04
underlying mortgages	3.04
core deficiency	3.55
replacement credit	6.06
available replacement credit	6.06
replacement deficit	6.06
purchase money obligations	8.04, 8.56

ARTICLE 2.
Form, Execution, Delivery, Registry and Exchange of Bonds.

SECTION 2.01. General Limitation on Amount. The issue of bonds hereunder shall not be limited in respect of their aggregate principal amount, except as the Board may otherwise provide in respect of any particular series at the time of the creation thereof, and except that the total amount of bonds outstanding at any time shall not, in any event, exceed the amount at that time permitted by law.

SECTION 2.02. Bonds Issuable in Series. Bonds may be issued in series. All bonds of the same series shall be identical in tenor, except as to the denominations thereof and except, in the case of registered bonds without coupons, as to the date specified therein from which interest is to accrue. All of the bonds of a particular series shall bear the same date.

SECTION 2.03. Designation and Terms of Bonds of Each Series. The bonds of each series shall be designated in such appropriate manner as shall be determined by the Hoard. The terms of the bonds of each series, including the denominations of the bonds, date of the bonds, date of maturity, rate of interest, semi-annual interest payment dates, exchangeability, provisions relating to conversion into the capital stock of the Company, or of a successor corporation, to a sinking fund, to redemption, to payment without deduction for certain taxes, and to reimbursement of the holder of any bonds for taxes on account of said bonds paid by said holder in States other than Connecticut, shall be such, not inconsistent with the terms of the Mortgage, as may be fixed by the Board and as shall be expressed in said bonds.
SECTION 2.04. Form and Execution of Bonds; Interest Accrual. Bonds of all series, and the coupons to be attached to coupon bonds shall be substantially in the forms hereinbefore set forth, provided however that there may be such omissions, variations or insertions therein as in the case of each series may be necessary or appropriate to make the bonds of such series conform to the listing requirements of any Stock Exchange or to provisions authorized in respect of the bonds of such series by the Board and permitted by the Mortgage.
All bonds issued under the Mortgage shall, from time to time, be executed on behalf of the Company with the manual or facsimile signature of its President or one of its Vice-Presidents, under its corporate seal or a facsimile thereof, attested by the manual or facsimile signature of its Secretary or an Assistant Secretary, and the Company may adopt and use for that purpose a facsimile signature of any person who shall have been such President, Vice-President, Secretary, or Assistant Secretary, notwithstanding the fact that such person may have ceased to have held the particular office at the time when such bonds shall be actually authenticated and delivered. After such execution and attestation the bonds shall be delivered to the Trustee for authentication by it and thereupon as provided in the Mortgage and not otherwise the Trustee shall authenticate 'and shall deliver the same. Only such bonds as shall bear thereon indorsed a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee, shall be secured by the Mortgage or be entitled to any right or benefit hereunder, and such authentication by the Trustee upon any such bond shall be conclusive and the only evidence that the bond so authenticated, when issued by the

Company, has been duly issued hereunder and that the holder thereof is entitled to the benefit of the trusts hereby created.
In case any of the officers of the Company who shall have signed and sealed any of the bonds issuable under the Mortgage shall have ceased to be officers of the Company before the bonds so signed and sealed shall have been actually authenticated and delivered by the Trustee, such bonds, nevertheless, may be authenticated and delivered and issued as though the persons who signed and sealed such bonds had not ceased to be officers of the Company; and also any of such bonds may be signed and sealed in behalf of the Company by such persons as at the actual date of the execution of such bonds shall be the proper officers of the Company, although at the date of such bond any such person shall not have been an officer of the Company. The coupons to be attached to coupon bonds shall be authenticated by the engraved facsimile signature of the present Treasurer or of any future Treasurer of the Company, and the Company may adopt and use for that purpose the facsimile signature of any person who shall have been such Treasurer, notwithstanding the fact that he may have ceased to be such Treasurer at the time when such bonds shall be actually authenticated and delivered.
Before bonds of any series shall be authenticated or delivered by the Trustee, a certified resolution authorizing or creating such series shall be delivered to the Trustee, and the bonds of such series shall conform to the terms expressed in such resolution.
Coupon bonds shall bear interest from their date. Registered bonds without coupons shall bear interest from the interest payment date next preceding the date of authentication, unless such date of authentication be an interest payment date, in which case such bonds shall bear interest from such interest payment date.
Bonds may be issued originally either as coupon bonds or as registered bonds without coupons. The Trustee shall not authenticate or deliver any coupon bond unless all coupons thereon then matured shall have been detached and cancelled.
SECTION 2.05. Denominations; Numbering. Coupon bonds of each series shall be of the denomination of $1,000.
Registered bonds without coupons of each series shall be of the denominations of $1,000 or any multiple thereof as the Board may determine.
Coupon bonds and registered bonds without coupons of the several denominations shall each be identified by such numbers, letters or other dis-

tinguishing marks as may be adopted by the Board with the approval of the Trustee.
SECTION 2.06. Registrations, Transfers and Exchanges. The Company shall keep at an office or agency to be maintained by it in the Borough of Manhattan, City of New York, books for the registry and transfer, as in the Mortgage provided, of bonds issued hereunder, which books at all reasonable times shall be open for inspection by the Trustee.
Any coupon bond may be registered as to principal only on the said books of the Company at its said office or agency and after such registration no transfer shall be valid unless made on said books by the registered holder in person, or by his attorney duly authorized, and similarly noted on the bond. Upon presentation to the Company at such office or agency of any such coupon bond registered as to principal, accompanied by a written instrument of transfer in form approved by the Company duly executed by the registered holder, such bond shall be transferred upon such books. The registered holder of any such coupon bond, registered as to principal, shall also have the right to cause the same to be registered as payable to bearer, in which case transferability by delivery shall be restored, and thereafter the principal of such bond when due shall be payable to the person presenting the bond; but any such bond registered as payable to bearer may be registered again in the name of the holder with the same effect as the first registration thereof. Successive registrations and transfers as aforesaid may be made from time to time as desired. Each registration of a bond shall be noted thereon by the agent for such purpose of the Company. Registration of any coupon bond as to principal, however, shall not affect the negotiability of the coupons appertaining to such bond, but every such coupon shall continue to pass by delivery merely and shall remain payable to bearer.
Whenever any coupon bond or bonds of the same series, by the terms thereof exchangeable for coupon bonds of the same series of other denominations, together with all unmatured coupons thereto appertaining, shall be surrendered to the Company for exchange for a like principal amount of coupon bonds of other denominations of the same series, the Company shall execute, and the Trustee shall authenticate, and it or the Company shall deliver in exchange therefor a like aggregate principal amount of coupon bonds of the same series of such other denominations as shall be designated in the bonds so surrendered, bearing all unmatured coupons.

Whenever the registered holder of any registered bond without coupons shall surrender the same to the Company for transfer, together with a written instrument of transfer in form approved by the Company duly executed by such registered holder, the Company shall execute, and the Trustee shall authenticate, and it or the Company shall deliver in exchange therefor anew registered bond without coupons, or new registered bonds without coupons, of the same series, for the same aggregate principal amount.
Whenever any registered bond without coup<>ns, by the terms thereof exchangeable for a coupon bond or coupon bonds of the same series, together With a written instrument of transfer in form approved by the Company duly executed by the registered holder, shall be surrendered to the Company for exchange for one or more coupon bonds of the same series, the Company shall execute, and the Trustee shal1 authenticate, and it or the Company shall deliver in exchange therefor a like aggregate principal amount of coupon bonds of the same series as the surrendered bond, bearing all unmatured coupons.
Whenever any coupon bond or bonds of the same series, by the terms thereof exchangeable for a registered bond or registered bonds without coupons. together with all unmatured coupons thereto appertaining shall be surrendered for exchange for a registered bond or registered bonds without coupons. the Company shall execute. and the Trustee shall authenticate, and it or the Company shall deliver in exchange therefor a registered bond or registered bonds without coupons, of the same series, for the same aggregate principal amount.
For any exchange of bonds for bonds of another denomination, or of registered bonds without coupons for coupon bonds, and for any transfer of registered bonds without coupons, the Company, at its option, may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge, and in addition thereto of a reasonable charge (not exceeding two dollars) for each new bond, if any, issued upon such transfer or exchange. In every case of transfer or exchange of bonds the Trustee forthwith shall cancel the surrendered bond or bonds and coupons, and upon demand shall deliver the same to the Company.
SECTION 2.07. Ownership of Bonds. The Company and the Trustee may deem and treat the bearer of any coupon bond hereby secured which shall not at the time be registered as hereinbefore provided, and the bearer of any coupons for interest on any bond, whether or not such bond shall be registered, as the absolute owner of such bond or coupons, as the case may be, for the purpose of receiving payment thereof and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.
The Company and the Trustee shall deem and treat the person in whose name any registered bond without coupons issued hereunder shall be registered as hereinbefore provided as the absolute owner of such bond for the purpose of receiving payment of or on account of the principal and interest on such bond, and for all other purposes and shall deem and treat the person in whose name any coupon bonds shall be so registered as the absolute owner thereof for the purpose of receiving payment of or on account of the principal thereof, and for all other purposes except to receive payment of interest represented by outstanding coupons.
SECTION 2.08. Replacement of Bonds. In case any bond issued under the Mortgage shall become mutilated or be destroyed or lost, the Company in its discretion may issue, and thereupon the Trustee shall authenticate and deliver, a new bond of like tenor, date and series bearing in the case of a coupon bond, coupons having the same maturities as those attached to the bond at the time it was mutilated, destroyed or lost except such coupons as have been paid prior to the delivery of the new bond. The applicant for such substitute bond shall furnish to the Company and to the Trustee evidence to their satisfaction, respectively, of the mutilation, destruction or loss of such bond, and of the ownership thereof, and said applicant also shall furnish such indemnity to both the Company and the Trustee, respectively, as in their discretion they may require, and said applicant shall pay all expenses incident to the issue of a new bond under this Section and shall comply with such other reasonable regulations as the Company or the Trustee may prescribe.
SECTION 2.09. Temporary Bonds. Until definitive bonds shall be prepared the Company may execute and upon the request of the Company the Trustee shall authenticate and deliver in lieu of such definitive bonds and subject to the same provisions, limitations and conditions, temporary printed or typewritten bonds of any denomination substantially of the tenor of the bonds hereinbefore recited, with or without coupons and with appropriate omissions, insertions and variations as may be required. Pending the preparation of the definitive bonds, such temporary bonds shall be exchangeable for other temporary bonds of like aggregate principal amount, whether of the same or different denominations, in accordance with the provisions of this Article 2.

Upon the surrender of such temporary bonds, or any of them, ill exchange for definitive bonds, the Company, at its own expense, shall prepare and execute and, upon cancellation of such surrendered bonds, the trustee shall authenticate and deliver in exchange therefor, definitive bonds for the same aggregate principal amount as the temporary bonds surrendered, and otherwise ill accordance with said temporary bonds. Until so exchanged, the temporary bonds in all respects shall be entitled to the same lien and security of the Mortgage as the definitive bonds issued and authenticated hereunder, and, except as otherwise provided as to any series in the supplemental indenture setting forth the term8 and provisions of such series, interest, when and as payable shall be paid and such payment noted thereon, if such temporary bonds shall have been issued without coupons or, if such temporary bonds shall have been issued with coupons shall be paid on presentation and surrender of such coupons as they mature.
SECTION 2.10. Fully Registered Issues. Notwithstanding any other provision in the Mortgage, if definitive bonds of any series originally issued after April 1, 1967 are issuable only as registered bonds without coupons:
(a) the Company shall not be required to make any transfers or exchanges of bonds of such series for a period of fifteen (15) days next preceding (i) any mailing of notice of redemption of bonds of such series, or (ii) any interest payment date for bonds of such series, and the Company shall not be required to make transfers or exchanges of the principal amount (or any portion thereof) of any bonds of such series called or selected for redemption after the mailing of a notice of the redemption thereof; and
(b) the supplemental indenture establishing the terms of the bonds of such series may provide for (i) the determination of the registered holders entitled to receive payment of interest thereon by reference to a record date, and (ii) the dates from which such bonds shall bear interest.
ARTICLE 3.
Issue of Bonds.
SECTION 3.01. Effective Time of Article; General Requirements. This Article 3 shall continue in effect until the Second Effective Date but not thereafter and shall cease to be of any force or effect on the Second Effective Date. So long as this Article 3 continues in effect, the Company shall not be entitled to require the Trustee to authenticate and deliver additional bonds under the Mortgage unless the Company complies with the applicable requirements of both this Article 3 and Article 3.5; provided, however, that nothing in the Mortgage shall be construed as requiring that the basis for the issue of such additional bonds under this Article 3 be the same as the basis for the issuance of such bonds under Article 3.5.
SECTION 3.02. General Restrictions on Issues. The Company may, subject only to the conditions prescribed in this Article 3 and Article 3.5, issue bonds secured by the Mortgage without limit as to principal amount. Such power to issue bonds shall not be exhausted by any issue but may be exercised from time to time, and the Mortgage shall be a continuing lien to secure the payment of the principal and interest of all bonds which may from time to time be outstanding hereunder.
SECTION 3.03. Bonds Issued to Refund, Retire or Replace Other Bonds. Additional bonds secured by the Mortgage may from time to time be authenticated and delivered hereunder, to refund, or retire, or replace, either before, at or after maturity, any bonds issued hereunder, upon compliance with the conditions prescribed in either paragraph (1) or (2) of this Section 3.03.
(1) Upon (a) delivery to the Trustee of any bonds issued hereunder, whether of the same or different series, cancelled or uncancelled, with all unmatured coupons, if any, thereto appertaining. either in bearer form or accompanied by proper instruments of assignment and transfer, and/or (b) upon proof furnished to the Trustee, satisfactory to the Trustee, that any such bonds have been paid and satisfied in full, the Trustee shall, upon request of the Company, at any time or times thereafter, authenticate and deliver to, or upon the written order of, the Company, bonds of such other series as may be requested by the Company, equal in principal amount to the principal amount of the bonds so delivered to the Trustee, and/or of the bonds so proved to have been paid and satisfied, as the case may be; provided that the Trustee shall have been furnished with a certified resolution requesting the authentication and delivery of such bonds.
(2) Upon delivery to the Trustee (a) of a certified resolution requesting the Trustee to authenticate and deliver to, or upon the written order of, the Company, bonds of a particular series, secured by the Mortgage, for the purpose of refunding at maturity any bonds issued here-

under, and/or for the purpose of redeeming any such bonds; whether of the same or a different series; that shall have been called for redemption according to their terms, and (b) in the case of bonds called for redemption, also a certified resolution authorizing such call, the Trustee shall authenticate and deliver to, or upon the written order of, the 'Company, bonds of such series as may be requested by It, equal in principal amount to the aggregate principal amount of the bonds to be refunded and/or redeemed; provided that cash equal to the principal amount of the bonds so authenticated and delivered shalt simultaneously be deposited with the Trustee in exchange therefor. On the written order of the Company, and upon delivery to the Trustee from time to time of bonds so matured or maturing or so called for redemption (other than bonds in exchange for which the Trustee shall have -authenticated and delivered bonds under paragraph (1) of this Section 3.03, and other than bonds of any series in respect of which the sinking fund provisions prohibit it, which shall have been acquired through the sinking fund of such series), cancelled or uncancelled, with all unmatured coupons, if any, thereto appertaining,. either in bearer form or accompanied by proper instruments of assignment and transfer, the Trustee, out of the cash so deposited with it, shall pay to the Company a sum equal to the principal amount of the bonds so delivered to the Trustee.
All bonds and coupons delivered to the Trustee under the provisions of this Section 3.03. shall, if uncancelled, thereupon be cancelled, and shall be stamped by the Trustee with a notation that the same have been refunded under the Mortgage, and returned to the Company. No bonds shall be subsequently issued hereunder in place of bonds that shall have been so refunded, stamped and returned.
SECTION 3.04. Bonds Issued Against Underlying Bonds. Upon compliance with the conditions prescribed in this Section 3.04, additional bonds secured by the Mortgage may from time to time be authenticated and delivered hereunder either (a) to refund, pay, redeem, retire, purchase or otherwise acquire, before, at or after maturity, any bonds or other obligations secured by mortgage or other lien prior to the lien hereof upon any property which may hereafter be acquired by the Company and which shall have been used as a basis for the authentication and delivery of bonds under Section 3.05, or (b) to reimburse the Company for money expended for any of said purposes. All such bonds or other obligations referred to in subdivision (a) of this para graph are hereafter in the Mortgage called collectively "underlying bonds." All mortgages or other liens securing underlying bonds are hereinafter in the Mortgage called "underlying mortgages."
(1) Whenever, from time to time, the Company shall deposit with the Trustee before, at or after maturity, any of said underlying bonds, cancelled or uncancelled, with all unmatured coupons, if any, thereto appertaining, either in bearer form or accompanied by proper instruments of assignment and transfer, or shall furnish to the Trustee evidence satisfactory to the Trustee that any such bonds, including those acquired for sinking fund purposes under any underlying mortgage, have been paid and satisfied in full, the Trustee, upon request of the Company, evidenced by a certified resolution, shall authenticate and deliver to, or upon the written order of, the Company, bonds secured by the Mortgage of any series requested by it, of a principal amount equal to the principal amount of such bonds so delivered to the Trustee and/or of such bonds so proved to have been paid and satisfied.
(2) From time to time, before, at or after the maturity of any of said underlying bonds, the Company may sell or otherwise dispose of bonds of any series secured by the Mortgage, in order to provide, in whole or in part, the means to pay, redeem, purchase or otherwise acquire any part of such bonds then outstanding, and the Trustee shall thereupon authenticate and deliver to, or upon the written order of, the Company, bonds of any series requested by it secured by the Mortgage of an aggregate principal amount equal to the aggregate principal amount of the bonds to be so paid, redeemed, purchased or otherwise acquired, provided that, in each case an amount of money equal to the aggregate principal amount of the bonds so to be paid, redeemed, purchased or otherwise acquired shall simultaneously with the delivery of said bonds secured hereby be deposited with the Trustee. Out of the money so deposited the Trustee shall, upon demand of the Company, and upon the delivery to the Trustee, in bearer form, or accompanied by proper instruments of assignment and transfer, of any one or more of the underlying bonds so paid, redeemed, purchased or otherwise acquired by the Company, pay to it or upon its written order, a sum equal to the principal amount of the underlying bonds so delivered to the Trustee
Whenever the Company shall request the authentication of bonds for any of such purposes, it shall deliver to the Trustee, in addition to said bonds or cash, a certified resolution requesting the Trustee to authenticate and deliver to, or upon the written order of, the Company, a stated amount of said bonds to be sold or otherwise disposed of, for or in respect of the payment, purchase; redemption or acquisition of a stated number of underlying bonds, specifying such underlying bonds, and stating that said amount of bonds to be issued hereunder is required for such purpose.
(3) Every underlying bond which shall be deposited with the trustee under the provisions of this Section 3.04 shall be stamped by the Trustee substantially as follows: "Not Negotiable. Held in trust for the purposes declared in the First and Refunding Mortgage of The Connecticut Light and Power Company dated May 1, 1921," and shall be held by the Trustee as purchaser, without merger or extinguishment or impairment of lien, and if not previously cancelled, then in uncancelled form, as part of the security for the bonds issued and to be issued under the Mortgage, unless and until disposed of as hereinafter in this paragraph (3) authorized and directed. All underlying bonds deposited with the Trustee pursuant to this Section shall not thereafter, so long as Article 3 remains in effect, be used for any purpose under the Mortgage, except as provided in this Section.
Unless an event of default has occurred and is continuing, neither the principal nor the interest of any underlying bonds at any time held by the Trustee shall be collected or shall be required to be paid, and the coupons thereto appertaining, as they mature, shall be cancelled by the Trustee and delivered to the Company, except that if default be made in the payment of the interest or principal of any of the underlying bonds not held by the Trustee hereunder, the coupons appertaining to any such underlying bonds of the same issue, held subject to the lien of the Mortgage, shall not after such default be cancelled, and the Trustee may demand and enforce any sums due, whether for interest or as principal, on any such underlying bonds or uncancelled coupons, or may take such other action as shall, in its judgment, be desirable or necessary, and in all respects such bonds so held by the Trustee shall be enforceable equally and ratably with all other like bonds not so held by the Trustee. The Trustee shall be reimbursed by the Company, or from the trust estate, for all expenses by it properly incurred by reason of any such action taken, with interest, and the amount of such expenses and interest shall, until repaid, constitute a lien upon the mortgaged property prior to the lien of the Mortgage. If at any time all of the underlying bonds of any issue shall be deposited with the Trustee, or shall have been proved to the satisfaction of the Trustee to have been paid and satisfied in full, and there shall not be outstanding any mortgage or other lien, which is junior to the mortgage securing such deposited bonds and prior to the lien of the Mortgage, upon any part of the property subject to the lien of such underlying mortgage, then, the bonds of such issue then held by the Trustee shall be cancelled by the Trustee and surrendered to the Company, and, in such case, the Company shall procure the satisfaction and discharge of the mortgage securing said cancelled bonds. In case the Company shall fail or neglect to take such steps as may be necessary to procure the satisfaction and discharge of record of the mortgage securing said cancelled bonds, the Trustee may take or cause to be taken, at the expense of the Company, such steps as in its opinion may be necessary to procure the satisfaction and discharge of record of the said mortgage.
SECTION 3.05. Issue of Bonds Against Additional Property. Additional bonds secured by the Mortgage may from time to time be authenticated and delivered hereunder subject only to the following conditions:
(1) The Company shall be entitled to have authenticated and delivered a principal amount of bonds equal to, but not exceeding, 75% of the actual cost or of the fair value to the Company whichever shall be less (such fair value to be determined as of a time within two months prior to the date of the application for authentication of bonds) of (a) additions to, extensions, betterments or improvements of the real property, plants and transmission and distribution systems of the Company now owned or (of the kind described in clause (b) below) which may be hereafter acquired or which are leased under said agreements dated February 28, 1910, June 27, 1917, and July 23, 1918, referred to in the granting clause hereof, or of (b) additional real property (including easements in perpetuity), plants, transmission and distribution systems, equipment, apparatus and machinery situated in the State of Connecticut and useful or necessary in the Company's gas or electric business or in connection with its hydro-electric developments.
Additions, extensions, betterments and improvements in process of construction from time to time and so far as actually constructed and paid for and which have become subject to the lien of the Mortgage shall be deemed additions, extensions, betterments and improvements within the meaning of this Section.

Only such additions, extensions, betterments and improvements or additional property as shall have been constructed or acquired by the Company after May 1, 1921, may be used as a basis for the authentication and delivery of bonds under this Section 3.05.
(2) No bonds shall be authenticated and delivered under the provisions of this Section 3.05, on account of property which is subject to a mortgage or other lien prior to the lien of the Mortgage, where such mortgage or lien represents or secures an indebtedness the face value of which exceeds 40% of the cost or fair value (whichever shall be less) of the property on which said mortgage or lien exists.
If any property on account of which request shall be made for the payment of deposited moneys or the authentication of any bonds is subject to any lien or charge within the limit above mentioned, the actual cost of such property within the meaning of paragraph (1) of this Section 3.05, shall be deemed to be the sum of the amount already paid therefor by the Company and of the face amount of such indebtedness so secured, and bonds may be authenticated and delivered on account of said property to a principal amount equal (a) to the difference between 75% of the actual cost of said property as above defined and the face amount of such indebtedness, or (b) to the difference between 75% of the fair value of the property (without any deduction for such indebtedness) and the face amount of such indebtedness; whichever of said cost or fair value shall be less.
(3) Bonds shall not be authenticated under the provisions of this Section 3.05 if the net earnings of the Company, during the period of twelve consecutive calendar months ending not more than ninety days prior to any request for authei1tication of bonds under this Section 3.05, shall have been less than 1 3/4 times the sum of (i) the rental and other sum's payable by the Company in pursuance of said agreements dated February 28, 1910, June 27, 1917 and July 23, 1918 referred to in the granting clause hereof; (ii) the interest on all bonds then outstanding hereunder and on all underlying bonds then outstanding and not pledged hereunder, but not including the interest on any bonds in the sinking fund under the Mortgage and the interest on any bonds in sinking funds under any underlying mortgages; and (iii) the interest on the bonds then requested to be authenticated.
For the purposes of this Article 3, the term "net earnings" shall be construed to mean the amount remaining after deducting from the operating and non-operating revenues of the Company all ordinary and proper expenses of operation, including repairs and maintenance (which shall include the entire allowance for maintenance, renewals and replacements hereinafter in Section 6.08 specified), taxes, rentals (except as otherwise provided in this paragraph), insurance and all fixed charges other than (i) amortization, (ii) the rental and other sums payable by the Company in pursuance of said agreements dated February 28, 1910, June 27, 1917, and July 23, 1918, referred to in the granting clause hereof; (iii) payments to sinking funds under the Mortgage and to sinking funds under all underlying mortgages; and (iv) the interest on all bonds then outstanding hereunder and on all underlying bonds then outstanding and not pledged hereunder, but not including the interest on any bonds in the sinking fund under the Mortgage and the interest on any bonds in sinking funds under any underlying mortgages. In any case where bonds are to be authenticated and delivered, or deposited moneys are to be paid, to acquire the property, real or personal, of a going concern, the net earnings of the property proposed to be acquired may be added to the net earnings of the Company, and if such property shall be owned by the Company during only a part of any twelve months' period for which net earnings are to be computed, the net earnings of such property during such part of such period as shall have preceded the acquisition thereof by the Company, may be added to the net earnings of the Company for the purposes of this computation, provided the purpose for which the Company intends to use such property is similar to the purpose for which such property was being used immediately prior to the acquisition thereof by the Company. For the purposes of the foregoing computation of net earnings, capital gains and losses shall be excluded.
SECTION 3.06. Conditions to Issue of Bonds Under Section 3.05. Bonds issuable under the provisions of Section 3.05 shall be authenticated and delivered upon receipt by the Trustee, in addition to the certified resolution required by Section 2.04, of:
(1) A Statement signed by the President, or a Vice-President, and the Secretary, or an Assistant Secretary, of the Company that the Company has acquired additional property or made additions, extensions, betterments or improvements of a character which under the provisions of Section 3.05 may be used as the basis for the authentication and delivery of bonds hereunder; and describing such additional property; additions, extensions, betterments or improvements in reasonable detail, and stating further:
(a) the actual cost thereof to the Company, and that such property was acquired, or such additions, extensions; betterments; arid improvements made, subsequent to May 1, 192l;
(b) that no part of the expenditures for additional property, or for such additions; extensions, betterments, or improvements has been made the basis of the authentication of any bonds under any provisions of this Article 3 or its predecessor provision, or has been made the basis pursuant to Section 9.02 or its predecessor provision of the withdrawal of any money, or the expenditure pursuant to Section 6.09 or its predecessor provision of any proceeds of insurance policies or other insurance funds, or the release of properly under Article 8 or its predecessor provision, or has been made for repairs, maintenance, replacements, or renewals except to the extent by which the actual cost or fair value thereof exceeds the cost when new of the things renewed or replaced;
(c) that the Company, to the knowledge of the officers making such statements, is not in default in the performance of the provisions of the Mortgage;
(d) whether any property so acquired is subject to any lien or charge which shall be particularly described excepting current taxes and undetermined liens arid charges incident to construction, and setting forth the amount of every such lien or charge;
(e) such statement may also state any other facts pertaining to the authentication of bonds under this Article 3.
(2) An engineer's certificate stating that personally, or through one or more competent assistants, the signer has examined the additional property, additions, extensions, betterments, and improvements specified in the statement referred to in paragraph (1) , and has considered the same in relation to the business of the Company and is of the opinion that either by expenditures, substitutions, or proper allowances, the mortgaged estates and properties have as a whole been kept in satisfactory operative condition, and that in his judgment, the fair value of such additional property, additions, extensions, betterments, or improvements is for the purposes of the Company a certain sum stated, and that said sum does not include the cost of any repairs, replacements or renewals necessary to keep the property of the Company in satisfactory operative condition, with the exception provided in clause (b) of paragraph (1). Such certificate shall be an independent engineer's certificate if:
(a) within six months prior to the date of acquisition thereof by the Company such property has been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company; and
(b) the fair value to the Company of such property as set forth in such certificate or opinion is not less than $25,000 and not less than 1% of the aggregate principal amount of bonds at the time outstanding, and shall cover the fair value to the Company (as of the date of the certificate or opinion previously furnished the Trustee with reference thereto) of any property so used or operated which has been subjected to the lien of the Mortgage and which has been used as the basis for any action under the Mortgage since the commencement of the then current calendar year, and as to which a certificate or opinion of an independent engineer, appraiser, or other expert bas not previously been furnished.
(3) Such Deeds, Conveyances, or Instruments of further assurance, as in the opinion of counsel may be necessary for the purpose of subjecting any property with respect to which authentication of bonds shall be requested to the lien and operation of the Mortgage as a first lien thereon (except the underlying mortgages or the liens, if any, specified in clause (d) of paragraph (1)) or the opinion of such counsel, that no such instruments are necessary for such purpose, and, also, the opinion of such counsel, to the effect that the Company has title to such property, subject to no liens prior to the Mortgage with the exceptions above stated. Such counsel’s opinion shall also state that the Company bas corporate authority to own and operate any property so acquired. Provided that in the event that any such additional property, or additions, extensions, betterments, and improvements, shall have been acquired or made upon, or in connection with the properties demised under the CR&L Lease, the provisions of this paragraph (3), shall not apply, but in lieu thereof there shall be furnished the opinion of such counsel to the effect that the Connecticut Railway and Lighting Com-

pany has title to any such additional property and to any such additions, extensions, betterments and improvements to property of the Connecticut Railway and Lighting Company acquired after the date of the Mortgage and not used as a basis for the issue of bonds hereunder, subject only to current taxes and undetermined liens and charges incident to construction.
(4) A report signed by the Treasurer or an Assistant Treasurer of the Company and by a public accountant selected by the Company and satisfactory to the Trustee (who may be a public accountant regularly employed by the Company) setting forth the amount of the net earnings of the Company for a period of twelve consecutive calendar months ending not more than ninety days prior to the date. of the request for authentication and delivery of bonds showing bow the same have been calculated and to that end specifying the operating and non-operating revenues and also the respective amounts charged to the different distributive groups of operating expenses; such net earnings of the Company to be computed as defined above in Section 3.05(3). Said report shall show that the net earnings as thus determined comply with the requirements set forth in said Section 3.05(3).
(5) A certified resolution requesting the authentication and delivery of the bonds and designating the amount thereof, their denominations and series designation.
(6) Opinion of counsel to the effect that there has been obtained the consent of any governmental authority, the consent of which is a legal requisite to the authentication and delivery to the Company of such bonds by the Trustee or that no such consent is necessary.
SECTION 3.07. Issue of Bonds for Cash Deposited With Trustee. The Trustee shall, from time to time, upon the order or orders of the Company, evidenced by a certified resolution and upon the filing with the Trustee of a report of the kind described in paragraph (4) of Section 3.06, authenticate and deliver any bonds issuable under the provisions of Section 3.05, upon deposit with the Trustee by the Company of cash equal to the amount of principal of the bonds so ordered to be authenticated and delivered; provided, however, that the aggregate amount of such cash and any cash deposited under the provisions of Section 3.03 and Section 3.04 on deposit with the Trustee, shall not at any one time exceed the sum of $4,000,000

Any cash deposited with the Trustee under the provisions of this Section shall be held by the Trustee as a part of the mortgaged property and whenever the Company shall become entitled to the delivery of any bonds under the provisions of Section 3.05, and upon compliance with the conditions specified in Section 3.56, the Trustee shall pay over to the Company, or upon its order evidenced as aforesaid, in lieu of each bond to the delivery of which the Company may then be so entitled, a sum in cash equal to the principal amount of one such bond, such delivery of cash to be made upon the receipt by the Trustee of the same documents and instruments that would have been required hereunder to obtain the authentication of bonds issuable under the provisions of Section 3.05, except that no report of the kind described in paragraph (4) of Section 3.06 shall be required.
SECTION 3.08. No Authentication During Default. No bond shall be authenticated or delivered by the Trustee in case the Company shall at the time be in default in the payment of interest or principal of any of the bonds secured by the Mortgage, or in default in the observance of any of the covenants on its part to be performed under the provisions of the Mortgage.
SECTION 3.09. Further Conditions. As a further condition precedent to the Trustee's granting any request by the Company under and pursuant to this Article for the authentication and delivery of any bonds secured or to be secured by the Mortgage, there shall be delivered to the Trustee (i) an officer's certificate stating that the applicable conditions precedent specified in this Article have been complied with; (ii) an opinion of counsel stating that in his opinion said conditions precedent have been complied with; and (iii) an accountant's certificate stating that in his opinion the conditions precedent specified in this Article, which are subject to verification by accountants, have been complied with, such accountant's certificate to be an independent accountant's certificate if the aggregate principal amount of the bonds authenticated and delivered under the Mortgage since the commencement of the then current calendar year (other than those with respect to which an accountant's certificate is not required, or with respect to which an independent accountant's certificate has previously been furnished) is 10% or more of the aggregate principal amount of all bonds at the time outstanding under the Mortgage.
SECTION 3.10. Investigation by Trustee. The resolutions, certificates and other instruments provided for in this Article may be accepted by the

Trustee as satisfactory and conclusive evidence as to the statements therein contained and shall be full authority to the Trustee for the authentication and delivery of bonds or for the payment of the proceeds thereof, but before authenticating and delivering any bonds under this Article or before making any payment of the proceeds thereof, the Trustee may, in its discretion, and shall, if requested in writing so to do by the holders of not less than a majority in principal amount of bonds then outstanding hereunder and furnished with indemnity satisfactory to it, cause to be made such independent investigation as it may see fit, and in that event, may decline to authenticate and deliver such bonds or to make any payment of the proceeds thereof, unless and until satisfied by such investigation of the substantial accuracy of such resolutions, certificates and other instruments. The reasonable expense of any such investigation shall be paid by the Company, or, if paid by the Trustee, shall be repaid by the Company upon demand, and until repaid, shall be a first charge upon the trust estate.
SECTION 3.11. Supplemental Indenture. No bonds shall be authenticated or delivered by the Trustee under this Article unless the Company hall execute, acknowledge and deliver to the Trustee an indenture supplemental hereto, confirming unto the Trustee all and singular the hereditaments, premises, estates and property hereby conveyed or assigned or intended so to be, or which the Company may hereafter become bound to convey or assign to the Trustee, as security for the bonds then outstanding hereunder and those then to be authenticated and delivered, the amount of which shall be clearly and fully set forth in such supplemental indenture; provided, however, that the Trustee may genera11y or in any particular instance waive any or all of the requirements of this Section 3.11 at any time if it be furnished with an opinion of counsel that compliance with this Section 3.11 is not necessary to secure' and maintain the validity and lien of the Mortgage as security for the bonds then outstanding hereunder and those which the Trustee is then requested to authenticate and deliver.
ARTICLE 3.5.
Additional Restrictions on Issue of Bonds.
SECTION 3.51. Effect of Article; General Requirements. So long as Article 3 continues in effect, the Company shall not be entitled to require the Trustee to authenticate and deliver additional bonds under the Mortgage unless the Company complies with the applicable requirements of both Article 3 and this Article 3.5; provided, however, that nothing in the Mortgage shall be construed as requiring that the basis for the issue of such additional bonds under this Article 3.5 be the same as the basis for the issue of such bonds under Article 3, and provided, further, that if a deposit of cash, bonds or prior lien obligations is required both under a provision of this Article and under the similar provision of Article 3, the making of such required deposit under Article 3 may be applied toward the satisfaction of the requirement of this Article. After Article 3 ceases to be in effect, the provisions of this Article 3.5 shall continue in effect and any cash, bonds or prior lien obligations theretofore deposited with the Trustee pursuant to Article 3 and held by the Trustee on the Second Effective Date shall, for all purposes of the Mortgage, be deemed to have been deposited with the Trustee pursuant to this Article 3.5. Subject to the foregoing, the Trustee shall from time to time authenticate and deliver bonds under the Mortgage of any one or more series in the amounts permitted by, and upon compliance by the Company with, the provisions of Section 3.52, Section 3.53, Section 3.54, Section 3.55 or Section 3.56, but only if the Trustee shall have received:
(1) a written application by the Company, dated the date of the filing thereof with the Trustee, requesting the authentication and delivery of bonds of a stated principal amount of a specified series, and designating the section or sections of this Article (other than this Section 3.51) under which such bonds are to be issued;
(2) a certified resolution requesting the Trustee to authenticate and deliver such bonds and (a) specifying any matters with respect thereto required or permitted by the Mortgage, and (b) specifying the officer or officers of the Company to whom or upon whose written order such bonds shall be delivered;
(3) an officers' default certificate dated the date of such application;
(4) an opinion of counsel, dated the date of the application, to the effect that the issue of the bonds applied for has been duly authorized by the Company and by any and all governmental authorities, the consent of which is requisite to the legal issue or sale of such bonds (in which case it shall be accompanied or preceded by any officially authenticated certificates or other documents by which such consent is or may be evidenced), or that no consent of any governmental authority is requisite to the legal issue of such bonds, and that all of the requirements of the Mortgage and of law for the due and lawful issue, authentication and delivery of such bonds have been duly complied with and such bonds, when issued, authenticated and delivered, will be the valid and legal obligations of the Company entitled to all the benefits and security of the Mortgage and entitled to the benefits of the lien hereof with the same degree of priority as all other bonds then outstanding;
(5) a duly executed indenture or indentures supplemental to the Mortgage, setting forth the terms and provisions of such series of bonds; and
(6) in the event the aggregate principal amount of (i) the bonds for which application is then being made, and (ii) all other bonds authenticated and delivered under this Article since the commencement of the then current calendar year, is 10% or more of the aggregate principal an1ount of bonds then outstanding, an independent accountant's certificate stating that each condition precedent, if any, provided for in the Mortgage as to such application (including any covenant compliance with which constitutes a condition precedent), compliance with which is subject to verification by accountants, has been satisfied, except that no certificate of any independent expert shall be required as to the amount or value of nuclear core elements or property additions other than the certificates of an independent engineer provided for in Section 3.55(a) and 3.57(3).
SECTION 3.52. Bonds Issued Against Retired, Redeemed, Cancelled or Surrendered Bonds. Upon compliance by the Company with the requirements of Section 3.51 and of this Section, the Trustee shall authenticate and deliver additional bonds in a principal amount equal to the principal amount of bonds authenticated and delivered hereunder which have been retired, redeemed, cancelled or surrendered for cancellation (except bonds cancelled upon their deposit with, or purchase by, the Trustee pursuant to Section 3.55, Section 3.56, Section 6.14, Article 8.5 or Article 9, and except bonds paid or redeemed with moneys deposited with the Trustee pursuant to Section 3.55, Section 3.56, Section 6.09, Section 6.14, Article 8 or Article 8.5, and except bonds held by the Trustee pursuant to Section 6.06 and except bonds theretofore cancelled upon their deposit with the Trustee pursuant to Article 3 or its predecessor provision prior to April 1, 1967), or for the payment at maturity or redemp-

tion of which (other than a payment or redemption to be effected with moneys deposited with the Trustee pursuant to Section 3.55, Section 3.56, Section 6.06, Section 6.09, Section 6.14, Article g or Article 8.5) cash is then held by the Trustee, but only if the Trustee shall have received:
(a) an officers' certificate, dated the date of the Company's application pursuant to Section 3.51 (1), showing in reasonable detail that the bonds to be refunded may be made the basis of the issue of bonds under this Section; and
(b) in the event (i) the additional bonds for which application is then being made bear an interest rate higher than the bonds to be refunded, and (ii) the bonds to be refunded mature more than two years from the date of such application, a certificate complying with the requirements of Section 3.58.
SECTION 3.53. Bonds Issued Against Refundable Prior Lien Obligations. Upon compliance by the Company with the requirements of Section 3.51 and of this Section, the Trustee shall authenticate and deliver additional bonds in a principal amount equal to the principal amount of refundable prior lien obligations which have been (i) deposited with the Trustee (otherwise than pursuant to Section 6.15) to be held subject to the provisions of the Mortgage, or (ii) cancelled or delivered to the trustee or other holder of the prior lien securing the same for cancellation (otherwise than pursuant to Section 6.15 hereof), or (iii) paid or redeemed or for the payment or redemption of which funds in the necessary amount have been or shall concurrently be deposited with or shall be held by the Trustee or by the trustee or other holder of a prior lien with irrevocable direction so to apply the same, provided that if such refundable prior lien obligations are to be redeemed prior to the maturity thereof, notice of such redemption shall have been published or otherwise given as required by the prior lien securing the same, or provision satisfactory to the Trustee shall have been made for such notice; but only if the Trustee shall have received:
(a) an officers' certificate, dated the date of the Company's application pursuant to Section 3.51 (1), showing in reasonable detail that the refundable prior lien obligations which are the subject of such application may be made the basis of the issue of bonds under this Section; and
(b) in the event (i) the additional bonds for which application is then being made bear an interest rate higher than the prior lien obligations to be refunded, and (ii) the prior lien obligations to be refunded mature more than two years from the date of such application, a certificate complying with the requirements of Section 3.58.
SECTION 3.54. Bonds Issued Against Property Additions. Upon compliance by the Company with the requirements of Section 3.51 and of this section, the trustee shall authenticate and deliver additional bonds in an aggregate principal amount equal to 60% (or such higher percent; not to exceed 66 2/3%, as shall be authorized or approved, upon application by the Company, by the Securities and Exchange Commission or by any successor commission thereto, under the Public Utility Holding Company Act of 1935) of bondable property additions, but only if the Trustee shall have received:
(a) a bondable property certificate complying with the requirements of Subdivision (1) of section 3.57, accompanied by the evidence provided for in Section 3.57; and
(b) a certificate complying with the requirements of Section 3.58.
SECTION 3.55. Bonds Issued to Finance Inventory of Nuclear Core Elements. Upon complii10ce by the Company with the requirements of Section 3.51 and of this Section, the Trustee shall authenticate and deliver bonds in an aggregate principal amount equal to 60% (or such higher percent, not to exceed 66 2/3%, as shall be authorized or approved, upon application by the Company, by the Securities and Exchange Commission, or by any successor commission thereto, under the Public Utility Holding Company Act of 1935) of the bondable value of the Company's interest in all or a portion of the inventory of nuclear core elements required for any {or each) of the nuclear electric generating units which are owned by the Company or in which it has an interest and which are subject to the lien hereof; but only if the Trustee shall have received:
(a) An engineer's certificate (which shall be an independent engineer's certificate if any portion of the nuclear core elements to be financed has previously been owned by any person other than the United States of America, and while so owned, has been used, within six months prior to the date of acquisition thereof by the Company, by a person other than the Company in the generation of electric power), dated within thirty days of the date of the Company's application, stating the signer's opinion of the fair value of such nuclear core elements to the Company as of the time such elements are first used in the generating unit in question, and stating further that the inventory of nuclear core elements to be financed is in an amount not exceeding the Company's reasonable needs for the unit in question;
(b) an accountant's certificate dated within thirty days of the date of the Company's application, stating the cost to the Company of the nuclear core elements to be financed; provided that the Company shall furnish an independent accountant's certificate as to the cost of such nuclear core elements to the Company if, but only if, the principal amount of the bonds applied for, together with the principal amount of all other bonds authenticated under this Article 3.5 since the commencement of the then current calendar year (other than those with respect to which an independent accountant's certificate has previously been furnished) is 10% or more of the aggregate principal amount of bonds outstanding at the time;
(c) an opinion of counsel dated within thirty days of the date of such application, stating:
(i) that the Company has all licenses and other public authorizations required for the ownership and use of the nuclear core elements to be financed and the subjection of such elements to the lien hereof;
(ii) that the Mortgage is a lien on the Company's interest in the nuclear core elements with respect to which the bonds are being applied for, subject to no prior liens other than permitted liens, and that under the existing provisions of the Mortgage, it will constitute a lien on the Company's interest in any nuclear core elements acquired as replacements for those with respect to which the bonds are being applied for, so long as such replacement elements are located at the site of one of the Company's nuclear generating units; and
(iii) that the applicable requirements of the last and next-to-last paragraphs of this Section have been satisfied;
(d) an officers' certificate dated the date of such application stating (i) that no portion of the bondable value of the nuclear core elements with respect to which the application for the authentication and delivery of bonds is being made, has been made the basis of a prior application under this Section or under Section 3.54, and (ii) that such core elements are physically located at the site of one of the Company's nuclear electric generating units; and
(e) a certificate complying with the requirements of Section 3.58.
Each supplemental indenture establishing the terms and provisions of bonds to be issued pursuant to this Section shall contain provisions adequate to insure that after an inventory of nuclear core elements for use in the operation of a particular nuclear electric generating unit has been financed in whole or in part with such bonds:
(1) an inventory of nuclear core elements shall at all times be maintained through regular replacements or otherwise at the level required for the continued operation of the unit;
(2) the Company will be required to deliver to the Trustee on each disposition by sale or otherwise of any material portion of the elements which at the time make up the inventory so financed appropriate evidence to show (i) whether the elements disposed of have been replaced, and (ii) if a replacement has been effected, whether the replacement elements have a greater or lesser bondable value than the elements disposed of;
(3) replacement elements acquired to maintain the inventory shall be bondable under this Section or otherwise available for credit under the Indenture only to the extent that their bondable value is in excess of the bondable value of the nuclear cores replaced; and
(4) if at any time the Company either (i) disposes of a material portion of the elements which at the time make up the inventory so financed by sale or otherwise and does not effect a replacement of the elements disposed of with nuclear core elements which are subject to the lien of the Mortgage and subject to no prior liens other than permitted liens, or (ii) effects a replacement with elements so subject but having a lesser bondable value, the Company will be required to satisfy the resulting deficiency (the "core deficiency"), within a reasonable time after such disposition, by any one or more of the following methods:
(A) depositing cash with the Trustee equal to the amount of the core deficiency;
(B) depositing with the Trustee outstanding bonds or refundable prior lien obligations equal in principal amount to the amount of the core deficiency and which might at the time be made the basis for the authentication and delivery of bonds under Section 3.52 or Section 3.53;
(C) specifying to the Trustee (in a bondable property certificate complying with the requirements of Subdivision (1) of Section 3.57, accompanied by the evidence provided for in Section 3.57) bondable property additions equal to 100% of the amount of the core deficiency; or
(D) applying any credit then available to the Company on account of any prior increase in the bondable value of the inventory which has not previously been bonded under this Section or otherwise used for credit under the Mortgage.
Such supplemental indenture may permit the bondable value of elements disposed of to be determined on the basis of the average bondable value of elements in the inventory. All cash deposited with the Trustee in satisfaction of a core deficiency shall be held by the Trustee as part of the trust estate and may, upon the request of the Company, evidenced by a certified resolution:
(a) be withdrawn from time to time in an amount equal to 100% of bondable property additions, upon the filing with the Trustee of a bondable property certificate complying with the requirements of Subdivision (1) of Section 3.57, accompanied by the evidence provided for in Section 3.57:
(b) be withdrawn from time to time in an amount equal to the aggregate principal amount of bonds or refundable prior lien obligations deposited with the Trustee which might at the time be made the basis for the authentication and delivery of bonds under Section 3.52 or Section 3.53, upon the tiling with the Trustee of the evidence, as appropriately modified, provided for in the appropriate one of said Sections, except that no certification as to the net earnings requirement of Section 3.58 shall be required;
(c) be used or applied as provided in Section 9.04; or
(d) be withdrawn from time to time in an amount equal to 100% of any credit then available to the Company on account of any increase in the bondable value of the inventory which has riot previously been bonded under this Section or otherwise used for credit tinder the Mortgage.
In the event any nuclear core elements which are to be made the basis of the issue of bonds under this Section have previously been released from the lien of the Mortgage pursuant to Section 8.51, or are other\vise not subject to the lien hereof, the supplemental indenture establishing the terms and provisions of the bonds to be issued on the basis of such elements shall subject such elements to the lien hereof.
SECTION 3.56. Bonds Issued Against Cash Deposited With Trustee. Upon compliance by the Company with the requirements of Section 3.51 and of this Section, the Trustee shall authenticate and deliver additional bonds upon deposit With the Trustee by the Company of art amount of cash equal to the aggregate principal amount of bonds to be authenticated and delivered, but only if the Trustee shall have received a certificate complying with the requirements of Section 3.58.
All cash so deposited with the Trustee shall be held by the Trustee as part of the trust estate and may, upon the request of the Company, evidenced by a certified resolution:
(a) be withdrawn from time to time in an amount equal to 60% (or such higher percent, not to exceed 66 2/3%, as shall be authorized by the Securities and Exchange Commission or by any successor commission thereto, tinder the Public Utility Holding Company Act of 1935) of bondable property additions, upon the filing with the Trustee of a bondable property certificate complying with the requirements of Subdivision (1) of Section 3.57, accompanied by the evidence provided for in Section 3.57; or
(b) be withdrawn from time to time in an amount equal to the aggregate principal amount of bonds or refundable prior lien obligations deposited with the Trustee which might at the time be made the basis for the authentication and delivery of bonds under Section 3.52 or Section 3.53, upon the filing with the Trustee of the evidence, as appropriately modified, provided for in the appropriate one of said Sections, except that no certification as to the net earnings requirement of Section 3.58 shall be required; or
(c) be used or applied as provided in Section 9.04,

provided, however, that so long as Article 3 continues in effect, all cash so deposited with the Trustee (i) may not be withdrawn, used or applied pursuant to paragraph (b) or (c) of this Section, and (ii) shall be subject to withdrawal pursuant to paragraph (a) of this Section only if, and to the extent that, such withdrawal is also permitted pursuant to Section 3.07.
SECTION 3.57. Property Additions as Basis for Action; Bondable Property Certificate. In order to take action on the basis of a specification of bondable property additions pursuant to Section 3.54, Section 3.55, Section 3.56, Section 6.06, Section 6.14, Section 8.56 or Section 9.03 the Company, in addition to complying with the applicable requirements of the provision in question, shall deliver to the Trustee the evidence specified in Subdivision (1) of this Section and to the extent applicable the evidence specified in Subdivisions (2), (3), (4) and (5) of this Section.
(1) An accountant's certificate (a bondable property certificate), dated not more than ninety days prior to the date of filing thereof with the Trustee stating
(i) the amount of property additions stated in item (viii) of the most recent certificate, if any, theretofore filed complying with the requirements of this Subdivision (1);
(ii) the cost, as stated in the independent accountant's certificate provided for in Subdivision (2) of this Section 3.57 of any property additions (not previously included in a certificate filed pursuant to this Subdivision (1)) which the Company elects to certify at the time and which (A) were operated, within six months prior to the date of acquisition thereof by the Company, by a person or persons other than the Company in a business similar to that in which they have been or are to be used or operated by the Company, and (B) have a fair value to the Company, as stated in the certificate provided for in Subdivision (3) of this Section 3.57, of not less than $25,000 and not less than 1% of the aggregate principal amount of the bonds at the time outstanding;
(iii) the cost of any other property additions (not previously included in a certificate filed pursuant to this Subdivision (1) and not included in item (ii) of the certificate then being filed) which the Company elects to certify at the time;

(iv) the fair value of the property additions, if any, included in item (ii) of the certificate, as stated in the independent engineer's certificate provided for in Subdivision (3) of this Section 3.57;
(v) the fair value of the property additions, if any, included in item (iii) of the certificate, as stated in the engineer's certificate provided for in Subdivision (4) of this Section 3.57;
(vi) 166 2/3% of the amount of any prior lien obligations secured by prior lien on any of the property additions included in items (ii) and (iii) of the certificate, if 166 2/3 % of the indebtedness represented by such obligations has not been deducted in a previous certificate filed complying with the requirements of this Subdivision (1);
(vii) the total amount of the property additions, if any, included in items (ii) and (iii) of the certificate (which shall be equal to (A) the sum of (a) the amount set out in item (ii) of the certificate or the amount set out in item (iv) thereof, whichever is less, and (b) the amount set out in item (iii) of the certificate or the amount set out in item (v) thereof, whichever is less, {B) reduced by the amount set out in item (vi) of the certificate);
(viii) the total amount of the property additions then being certified (which shall be the sum of item (i) plus item (vii));
(ix) the amount of any cash or purchase money obligations (as that term is used in Section 8.56) received on or after January 1, 1967 by the Trustee pursuant to Article 8 (or its predecessor Article) or Article 8.5, or so received pursuant to Section 6.09 (or its predecessor Section), but, in the case of cash so received pursuant to Section 6.09 (or its predecessor Section), only to the extent that such moneys have been withdrawn or otherwise applied pursuant to Article 9;
(x) the amount of any cash or purchase money obligations at the time held by the trustee or other holder of a prior lien which we're received by such Trustee or other holder on or after January 1, 1967 on a release of, or as the proceeds of insurance on, or the proceeds of the taking by eminent domain or purchase by any governmental or public body, authority, agency or licensee of, or the proceeds of any other sale, disposition or change of, any mortgaged property;

(xi) $191,000,000, representing the aggregate net amount of credit for property available at January 1, 1967 under Section 3.05(1) (or its predecessor Section);
(xii) the total amount of bondable property additions theretofore specified in item (xv) of certificates complying with the requirements of this Subdivision (1) , as from time to time amended, filed with the Trustee as a basis for (A) the authentication and delivery of bonds under Section 3.54, (B) the withdrawal of cash under Section 3.55, Section 3.56, Section 6.06, Section 6.14 or Section 9.03, or (C) credit under Section 3.55, Section 6.06, Section 6.14 or Section 8.56, less the total amount of bondable property additions specified in certificates filed pursuant to Section 6.06 as a basis for a withdrawal of cash thereunder or for credit thereunder which have been offset in accordance with the provisions of said Section;
(xiii) the greater of (A) the replacement fund requirement for the period from January 1, 1967 to and including the date of the certificate, and (B) the aggregate amount of retirements during such period;
(xiv) the amount shown by the certificate to be available for use as bondable property additions under the Mortgage (which shall be equal to (A) the amount set out in item (viii) of the certificate plus the sum of the amounts set out in items (ix), (x) and (xi) thereof, (B) reduced by the sum of the amounts set out in items (xii) and (xiii) thereof);
(xv) the amount of bondable property additions made the basis for the application of which the certificate is a part, which shall not exceed the amount set out in item (xiv) of the certificate.
Each such certificate which contains a certification of property additions in item (ii) or (iii) thereof shall contain a description of such property additions. Such description shall be sufficient if given, either:
(A) by stating the descriptive name or title of the account or accounts under the Uniform System, or
(B) by furnishing the descriptive title of the project or other improvement, extension, addition or replacement.
Each certificate filed complying with the requirements of this Subdivision (1) which includes a certification of property additions in item

(ii) or (iii) thereof shall state that each such property addition included in item (ii) or (iii) thereof has not previously been included in a certificate filed complying with the requirements of this Subdivision (1). However the inclusion of a particular property addition in a certificate filed complying with the requirements of this Subdivision (1) shall not affect the availability of such property addition for use under Section 3.05.
In the event any bondable property certificate which includes a certification of property additions in item (ii) or (iii) thereof shows an amount in item (xiv) thereof as being available for use as bondable property additions which exceeds the amount stated in item (xv) thereof, and if either:
(A) the amount of such excess (the "excess amount") is greater than 2% of the aggregate principal amount of bonds outstanding at the time of the filing of such certificate (the "excess certificate"); or
(B) the aggregate of the amounts specified as a basis for action in item (xv) of the bondable property certificates filed during the three years next succeeding the delivery of the excess certificate is less than the excess amount;
thereafter (i.e., after the filing of the excess certificate if condition (A) is applicable, or after three years following the filing of the excess certificate if condition (B) is applicable) and until the aggregate of the amounts specified as a basis for action in item (xv) of the bondable property certificates filed after the delivery of the excess certificate at least equals the excess amount, the Company shall be required to deliver to the Trustee at the time of each filing of a bondable property certificate a further independent engineer's certificate and/or engineer's certificate, as appropriate, as to the fair value of all property additions included in item (ii) or (iii) of the excess certificate. If any such further certificate states a lower fair value for the property additions to which it relates than was stated in the similar certificate filed with the excess certificate, the amount of bondable property additions available for use under the Mortgage shall be reduced by the amount of the difference and such reduction shall appropriately be taken into account in the current bondable property certificate and each subsequent certificate.

(2) In case any property additions are included in item (ii) of a certificate then being filed with the Trustee pursuant to Subdivision (1) of this Section 3.57, and not otherwise, there shall be furnished an independent accountant's certificate, dated not more than ninety days prior to the date of filing thereof with the Trustee, stating the cost of such property additions.
(3) In case any property additions are included in item (ii) of a certificate then being filed with the Trustee pursuant to Subdivision (1) of this Section 3.57, or if required by the further provisions of Subdivision (1), and not otherwise, there shall be furnished an independent engineer's certificate, dated not more than ninety days prior to the date of filing thereof with the Trustee, stating the signer's opinion of the fair value of such property additions.
(4) In case any property additions are included in item (iii) of a certificate then being filed with the Trustee pursuant to Subdivision (1) of this Section 3.57, or if required by the further provisions of Subdivision (1), and not otherwise, there shall be furnished an engineer's certificate, dated not more than ninety days prior to the date of filing thereof with the Trustee, stating the signer's opinion of the fair value of such property additions.
(5) In case any property additions are included in items (ii) or (iii) of a certificate then being filed with the Trustee pursuant to Subdivision (1) of this Section 3.57, and not otherwise, there shall be furnished an opinion of counsel stating that such property additions (except such thereof as have been retired or otherwise disposed of prior to the date of such opinion) are subject to the direct first mortgage lien of the Mortgage, subject only to permitted liens and specified prior liens.
SECTION 3.58. Net Earnings Requirement. No bonds shall be authenticated and delivered under Section 3.54, Section 3.55 or Section 3.56 (or under Section 3.52 or Section 3.53 if the conditions stated in clause (b) thereof respectively shall be applicable) unless the Trustee shall have received an accountant's certificate, dated the date of the Company's application pursuant to Section 3.51 (1), showing in reasonable detail that the net earnings of the Company during a period of twelve consecutive calendar months during the period of fifteen consecutive calendar months immediately preceding the first day of the month in which the application for additional bonds is made ate at least twice the annual interest requirements of the Company; provided that such certificate shall be an independent accountant's certificate if the aggregate principal amount of (i) the bonds for which application is then being made, and (ii) all other bonds authenticated and delivered under the Mortgage since the commencement of the then current calendar year, is 10% or more of the aggregate principal amount of bonds then outstanding.
As used in this Section, the term "net earnings" shall mean the amount of income for a period of twelve consecutive calendar months remaining after deducting from the Company's gross operating revenues all operating expenses of the Company (excluding taxes measured by or dependent on net taxable income), and after adding or deducting, as appropriate, net nonoperating income or loss, all as computed in accordance with the Uniform System; provided that:
(1) the amount of net non-operating income or loss to be taken into account in determining net earnings for any period shall not exceed 10% (or such higher percent not to exceed 20%, as shall be authorized by the Securities and Exchange Commission or by any successor commission thereto, under the Public Utility Holding Company Act of 1935) of an amount determined by deducting such operating expenses from such gross operating revenues for the 'period in question;
(2) in computing net earnings for any period, the amount, if any, charged to income or earned surplus for such period for electric or gas plant acquisition adjustments shall be included in operating expenses in computing net earnings for the period to the extent that, and only to the extent that, the current provision for depreciation with respect to depreciable property shall be insufficient to permit the write-off of depreciable property (together with amounts classified as plant acquisition adjustments) at the expiration of the estimated useful life thereof;
(3) if for any period the replacement fund requirement exceeds the sum of (a) the amount included in operating expenses for depreciation, and (b) the amount required to be so included pursuant to paragraph (2) of this definition on account of acquisition adjustments, such excess shall be included in operating expenses in computing net earnings for the period; and

(4) if any property owned by the Company on the date of any computation of net earnings shall consist of property formerly operated by others and acquired by the Company during or after the period covered by such certificate, the net earnings of such property (computed as nearly as practicable in the manner herein specified for the computation of the net earnings of the Company) during such period or such part of such period as shall have preceded the acquisition thereof by the Company, to the extent that the same have not otherwise been included and can be determined, shall be treated as net earnings of the Company for all purposes of this Section; and the net earnings which can be determined of any property disposed of by the Company during or after such period shall not be treated as net earnings of the Company.
Further, as used in this Section, "annual interest requirements" means the annual interest charges on all bonds and all prior lien obligations which will be outstanding immediately after the authentication and delivery of the additional bonds for which application is currently being made.
ARTICLE 4.
Redemption of Bonds.
SECTION 4.01. Method of Redemption. In the creation of any series of bonds hereunder the Company may reserve the right to redeem, before maturity, all or any part of the bonds of such series at such time or times and on such terms as the Board may determine and as shall be appropriately expressed in each of the bonds of such series.
In case the Company shall desire to exercise such right to redeem and pay off all, or, as the case may be, any part of the bonds of a particular series in accordance with the right reserved so to do, it will publish in at least one daily newspaper of general circulation published in the Borough of Manhattan, in the City of New York, and in at least one daily newspaper of general circulation published in the City of Boston, Massachusetts, the first such publication to be at least thirty days prior to the date fixed for payment, and thereafter publication to be made at least once each week during the last four calendar weeks preceding said redemption date, a notice to the effect that the Company has elected to redeem and pay off all the bonds of such series or a part thereof, as the case may be, on such date, specifying in case of partial redemption the serial numbers of the coupon bonds and registered bonds without coupons to be redeemed, and of the registered bonds without coupons to be redeemed in part only, and in every case stating that on said date there will become due and payable upon each of the bonds, or, in case of partial redemption, upon each coupon bond and upon each registered bond without coupons or portion thereof, so to be redeemed, at the office of the Trustee, the principal thereof with such premium, if any, as is specified in such bonds, together with the accrued interest to such date, and that from and after said date interest thereon will cease to accrue; provided, however, that such notice by publication may be omitted (and only the notice by mail required by the next sentence shall be required) in case all the bonds to be redeemed are fully registered bonds or coupon bonds registered as to principal of a series originally issued after April 1, 1967. Similar notice shall be sent by the Company through the mails, postage prepaid, at least thirty days prior to such redemption date, to the holders of registered bonds without coupons and to the registered holders of coupon bonds so to be redeemed to the addresses that shall appear upon the transfer register. In case the Company shall have elected to redeem and pay off less than al! the outstanding bonds of any series it shall, in each such instance, at least ten days before the date upon which the first publication of the notice of redemption hereinbefore mentioned is required to be made, notify in writing the Trustee of its said election and of the aggregate principal amount of bonds of such series to be redeemed, and thereupon the Trustee shall draw by lot, in any manner by it deemed proper, the distinguishing numbers of bonds of such series equal to such aggregate principal amount. Each registered bond shall be represented in any such drawing by a lot for each $1,000 of principal of such registered bond. The Trustee shall, within five days after receiving the notice aforesaid, notify the Company in writing what bonds shall have been so drawn. The notice of redemption hereinbefore mentioned shall specify the respective numbers of the registered bonds so drawn, in whole or in part, as well as the serial numbers of the coupon bonds so drawn, and in the case of any registered bonds without coupons which are to be redeemed in part only, said notice shall specify the respective portions of the principal amount thereof to be redeemed, and state that upon presentation of such registered bonds for redemption, new bonds of the same series of an aggregate principal amount equal to the unredeemed portions of such registered bonds will be issued in lieu thereof. The Company shall execute and the Trustee shall authenticate and deliver to the registered holder thereof, or on his order, and at the expense of the Company, a new bond, or new bonds, for the amount of surrendered registered bonds, less the principal amount paid on surrender and partial payment of the bonds so partially redeemed.
Before such redemption date specified in such notice the Company shall deposit with the Trustee a sum of money sufficient to redeem the bonds so designated for redemption and to pay the interest due thereon up to such redemption date to be held for account of the holders thereof and to be paid to them respectively upon presentation and surrender of said bonds with all unpaid coupons. From and after the redemption date specified in the notice above provided for (unless the Company shall fail to deposit with. the Trustee the necessary funds as above provided) no further interest shall accrue upon any of the bonds so to be redeemed (or, in the case of registered bonds, only a portion of the face amount of which is to be redeemed, on such portion thereof), and anything in said bonds or in such coupons or in the Mortgage to the contrary notwithstanding, any coupons for interest pertaining to any such bonds and maturing after said date shall become and be null and void. If upon said redemption date any bonds so called for redemption shall not be presented for payment but the coupons due on said date attached to any such coupon bonds shall be presented or claim made for payment of interest on any such bonds as may be fully registered without coupons, the Company covenants that it will, if and when it is informed of the names and addresses of the parties who presented such coupons or claims for interest, notify such parties in writing of the fact that the bonds to which such coupons or claims for interest pertained have been called for redemption on said redemption date, and that no further interest will accrue upon such bonds or, in the case of fully registered bonds, upon the portion of the principal amount thereof which may have been called for redemption.
SECTION 4.02. Redemption of All Bonds. On the deposit with the Trustee of the amount necessary so to redeem all the outstanding bonds secured by the Mortgage (if they shall be redeemable and shall all have been duly called for redemption) together with proof by affidavit that said notice or notices of redemption have been given as hereinbefore provided for, and on payment to the Trustee of all its costs, charges and expenses in relation thereto or otherwise under the Mortgage, and on delivery to the Trustee of

(i) an officer's certificate stating that the conditions precedent specified in this Article 4 have been complied with, and (ii) an opinion of counsel stating that in his opinion said conditions precedent have been complied with, the Trustee shall cancel and satisfy the Mortgage and cause the same, at the expense of the Company, to be discharged of record, and shall assign or cause to be assigned and shall deliver to the Company or upon its order all securities and moneys then held by the Trustee under the provisions hereof other than the moneys deposited under this Section 4.02. The moneys so deposited with the Trustee shall be applied by it to the payment of the bonds issued under the Mortgage at the redemption rate or rates with accrued interest to the interest day or days designated for redemption.
SECTION 4.03. Redeemed Bonds To Be Cancelled. All bonds redeemed and paid under this Article 4 shall be cancelled and, on demand, surrendered to the Company.
ARTICLE 5
Bondholders' Lists and Reports by the Company and the Trustee.
SECTION 5.01. List of Names and Addresses. The Company will, so long as any bonds are outstanding under the Mortgage, furnish or cause to be furnished to the Trustee between April 15 and May 1, and between October 15 and November 1, in each year, and at such other times as the Trustee may request in writing, within thirty days after the receipt by the Company of any such request, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company or of any of its paying agents, as to the names and addresses of the holders of bonds obtained since the date as of which the next previous list, if any, was furnished. Any such list shall be dated as of a date not more than fifteen days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date.
SECTION 5.02. Retention and Use of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the bondholders (i) contained in the most recent list furnished to it as provided in Section 5.01, (ii) received by it iii the capacity of paying agent under the Mortgage, if and when acting in such capacity, and (iii) filed with it within two preceding years pursuant to Section 5.04 (c) (2). The Trustee may (1) destroy any list furnished to it as provided in said Section 5.01 upon receipt of a new list so furnished; (2) destroy any information received by it as paying agent for any series of bonds upon delivering to itself as Trustee, not earlier than forty-five days after an interest payment date of the bonds of such series, a list containing the names and addresses of the holders of bonds of such series obtained from such information since the delivery of the next previous list, if any, with respect to such series; (3) destroy any list delivered to itself as Trustee which was compiled from information received by it as such paying agent upon the receipt of a new list so delivered with respect to the same series; and (4) destroy any information received by it pursuant to Section 5.04(c)(2), but not until two years after such information has been filed with it.
(b) In case three or more holders of bonds outstanding under the Mortgage (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned one or more bonds outstanding under the Mortgage for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of bonds with respect to their rights under the Mortgage or under the bonds, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either
(1) afford to such applicants access to all information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section and to the names and addresses of the holders of registered bonds without coupons and of coupon bonds registered as to principal; or
(2) inform such applicants as to the approximate number of holders of bonds whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section and as to the approximate number of holders of registered bonds without coupons and of coupon bonds registered as to principal, and as to the approximate cost of mailing to such bondholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each bondholder whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants, and file with the Securities and Exchange Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the bondholders, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for a hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.
(c) The Trustee shall not be held accountable by reason of the mailing of any material pursuant to any request made under subsection (b) of this Section.
SECTION 5.03. Furnishing of Reports. (a) The Company will file with the Trustee within fifteen days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as such Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with such Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents, or reports pursuant to either of such sections, then to file with the Trustee and the Securities and Exchange Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
(b) The Company will file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in the Mortgage as may be required from time to time by such rules and regulations;
(c) The Company will transmit to the holders of bonds in the manner and to the extent provided in Section 5.04 (c) with respect to reports pursuant to Section 5.04(a), such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section as may be required by the rules and regulations prescribed from time to time by the Securities and Exchange Commission; (d) The Company will furnish to the Trustee (1) with or as a part of each annual report and each other document or report filed with the Trustee pursuant to subsection (a) or (b) of this Section, an officer's certificate stating that in the opinion of the signers such annual report or other document or report complies with the requirements of such subsection (a) or (b) and (2) after the Company shall have mailed or caused to be mailed to holders of bonds any summary of information, documents or reports pursuant to subsection (c) of this Section, a like certificate stating that in the opinion of the signers such summary complies with the requirements of such subsection (c).
SECTION 5.04. Reports by Trustee. (a) The Trustee shall transmit on or before November 15 in each year, to the bondholders as hereinafter in this Section provided, a brief report as of the preceding September 15 with respect to
(1) its eligibility under Section 11.14 and its qualifications under Section 11.11, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under such Sections, a written statement to such effect;

(2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee, as such, which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the bonds on the trust estate or on property or funds held or collected by it as Trustee, if such advances so remaining unpaid aggregate more than 1/2% of the aggregate principal amount of the bonds outstanding on the date of such report;
(3) the amount, interest rate, and maturity date of all other indebtedness owing by the Company or any other obligor upon the bonds to the Trustee in its individual capacity on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraphs (2), (3), (4), or (6) of subsection (b) of Section 11.12;
(4) the property and funds physically in the possession of the Trustee, as such Trustee, or of a depositary for it, on the date of such report;
(5) any release, or release and substitution, of property subject to the lien of the Mortgage (and the consideration therefor, if any) which it has not previously reported; provided, however, that to the extent that the aggregate value as shown by the release papers of any or all of such released properties does not exceed an amount equal to 1% of the aggregate principal amount of bonds then outstanding, the report need only indicate the number of such releases, the total value of property released as shown by the release papers, the aggregate amount of cash and obligations secured by purchase money mortgages received and the aggregate value of property received in substitution therefor as shown by the release papers;
(6) any additional issue of bonds which it has not previously reported; and
(7) any action taken by the Trustee in the performance of its duties under the Mortgage which it has not previously reported and which in its opinion materially affects the bonds, or the trust estate, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 5.05.

(b) The Trustee shall transmit to the bondholders as hereinafter provided, a brief report with respect to
(1) the release, or release and substitution, of property subject to the lien of the Mortgage (and the consideration therefor, if any) unless the fair value of such property, as shown by the release papers, is less than 10% of the aggregate principal amount of bonds outstanding under the Mortgage at the time of such release, or such release and substitution, such report to be so transmitted within ninety days after such time; and
(2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee, as such, since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section, for the reimbursement of which it claims or may claim a lien or charge, prior to that of the bonds on the trust estate or on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this paragraph, if such advances remaining unpaid at any time aggregate more than 10% of the aggregate principal amount of bonds outstanding at such time, such report to be transmitted within ninety days after such time.
(c) Reports pursuant to this Section shall be transmitted by mail-
(1) to all registered holders of bonds, as the names and addresses of such holders appear upon the registration books of the Company;
(2) to such holders of bonds as have, within two years preceding such transmissions, filed their names and addresses with the Trustee for that purpose; and
(3) except in the case of reports pursuant to subsection (b) of this Section, to each bondholder whose name and address is preserved at the time by the Trustee, as provided in subsection (a) of Section 5.02.
(d) A copy of each such report shall, at the time of such transmission to bondholders, be filed by the Trustee with each stock exchange upon which the bonds are listed and also with the Securities and Exchange Commission.

(e) For the purpose of this Section, all bonds which have been authenticated and delivered and not returned to the Trustee and cancelled, shall be deemed to be outstanding.
SECTION 5.05. Notice of Default. The Trustee shall, within ninety days after the occurrence thereof, give to the bondholders, in the manner and to the extent provided in Section 5.04(c), notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purposes of this Section being hereby defined to be the events specified in Section 10.02, not including any periods of grace provided for therein) ; provided that, except in the case of default in the payment of the principal of or interest on any of the bonds, or in the payment of any sinking fund installment, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the Executive Committee, or a trust committee of directors and/or responsible officers, of the Trustee in good faith determine that the withholding of such notice is in the interests of the bondholders.
ARTICLE 6.
Particular Covenants of the Company.
The Company hereby covenants and agrees as hereinafter in this Article set forth that:
SECTION 6.01. To Pay Principal and Interest; Not to Extend or Refund Coupons. It will duly and punctually pay the principal and interest of every bond authenticated and delivered by the Trustee under the Mortgage, at the dates, place and in the manner mentioned in such bonds or any coupons thereto belonging, according to the true intent and meaning thereof. The interest on the coupon bonds until maturity shall be payable only upon the presentation and surrender of the several coupons for such interest as they respectively mature and, when paid, such coupons shall forthwith be cancelled. The interest on the registered bonds without coupons shall be payable only to the registered holders thereof.
It will not directly or indirectly extend, or assent to the extension of, the time for payment of any coupon or claim for interest on any bond secured hereby, and it will not, directly or indirectly, be a party to any arrangement therefor by purchasing or funding said coupons or claims for interest or in any other manner.
SECTION 6.02. Paying Agencies. At all times, until the payment of the bonds issued hereunder, it will cause an office or agency to be maintained by it in the Borough of Manhattan, City of New York, and in any other place or places designated in the bonds, for the payment of the principal and/or interest of the bonds and where notices and demands in respect of the bonds and/or interest thereon may be served, and will, by written notice, designate such office or agency to the Trustee. In default of any such office or agency, presentation for payment may be made and notice and demand served at the principal office in said Borough of Manhattan of the Trustee or any successor to it in the trust.
It will cause any paying agent (other than the Company and the Trustee)heretofore or hereafter appointed by it to execute and deliver to the Trustee an instrument in which it shall agree with the Trustee, subject to the provisions of this Section, (l) that such paying agent shall hold in trust for the benefit of the bondholders or the Trustee all sums held by such paying agent for the payment of the principal of or interest or premium on any bonds outstanding under the Mortgage; and (2) that such paying agent shall give the Trustee notice of any failure by the Company or any other obligor upon the bonds to make payment of the principal of or interest or premium on any such bond, and of any default by the Company or any other obligor upon the bonds in the making of any such payment. Such paying agent shall not be obligated to segregate such sums from other funds of such paying agent, except to the extent required by law.
If the Company acts as its own paying agent, it shall, on or before each date on which the principal of, or an installment of interest or the premium on, any bond outstanding under the Mortgage becomes due, set aside and hold in trust for the benefit of the bondholders or the Trustee a sum sufficient to pay such principal or interest or premium so becoming due on any such bond and shall give to the Trustee notice of such action or of its failure to take such action.
SECTION 6.03. Further Assurances. (a) It will at any and all times do, execute, acknowledge and deliver, or will cause to be done, executed,

acknowledged and delivered by any other corporation or person obligated to the Company so to do, all and every such further acts, deeds, conveyances, mortgages and transfers and assurances as the Trustee shall reasonably require for the better assuring, conveying, mortgaging, assigning and confirming unto the Trustee all and singular the hereditaments, the premises, estates and property hereby conveyed or assigned, or intended so to be, or which the Company may hereafter become bound to convey or assign to the Trustee and to transfer to any successor trustee such premises, estates and property.
(b) In the event nuclear core elements comprising all or a portion of an inventory of such elements which has been made the basis of the issue of bonds under Section 3.55 are removed from the site of the Company's nuclear generating unit for which such inventory was obtained, the Company will take all such action as may be required in any jurisdiction to which such elements are removed to preserve and protect the lien of the Mortgage on such elements, and the priority of such lien on such elements, unless either (i) such elements are released from the lien hereof pursuant to Article 8 or Article 8.5, or (ii) such elements are sold, exchanged, disposed of or removed pursuant to Section 8.03 or Section 8.53(h).
SECTION 6.04. Warranty of Title. It has good title to and is possessed of the lands and other property described in the granting clauses hereof as owned by the Company and thereby granted, and the Company will warrant and defend the title to said lands and other property as well as to any lands and other property hereafter made subject to the lien of the Mortgage, to the Trustee, its successors in the trust and its and their assigns for the benefit of the holders of bonds issued hereunder against claims and demands of all persons whomsoever; subject, however, insofar as affected thereby, to the lien described or referred to in the granting clause hereof and in the case of any such lands and other property subjected after May 1, 1921 to the lien of the Mortgage, to the liens and encumbrances thereon, if any, at the time they shall become subject to the lien of the Mortgage.
SECTION 6.05. Prior liens. (a) It will not voluntarily create, or suffer to be created, any debt, lien or charge having priority to the lien of the Mortgage, upon the trust estate, but it shall not be required to pay any such debt, lien or charge so long as it shall, in good faith and by appropriate proceedings, contest the validity thereof, unless thereby, in the judgment of the Trustee, the security afforded by the Mortgage will be materially endangered.
(b) Until the Second Effective Date (but not thereafter), it will not increase the outstanding issue of bonds under any underlying mortgage, now or hereafter a lien upon the mortgaged premises or any part thereof, and it will not extend or consent to the extension of the time of payment of the principal of any bonds secured by any such underlying mortgage, and before or at the maturity thereof will pay or cause to be paid the principal of, or will acquire and pledge hereunder, all such bonds and, until paid or discharged at maturity, or otherwise will, except as provided in paragraph (3) of Section 3.04, pay the interest thereon or cause it to be paid at the times and at the place or places therein, or in the coupcn1s attached thereto set forth.
(c) It will cause all prior lien obligations to be paid in accordance with their terms at or before the maturity thereof, and will duly and punctually perform all the conditions imposed upon it by any prior lien, and will not permit any default under any prior lien to occur or continue for the period of grace specified therein.
It will not permit any increase in the aggregate principal amount of the outstanding indebtedness secured by any prior lien, other than in respect of interest accrued thereon but not yet due, unless
(i) the additional obligations representing such increase are issued in exchange for or in lieu of outstanding obligations on the exercise by the holder of such outstanding obligations of a right possessed by such holder at the date of acquisition by the Company of the property subject to such prior lien, or
(ii) the additional obligations representing such increase are deposited with the Trustee pursuant to Section 6.15 hereof, or
(iii) the additional obligations representing such increase are deposited with the trustee or other holder of another prior lien then existing upon the same property as that mortgaged or pledged to secure the additional obligations so deposited (under conditions such that no transfer of ownership or possession of such additional obligations by the trustee or other holder of such prior lien is permissible except to the Trustee hereunder to be held subject to the provisions of Section 6.15 hereof, or to the trustee or other holder of some other prior lien upon the same property for cancellation or to be held uncancelled under the terms of such other prior lien under like conditions).
It will not apply under any provision of the Mortgage on the basis of any additional prior lien obligations which are permitted to be incurred pursuant to clause (ii) or (iii) of the preceding sentence for the authentication and delivery of any bonds, or the withdrawal of cash, or the release of property, or for any other credit with respect to such additional prior lien obligations; nor will it apply, on the basis of any such additional prior lien obligations, under any provision of any prior lien for the withdrawal of cash or securities held by the trustee or other holder :of such prior lien, unless such cash or securities so withdrawn shall be deposited with the Trustee hereunder (unless such cash or securities are required to be deposited with the trustee or other bolder of some other prior lien upon the same property), to be held as part of the trust estate, and thereafter to be withdrawn, used or applied, in the manner, to the extent, and for the purposes and subject to the conditions provided in Article 9.
It will not reissue or otherwise dispose of any prior lien obligations which it may acquire, provided that nothing in this paragraph (c) shall prevent the retirement of any such prior lien obligation or the use of any such prior lien obligation under the Mortgage.
SECTION 6.06. Renewal and Replacement Fund. On or before May 1 of each year beginning with the year 1968, it will deliver to the Trustee a maintenance certificate which shall be dated within thirty days of the date of delivery to the Trustee and shall state:
(i) the replacement fund requirement for the period subsequent to December 31, 1966, and prior to the January 1 next preceding the date of the certificate;
(ii) the amount specified pursuant to item (i) in the maintenance certificate, if any, filed in the preceding calendar year;
(iii) the difference between the amount specified in item (i) above and the amount specified in item (ii) above;

(iv) the amount expended by the Company for property additions subsequent to December 31, 1966, and prior to the January 1 next preceding the date of such maintenance certificate;
(v) the amount specified pursuant to item (iv) in the maintenance certificate, if any, filed in the preceding calendar year;
(vi) the difference between the amount specified in item (iv) above and the amount specified in item (v) above;
(vii) any available replacement credit, as hereinafter defined, and the computation thereof; and
(viii) the replacement credit or replacement deficit as hereinafter defined.
The amount "expended by the Company for property additions", for purposes of this Section, shall not include (a) the amount of any prior lien obligation secured by a prior lien on property acquired, (b) any amount on account of property additions acquired by merger or consolidation, or which were operated, within six months prior to the date of acquisition thereof by the Company, by a person or persons other than the Company in a business similar to that in which they are to be used or operated by the Company, or (c) any amount expended for the acquisition of any property disposed of by the Company within the year immediately preceding such acquisition. However, if the Company acquires any property addition subject to a prior lien, any payments made thereafter by the Company in reduction of the prior lien obligation secured by such lien shall be deemed, for purposes of this Section, to have been "expended" for a property addition.
The term "replacement credit" shall mean the excess of the sum of the amounts stated pursuant to paragraphs (vi) and (vii) above over the amount stated pursuant to paragraph (iii) above, and the term "available replacement credit" shall mean the amount of the replacement credit, if any, stated in paragraph (viii) of the last maintenance certificate theretofore filed, less the principal amount of bonds or refundable prior lien obligations and cash thereafter withdrawn and the amount of bondable property additions thereafter offset upon the basis of such replacement credit as hereinafter in this Section provided.

The term "replacement deficit" shall mean the amount by which the amount stated pursuant to paragraph (ill) above exceeds the sum of the amounts stated pursuant to paragraphs (vi) and (vii) above.
In case any maintenance certificate shows a replacement deficit; the Company will, concurrently with the filing of such certificate, satisfy such replacement deficit by any one or more of the following methods:
(1) depositing cash with the Trustee;
(2) depositing with the Trustee outstanding bonds or refundable prior lien obligations which might at the time be made the basis for the authentication and delivery of bonds under Section 3.52 or Section 3.53; or
(3) specifying to the Trustee bondable property additions.
For the purpose of computing the amount of any deposit or credit for the purposes of this Section, bonds or refundable prior lien obligations deposited shall be included at the principal amount thereof, and credit shall be allowed for an amount equal to 100% of bondable property additions.
In the event the Company desires to specify bondable property additions under this Section to satisfy a replacement deficit or as the basis for a withdrawal of cash, it shall deliver to the Trustee a bondable property certificate complying with the requirements of Subdivision (1) of Section 3.57, accompanied by the evidence provided for in Section 3.57. If, in satisfaction of a replacement deficit or as a basis for the withdrawal of cash under this Section or to offset a prior certification of bondable property additions, the Company deposits with the Trustee outstanding bonds or refundable prior lien obligations which might at the time be made the basis for the authentication and delivery of bonds under Section 3.52 or Section 3.53, it shall deliver to the Trustee the evidence, as appropriately modified, provided for in the appropriate one of said Sections, except that no certification as to the net earnings requirement of Section 3.58 shall be required.
The Trustee shall hold any cash deposited with it under the provisions of this Section as part of the trust estate until paid out as hereinafter provided. Upon delivery to the Trustee of an application, signed by the President or a Vice-President of the Company, cash deposited under the provisions of this Section may

(1) be withdrawn by the Company in an amount equal to any available replacement credit; or
(2) be withdrawn by the Company in an amount equal to 100% of bondable property additions; or
(3) be used or applied as provided in Section 9.04, except that any premium required to be paid to purchase or redeem bonds shall be paid out of funds held by the Trustee under this Section and the Company shall not be required to furnish the Trustee with additional funds for such purpose or to reimburse the Trustee or the replacement fund for moneys so paid out; or
(4) be withdrawn on the basis of a deposit of bonds or refundable prior lien obligations which might at the time be made the basis for the authentication and delivery of bonds under Section 3.52 or Section 3.53.
The amount of bondable property additions which has been specified to satisfy any replacement deficit or to withdraw any cash deposited with the Trustee pursuant to this Section may be offset, for the purpose of computing thereafter the amount of bondable property additions, in an amount equal to any available replacement credit or to the principal amount of outstanding bonds or refundable prior lien obligations deposited with the Trustee for such purpose which might at the time be made the basis for the authentication and delivery of bonds under Section 3.52 or Section 3.53. Such offset shall become effective upon the filing with the Trustee of an officers' certificate stating the amount of bondable property additions theretofore specified for such purposes to be offset and the manner in which such offset is to be effected. If such offset is to be effected by the deposit of bonds or refundable prior lien obligations, such officers' certificate shall be accompanied by such bonds or refundable prior lien obligations.
Bonds or refundable prior lien obligations deposited with or purchased or redeemed by the Trustee pursuant to this Section shall be held by the Trustee until withdrawn as hereinafter provided and, while so held, shall not be made the basis for the authentication of bonds, the withdrawal, use or application of cash or the release of property, under any of the provisions of the Mortgage, or used to satisfy a replacement deficit or to satisfy any other requirements hereof. Any bonds or refundable prior lien obligations deposited with or purchased or redeemed by the Trustee pursuant to this Section may be Withdrawn by the Company in principal amount equal to any available replacement credit, and thereafter the foregoing limitation on the use of such bonds or refundable prior lien obligations shall cease to be applicable. Such withdrawal shall be permitted upon the filing with the Trustee of ail officers' certificate stating the principal amount of bonds or refundable prior lien obligations held by the Trustee subject to the provisions of this Section to be withdrawn and the amount of any available replacement credit. No payment by way of principal, interest or otherwise on any bonds or refundable prior lien obligations so held by the Trustee shall be made or demanded by the Trustee while so held and the coupons thereto appertaining as they mature shall be cancelled by the Trustee. Any bonds or refundable prior lien obligations so held by the Trustee shall, if continued to be so held, be cancelled upon -the maturity thereof.
SECTION 6.07. Payment of Taxes, etc. It will from time to time pay or cause to be paid all taxes and assessments lawfully levied or assessed upon the property and franchises hereby mortgaged or pledged or intended so to be or upon any part thereof, and upon all other property, income and profits of the Company, when the same shall become lawfully due and payable, and will not suffer any mechanics', laborers', statutory or other similar liens to remain outstanding upon the mortgaged premises and pledged property, or any part thereof, the lien whereof might or could be held to be prior to the lien of the Mortgage; provided, however, that the Company shall have the right to contest by legal proceedings any taxes, assessments or liens not hereby created and pending such contest may delay or defer the payment thereof.
SECTION 6.08. Maintenance of Property. (a) It will not, except as herein allowed, do or suffer to be done any act or thing whereby the lien hereof might or could be impaired and it will at all times maintain, preserve and keep the mortgaged premises and every part thereof with the fixtures and appurtenances thereof, in thorough repair, working order and condition; and from time to time will make all needful and proper repairs, renewals, replacements, additions, betterments and improvements, so that at all times the value of the security for the bonds issued hereunder and the efficiency of the property hereby mortgaged shall be fully preserved and maintained.

(b) Until the Second Effective Date (but not thereafter), it will set aside or expend from its gross operating revenues during each month beginning January 1, 1921, for the maintenance and replacement of its properties, an amount equivalent to not less than 10% of its gross operating revenues for such month. Any portion of such aggregate amount not actually expended for current maintenance or for replacements and renewals during any twelve months' period ending December 31 in any year shall be segregated in a special reserve account which shall in subsequent years be used only for maintenance expenditures or for replacements and renewals in excess of the 10% requirement for the current year or for capital expenditures which would otherwise be available as a basis for the issue of bonds hereunder. If during any such year the expenditures of the Company for maintenance, replacements and renewals should in the aggregate exceed an amount equivalent to 10% of its gross operating revenues during said year, any such excess may be credited upon the 10% requirement in subsequent years.
From time to time after January 1, 1924, but not within three years from the last previous determination, such percentage of gross operating revenues may be re-determined, effective as of the first day of the month following such redetermination, by a board of arbitration on application of the Company, notice having been given by the Company to the Trustee, or on the request of the Trustee delivered to the Company or on the request of the holders of at least 10% of all bonds secured hereby then outstanding, notice in such case having been given to the Company and to the Trustee. In case of such application by the Company or the Trustee it shall not be necessary or expected that any notice thereof shall be given to the bondholders by either the Company or the Trustee, except as to any bondholder who has filed with the Trustee a request to be notified.
If arbitration shall be so applied for or requested for the redetermination of such percentage of gross operating revenues, the arbitrators shall be appointed and the arbitration shall proceed in the following manner: Within thirty days after the delivery of such application or request the Company shall select one arbitrator, and the Trustee shall select one arbitrator, and shall notify each other of their selection, and if any bondholders have applied for the arbitration, or filed with the Trustee a request to be notified, the Trustee shall also notify such bondholders. Within ten days additional after the end of the said first period of thirty days the two arbitrators chosen as aforesaid shall select a third arbitrator. If the third arbitrator shall not be so selected within the said ten days; application may be made by either party to a judge of the United States Court of Appeals for the Second Circuit, or to such other judge as the two arbitrators previously chosen may agree upon, for the appointment of a competent and disinterested person in determining any questions before them, said arbitrators may consider any facts or evidence whatsoever which they in their uncontrolled judgment may deem competent or material, and the decision of a majority of said arbitrators shall be conclusive upon all parties in interest hereunder. Any vacancy in the board of arbitration shall be filled in the manner of the original appointment of the arbitrator whose place shall have become vacant. In case the questions submitted for decision shall not be decided by the board of arbitration and their report filed with the parties thereto 'within sixty days from the date of the selection of the third arbitrator, the arbitrators shall be deemed discharged, and upon request of either party a new arbitration may be had in like manner as aforesaid, subject to the same terms and provisions; provided, however, that if the Company, the Trustee and a majority in principal amount of the bondholders, if any, who applied for any arbitration shall, by writings filed with the Trustee, request that the time allowed for such arbitration be extended, it shall be extended for the shortest period specified in such requests. The expense of such arbitration shall be forthwith paid by the Company. Until such decision has been rendered by such board of arbitration the trustee shall be under no obligation to take any action with regard to the matter in issue or controversy, hut the provisions of the Mortgage relating to default shall not be in any manner suspended nor shall the rights of the Trustee or of the bondholders with respect to any acts or proceedings based upon or pursuant to any default be in any manner delayed or otherwise affected pending any such arbitration or by reason thereof.
(c) Nothing in this Section shall be construed to prescribe or affect in any manner whatsoever the methods and practices of the Company in keeping its books and accounts or as may be prescribed by any governmental authority, or shall impair by any implication the force of the covenant contained in this Section to maintain the property of the Company.
SECTION 6.09. Insurance. It will at all times keep such parts of the said mortgaged premises or property as are liable to be destroyed or injured by fire or other casualty insured against loss or damage to the extent that such property is usually insured, or in lieu of, or supplementing such insurance, it will adopt such other plan or method of protection against loss or damage by fire or other casualty, whether by the establishment of an insurance fund or otherwise, as may be determined by the Board; provided, however, that in the course of substitution of any such other plan or method, the Company will not at any time reduce the aggregate amount of protection of its property against loss below the amount for which such property would have been insured under the provisions of this Section had such plan or method not been adopted. The proceeds of any such insurance, if exceeding in any case of loss the amount of $25,000, shall, if not required to be deposited with the trustee under any mortgage to which said property may be subject prior to the lien of the Mortgage, be paid to the Trustee which shall, at the request of the Company and under its direction, pay over the same to the Company from time to time to reimburse the Company for money spent by it for replacements of or substitutions for the injured or destroyed property, upon receipt by the Trustee of an engineer's certificate stating the fair value to the Company as of the date of the certificate of the replacement or substitution; provided that such certificate shall be an independent engineer's certificate if any portion of the property used to effect such replacement or substitution (A) was operated within six months prior to the date of acquisition thereof by the Company, by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and (B) has a fair value to the Company, as stated in the certificate required by this clause, of not less than $25,000 and not less than 1% of the aggregate principal amount of the bonds at the time outstanding. Nevertheless the Trustee shall not be obliged to see to the application thereof. In all other cases the proceeds of any such insurance shalt be applied for any of the purposes and in the manner set forth in Article 9, but only upon compliance with the requirements thereof.
SECTION 6.10. Recording. (a) It will cause this indenture and every indenture supplemental hereto, to be duly recorded both as a mortgage of real and of personal property, and will comply with the requirements of any and every law affecting the due recording of this indenture or any indenture supplemental hereto, and will do whatever else may be necessary in order to perfect and continue the lien of the Mortgage upon the mortgaged premises.
(b) It will furnish to the Trustee, promptly after the execution and delivery of each indenture supplemental to the Mortgage, an opinion of counsel either stating that in the opinion of Stich counsel the Mortgage has been properly recorded and filed so as to make effective the lien intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective. It shall be a compliance with this subsection (b) if (1) the opinion of counsel herein required to be delivered to the Trustee shall state that the Mortgage has been received for record or filing in each jurisdiction in which it is required to be recorded or filed and that, in the opinion of counsel (if such is the case), such receipt for record or filing makes effective the lien intended to be created by the Mortgage, and (2) such opinion is delivered to the Trustee within such time, following the date of the execution and delivery of each supplemental indenture as shall be practicable having due regard to the number and distance of the jurisdictions in which the Mortgage is required to be recorded or filed.
(c) It will furnish to the Trustee, on or before December 1, 1944, and annually thereafter between September 1 and December 1, an opinion of counsel, either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording, and re-filing of the Mortgage as is necessary to maintain the lien of the Mortgage, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.
SECTION 6.11. To Comply With All Provisions of Agreements and Leases. It will punctually perform and comply with all the conditions, covenants, terms, stipulations and provisions of any and all leases, and agreements relating thereto, to which it is a party by assignment, sublease or otherwise, and which are subject to the lien of the Mortgage or to the Company's covenants herein.
SECTION 6.12. Annual Audit. It will annually on request of the Trustee, at its own expense, have made by a public accountant selected by the Company and satisfactory to the Trustee, an examination and audit of the accounts of the Company for the period ending on December 31st prior to such request and will furnish to the Trustee a report made by such accountant on the completion of each such examination and audit.

SECTION 6.13. Dividends. (a) It will not declare and pay cash dividends upon its common stock in excess of the amount of such surplus income or earnings accumulated since December 31, 1920, as may remain after deducting from the gross operating and non-operating revenues of the Company expenses and charges of the Company of the following nature: operating expenses, all expenditures for current maintenance, replacements and renewals including any amount set aside under the provisions of Section 6.08, any percentages of earnings required to be paid under the terms of any franchise, taxes, interest charges, dividends on preferred stock, including such interest and dividends as have accrued, and all similar charges lawfully entitled to priority over dividends payable to the holders of shares of the common stock of the Company.
(b) It will not, after December 31, 1966 declare or pay any dividends, or make any other distributions (except (1) dividends payable or distributions made in shares of common stock of the Company and (2) dividends or distributions payable in cash in cases where, concurrently with the payment of the dividend or distribution, an amount in cash equal to the dividend or distribution is received by the Company as a capital contribution or as the proceeds of the issue and sale of shares of its common stock), on or in respect of common stock of the Company, or purchase or otherwise acquire or permit a subsidiary to purchase or otherwise acquire for a consideration any shares of common stock of the Company, if the aggregate of such dividends, distributions and such consideration for purchase or other acquisition of shares of common stock of the Company after December 31, 1966, shall exceed
(i) the earned surplus of the Company accumulated after December 31, 1966 (determined in accordance with generally accepted accounting principles and without giving effect to charges to earned surplus on account of such dividends, distributions or acquisitions or on account of the disposition of any amounts which may then be classified by the Company on its books as amounts in excess of the original cost of utility plant or to charges or credits to earned surplus on account of items inherent in the balance sheet at December 31, 1966 or on account of transfers from earned surplus to capital surplus or capital stock accounts), plus

(ii) the earned surplus of the Company accumulated prior to January 1, 1967 in an amount not exceeding $13,500,000, plus
(iii) such additional amount as shall be authorized or approved, upon application by the Company, by the Securities and Exchange Commission, or by any successor commission thereto, under the Public Utility Holding Company Act of 1935.
For the purposes of this Section, in determining the earned surplus of the Company accumulated after December 31, 1966, there shall be deducted the dividends accruing subsequent to December 31, 1966 on preferred stock of the Company and the total amount, if any, by which the charges to income or earned surplus for the period since December 31, 1966 as provisions for depreciation of utility property shall have been less than the replacement fund requirement for the period. Further, for purposes of this Section, in determining the earned surplus of the Company accruing subsequent to December 31, 1966, no effect shall be given to (1) charges to earned surplus with respect to a distribution of the shares of The Connecticut Gas Company and/or a company to which the Company conveys all or a substantial portion of the properties. used by the Company in the gas business, or (2) charges or credits to earned surplus with respect to a profit or !0ss realized on the sale or other disposition by the Company of (i) all or a substantial portion of the properties used by the Company in the gas business, or (ii) the shares of The Connecticut Gas Company and/or a company to which the Company conveys all or a substantial portion of the properties used by the Company in the gas business. The term "consideration", a!' used in this Section, shall mean cash or fair value if the consideration be other than cash, and the term "provision for depreciation", as used in this Section, shall not be deemed to include provision for the amortization of any amounts classified by the Company on its books as amounts in excess of the original cost of utility plant.
SECTION 6.14. Sinking and Improvement Fund. It will, as and for a sinking and improvement fund for the benefit and security of all bonds now or hereafter issued under the Mortgage, so long as any such bonds remain outstanding, deposit cash with the Trustee, on or before May l, 1968, and on or before May 1 in each year thereafter in an amount equal to 1% of the aggregate principal amount of bonds of all series originally issued under the Mortgage after January 1, 1967 and prior to January 1 of the year in question, after deducting from such aggregate principal amount:
(i) the principal amount of bonds of any such series all of which, prior to January 1 of the year in question, has ceased to be outstanding; and
(ii) with respect to any such series of bonds which remains outstanding in whole or part as of January 1 of the year in question, the principal amount of bonds of that series which, prior to January 1 of that year:
(a) have been deposited with the Trustee for cancellation as the basis for (i) the release of property; (ii) the withdrawal of any cash deposited with the Trustee as insurance proceeds; or (iii) the withdrawal of any cash or purchase money obligations deposited with the Trustee on the release, sale, other disposition or change of, or the taking by eminent domain or purchase by any governmental or public body, authority, agency, or licensee of, any property;
(b) have been purchased or redeemed with moneys deposited with the Trustee as insurance proceeds or on the release, sale, other disposition or change of, or the taking by eminent domain or purchase by any governmental or public body, authority, agency, or licensee of, any property; or
(c) have been pledged to secure indebtedness of the Company but have not otherwise been issued to the public.
The Company may, at its option, credit against the amount of cash required to be deposited pursuant to this Section, an amount equal to 60% (or such higher percent, not to exceed 66 2/3%, as shall be authorized or approved, upon application by the Company, by the Securities and Exchange Commission or by any successor commission thereto, under the Public Utility Holding Company Act of 1935) of bondable property additions, upon the filing with the Trustee of a bondable property certificate complying with the requirements of Subdivision (1) of Section 3.57, accompanied by the evidence provided for in Section 3.57.

The Company may, at its option, also credit against the amount of cash required to be deposited pursuant to this Section the aggregate principal amount of any bonds or refundable prior lien obligations then deposited with the Trustee which might at the time be made the basis for the authentication and delivery of bonds under Section 3.52 or Section 3.53 and which the Company elects to make the basis of a credit under this Section. If, in satisfaction of the requirements of this Section, the Company deposits with the Trustee outstanding bonds or refundable prior lien obligations which might at the time be made the basis for the authentication and delivery of bonds under Section 3.52 or Section 3.53, it shall deliver to the Trustee the evidence, as appropriately modified, provided for in the appropriate one of said Sections, except that no certification as to the net earnings requirement of Section 3.58 shall be required. On or before May 1 of each year beginning May l, 1968, concurrently with the delivery to the Trustee in each such year of the annual maintenance certificate, the Company shall deliver to the Trustee an officer's certificate which shall state:
(i) the aggregate principal amount of bonds of series originally issued under the Mortgage after January l, 1967 and prior to January 1 of the year in question, less the aggregate principal amount of bonds to be deducted therefrom pursuant to the provisions of this Section 6.14;
(ii) the amount of bondable property additions which the Company then elects to make the basis of a credit under this Section 6.14; and
(iii) the aggregate principal amount of bonds or refundable prior lien obligations deposited with the Trustee which might at the time be made the basis for the authentication and delivery of bonds under Section 3.52 or Section 3.53 and which the Company then elects to make the basis of a credit under this Section 6.14.
All moneys deposited 'by the Company with the Trustee pursuant to this Section shall be held by the Trustee as part of the trust estate until paid out as hereinafter provided, but may, upon receipt by the Trustee of an application signed by the President or a Vice-President of the Company,
(1) be used or applied as provided in Section 9.04; or

(2) be withdrawn by the Company in an amount equal to 60% (or such higher percent, not to exceed 66 2/3%, as shall be authorized or approved, upon application by the Company, by the Securities and Exchange Commission or by any successor commission thereto, under the Public Utility Holding Company Act of 1935) of bondable property additions, upon receipt by the Trustee of a bondable property certificate, complying with the requirements of Subdivision (1) of Section 3.57, accompanied by the evidence provided for in Section 3.57.
SECTION 6.15. Deposit of Prior Lien Obligations as Security. If any property additions are subject to a prior lien at the time of their specification in a bondable property certificate, the Company will to the extent permitted by the terms of the instrument creating such prior lien, the terms of the Mortgage and applicable law and regulations cause (a) to be issued in accordance with the terms of the instrument creating such prior lien, a principal amount of prior lien obligations not theretofore issued as near as may be equal to the principal amount of additional bonds to be issued or cash to be withdrawn or credit to be given under the Mortgage against the property additions which are subject to such prior lien, and (b) such prior lien obligations to be deposited with the Trustee to be held under the provisions of Article 9 hereof, unless required to be deposited with the trustee or other holder of another prior lien upon the same property additions.
Upon the cancellation and discharge of any prior lien, or upon the release in any other way of prior lien obligations deposited with the trustee or other holder of any other prior lien, the Company will (subject to the requirements of any mortgage or other lien securing such prior lien obligations) cause any prior lien obligations held by the trustee or other holder of the prior lien so cancelled or discharged or any prior lien obligations so released in any other way to be cancelled or, at the option of the Company, to be deposited with the Trustee hereunder to be held under the provisions of Article 9, provided that such prior lien obligations may be deposited with the trustee or other holder of some other prior lien (upon the same property as that mortgaged or pledged to secure the prior lien obligations so deposited) if required by the terms thereof; and, upon the cancellation and discharge of any prior lien, it will cause any cash or securities (other than prior lien obligations) held by the trustee or other holder of such prior lien to be deposited with the Trustee hereunder (unless such cash or securities are required to be deposited with the trustee or other holder of some other prior lien upon the same property) to be held as part of the trust estate, to be withdrawn, used or applied, in the manner, to the extent, and for the purposes and subject to the conditions of Article 8, Article 8.5 and Article 9.
Notwithstanding the foregoing, so long as Section 3.04 conW1ues in effect, in the event of any conflict between Section 3.04 and the provisions of the second paragraph of this Section, Section 3.04 shall be controlling, and, to the extent of such conflict, the Company shall be required to comply only with Section 3.04 and not with this Section. After Section 3.04 ceases to be in effect, this Section shall be controlling also with respect to any prior lien obligations theretofore deposited under Section 3.04.
SECTION 6.16. Annual Compliance Certificate. It will, so long as any bonds are outstanding under the Mortgage, file with the Trustee at least once in each calendar year, beginning with the year 1945, an officer's certificate stating that in the opinion of the signers the Company at the date of such certificate and during the period from the date of the last certificate filed pursuant to the provisions of this Section (or its predecessor Section) has or has not, as the case may be, complied with the provisions of Sections 6.05, 6.07, 6.08, 6.09, 6.10, 6.11 and 6.13; in the event that such certificate states that the Company has not complied with any or all of said Sections such certificate shall recite the details of such non-compliance.
ARTICLE 7.
Consolidation, Merger and Purchase.
SECTION 7.01. Company May Consolidate or Merge. Nothing contained in the Mortgage shall prevent any consolidation or merger of the Company with or into any other corporation or corporations, or any conveyance, subject to the continuing lien of the Mortgage, of all of the mortgaged property to any corporation lawfully entitled to acquire and operate the same; provided, however, that such consolidation, merger, conveyance, or transfer shall be upon such terms as fully to preserve and in no respect to impair the lien and security of the Mortgage, or any of the rights or powers of the Trustee or of the bondholders hereunder; and provided, further, that upon any such consolidation, merger, conveyance or transfer the due and punctual payment of the principal and interest of all of said bonds according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Mortgage to be kept or performed by the Company, shall be expressly assumed by the corporation formed by any such consolidation or into which such merger shall have been made, or acquiring by conveyance or transfer all the property subject to the Mortgage.
SECTION 7.02. Issue of Bonds by Successor Corporation. In case the Company, pursuant to Section 7.01, shall be consolidated with or merged into any other corporation, or shall convey or transfer, subject to the lien of the Mortgage, all the mortgaged property as an entirety, the successor corporation formed by such consolidation or into which the Company shall have been merged, or which shall have received a conveyance or transfer as aforesaid, and any successor to such consolidated or merging corporation whether by successive consolidations, mergers, or otherwise, upon executing and causing to be recorded an indenture supplemental hereto with the Trustee satisfactory to the Trustee, whereby said successor corporation shall assume and agree to pay, duly and punctually, the principal and interest of the bonds hereby secured in accordance with the provisions of said bonds and coupons and the Mortgage, and shall agree to perform and fulfill all the covenants and conditions of the Mortgage binding upon the Company, and shall agree that the property forming the security for the bonds issued under the Mortgage shall be kept distinguishable and separable from other properties and shall as a system be kept at all times in good working order, supplied with adequate equipment or with the equivalent in adequate arrangements for the supply of electric power and gas from other sources, shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the mortgagor company; and such successor corporation thereupon may cause to be signed, issued and delivered in its own name any or all of such bonds which shall not theretofore have been signed by the Company and authenticated by the Trustee, and upon the order of such successor corporation in lieu of the Company, and subject to all the terms, conditions and limitations in the Mortgage prescribed, the Trustee shall authenticate and deliver any of such bonds which shall have been previously signed and delivered by the Company to the Trustee for authentication, and any of such bonds which such successor corporation shall thereafter, in accordance with the provisions of the Mortgage, cause to be signed and delivered to the Trustee for such purpose. All the bonds so issued shall in all respects have the same legal right and security as the bonds theretofore or thereafter issued in accordance with the terms of the Mortgage as though all of said bonds had been issued at the date of the execution hereof. In case of such consolidation or merger or conveyance and transfer such changes in phraseology and form (but not in substance) may be made in the bonds hereby secured, thereafter to be issued, as consequent upon such consolidation or merger, or conveyance and transfer, may be appropriate.
Provided, however, that as a condition precedent to the execution by the successor corporation and the authentication by the Trustee of any such additional bonds in respect of the actual cost or fair value of additional property, additions, extensions, betterments or improvements of the kind described in subdivision (1) of Section 3.05 (or in respect of property additions pursuant to Section 3.54), the supplemental indenture with the Trustee to be executed and caused to be recorded by the successor corporation as in this Article provided, shall contain a conveyance or transfer and mortgage in terms sufficient to include such additional property, additions, extensions, betterments or improvements (and such property additions); and to give to the Trustee a first lien not only thereon, but also upon any property and franchises which may be necessary in the use and operation thereof; and provided, further, that the lien created thereby shall have similar force, effect and standing as the 1ien of the Mortgage would have if the Company should not be consolidated with or merged into such other corporation or should not convey or transfer, subject to the Mortgage, all the mortgaged property as an entirety, as aforesaid, to the successor corporation, and should itself acquire such additional property or make such additions, extensions, betterments or improvements (and such property additions), and request the authentication and delivery of bonds under the provisions of the Mortgage in respect thereof.
The Trustee may receive as conclusive evidence and shall be fully protected in relying upon an opinion of counsel that any such supplemental indenture complies with the foregoing conditions and provisions of this Section and that such successor corporation is authorized to cause to be signed, issued and delivered in its own name any or all of such bonds, subject to all the terms, conditions and limitations in the Mortgage prescribed.
SECTION 7.03. Extent of Lien of Mortgage on Property of Successor Corporation. In case the Company, pursuant to Section 7.01, shall be consolidated with or merged into any other corporation, or shall convey or transfer, subject to the lien of the Mortgage, all the mortgaged property as an entirety, as aforesaid, neither the Mortgage nor the supplemental indenture with the Trustee to be executed and caused to be recorded by the successor corporation as in Section 7.02 provided, shall become or be a lien upon any of the properties or franchises of the successor corporation except those acquired by it from the Company, and additional property or improvements, extensions and additions appurtenant thereto, and the additional property, permanent improvements, extensions and additions to or about the plant and property of the successor corporation or other properties made and used by it as the basis for the issue of additional bonds under the Mortgage, as herein provided, and such franchises, repairs and additional property as may be acquired by the successor corporation in pursuance of the covenants herein contained to maintain, preserve and renew the franchises covered by the Mortgage, and to keep and maintain the property covered by the Mortgage in thorough repair, working order and condition, or in pursuance of some other covenant or agreement hereof to be kept or performed by the Company and except all properties and franchises which may be acquired by the successor corporation which shall be used in direct connection with the mortgaged estates and properties.
ARTICLE 8
Possession and Release of the Property Mortgaged.
SECTION 8.01. Effective Time of Article. This Article 8 shall continue in effect until the Second Effective Date but not thereafter, and shall cease to be of any force or effect on the Second Effective Date.
SECTION 8.02. Company to Retain Possession of Property Until Default. Until default shall be made by the Company in the payment of the principal of or the interest upon the bonds issued hereunder, or any of them or some part thereof, according to the tenor and effect thereof; or until default shall be made in respect of some other act or thing in said bonds or herein required to be done, the Company shall be entitled to possess, manage, operate, use and enjoy, and be suffered and permitted to remain in the actual and undisturbed possession of all and singular the property hereby mortgaged (other than shares of stock, bonds and other securities pledged or to be pledged hereunder with the Trustee), and to receive, take and use the rents, income and profits thereof as if the Mortgage had not been made, with power in the ordinary course of business to use and consume the supplies and deal with the contracts and chases in action, and to alter, repair, change and add to its buildings, structures and any or all of its plant and equipment, and the appliances appertaining to or used in connection with its business, constructed or owned or hereafter constructed or acquired by the Company, and conveyed or intended to be conveyed hereby to the Trustee. Until such default the Company may assent or agree to any modification of said agreements dated February 28, 1910, June 27, 1917, and July 23, 1918, referred to in the granting clause hereof and of said agreement dated April 26, l921, between Connecticut Railway and Lighting Company, The New York, New Haven and Hartford Railroad Company and the Company referred to in the granting clause hereof.
SECTION 8.03. Disposal Without Release. As long as the Company shall remain in possession of the mortgaged premises and there shall be no continuing default under the Mortgage, the Company may alter, remove, sell, exchange or otherwise dispose of such materials, appliances and other movable property as may become worn out or no longer be necessary or profitable for the use of the Company; provided the Company shall immediately renew the same or substitute other property therefor which in its judgment may be of the same or greater utility or value, so that such alteration, removal or disposition will not impair the security pf the bonds issued hereunder; and the Company may also alter or remove any improvements, buildings or other structures upon or under the surface of any lands, tenements or hereditaments constituting a part of the mortgaged premises, if such alteration or removal will, in its opinion, enable it to use its property to better advantage in the judicious and most profitable operation and management of its business; provided, however, that the Company shall not in any given six months, without the consent of the Trustee, sell or dispose of such property exceeding in value fifty thousand dollars, but the Trustee shall be under no duty to make inquiry as to whether or not this condition has been observed; and the Company covenants that it will keep its system and property up to as high efficiency for practical and profitable operation in every respect as before such alteration or removal. Notwithstanding the foregoing provisions of this Section, however, the Company shall not be entitled pursuant to this Section to remove, sell, exchange or otherwise dispose of, without a release, any nuclear core elements which have become worn out or no longer necessary or profitable for the use of the Company unless such removal, sale, exchange or other disposition would be permitted by Section 8.53(h), if Section 8.53(h) were then in effect.
SECTION 8.04. Release on Disposition. As long as the Company shall remain in possession of the mortgaged premises and there shall be no continuing default under the Mortgage, the Company may sell or otherwise dispose of any other of its property at any time covered directly or indirectly hereby, and the Trustee shall release such property from the lien hereof upon receipt by the Trustee of:
(1) A certified resolution requesting such release or consent;
(2) An engineer's certificate signed by the President or a Vice-President of the Company, stating in substance as follows:
(a) That the retention of such property is no longer desirable in the conduct of the business of the Company and that the security hereby afforded will not be impaired by such release or consent.
(b) That the Company has sold or exchanged or contracted to sell or exchange the property in question for a consideration representing, in the opinion of the signers, its full value to the Company, which consideration may be: (i) cash; or (ii) partly cash and partly obligations seemed by purchase money mortgage ("purchase money obligations") upon the property to be sold or exchanged; or (iii) any other property which could be made the basis for the authentication and delivery of bonds under Section 3.05, such consideration to be set out in reasonable detail in such certificate.
(3) Any money or obligations stated in said certificate to have been received in consideration for any such property or the certificate of a corporate trustee under one of the underlying mortgages stating that it has received such money or obligations; and if real estate or other property is included in the consideration received for such property, deeds or other instruments of conveyance, assignment or transfer sufficient, in the opinion of counsel hereinafter referred to, to subject the same to the lien of the Mortgage;
(4) An opinion of counsel to the effect that any obligations included in the consideration for such property are valid obligations,

and that any purchase money mortgage securing the same is sufficient to afford a lien upon the property to be sold or exchanged, that the Company has absolute title to any property included in the consideration for said sale or exchange, and that any deeds or other instruments of conveyance, assignment or transfer covering any such property are sufficient to subject the same to the lien of the Mortgage directly, free from any liens prior hereto except current taxes and undetermined liens and charges incident to construction and except underlying mortgages; or an opinion of such counsel to the effect that no instrument of conveyance, assignment or transfer is necessary to vest in the Company the consideration received for such sale or exchange, or to subject the same to the lien of the Mortgage in the manner stated.
(5) An engineer's certificate as to the fair value of any property to be released from the lien of the Mortgage, which ,certificate shall state that in the opinion of the signer, the proposed release will not impair the security under the Mortgage in contravention of the provisions thereof; such certificate shall be made by an independent engineer if the fair value of such property and of all other property released since the commencement of the then current calendar year, as set forth in the certificates required by this paragraph (5), is 10% or more of the aggregate principal amount of bonds at the time outstanding; but such independent engineer's certificate shall not be required in the case of any release of property, if the fair value thereof as set forth in the certificate required by this paragraph (5) is less than $25,000 or less than 1% of the aggregate principal amount of bonds at the time outstanding.
(6) In the event the consideration for the property includes any purchase money obligations or any property which could be made the basis for the authentication and delivery of bonds under Section 3.05, a certificate or opinion of an engineer, appraiser or other expert as to the fair value to the Company of such purchase money obligations or other property; and if
(i) within six months prior to the date of acquisition thereof by the Company such property has been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company; and

(ii) the fair value to the Company of such property as set forth in such certificate or opinion is not less than $25,000 and not less than 1% of the aggregate principal amount of bonds at the time outstanding; or
(iii) in the case of purchase money obligations, the fair value to the Company of such obligations and of all other purchase money obligations made the basis of any release pursuant to this Article 8 since the commencement of the then current calendar year, as set forth in the certificates required by this paragraph (6), is 10% or more of the aggregate principal amount of bonds at the time outstanding;
such certificate or opinion shall be made by an independent engineer, appraiser, or other expert.
The resolutions and certificates, and the instruments and opinions hereinbefore provided for, shall be full authority to the Trustee for making any such release or giving such consent; but before making any such release or giving such consent the Trustee may, in its discretion, and shall, if requested in writing so to do by the holders of not less than a majority in principal amount of the outstanding bonds and furnished with security and indemnity satisfactory to it, cause to he made such independent investigation as it may see fit, and the expense thereof shall be paid by the Company or if paid by the Trustee shall be repaid by the Company upon demand, with interest at the rate of 6% per annum.
Any new property acquired by the Company by exchange or purchase, to take the place of any property released hereunder, shall forthwith and without further conveyance become subject to the lien of and be covered by the Mortgage; but if requested by the Trustee the Company shall convey the same to the Trustee by proper deeds upon the trusts and for the purposes of the Mortgage.
The proceeds of any property released by the Trustee shall be held and disposed of by the Trustee in the manner provided in Article 9.
SECTION 8.05. Release Without Disposition. As long as the Company shall remain in possession of the mortgaged premises and there shall be no continuing default under the Mortgage, the Company may without having sold or disposed of the same, procure the release of any property from the lien hereof, and the Trustee shall release the same from the lien hereof on receipt by the Trustee of:
(1) The resolution, consideration and certificates and opinions provided for in paragraphs (1), (3), (4), (5) and (6) of Section 8.04 as in said paragraphs provided, except the consideration may be only cash and/or property which could be made the basis for the authentication and delivery of bonds under Section 305; and
(2) A certificate, signed by the persons and in the manner prescribed for the certificate in paragraph, (2) of Section 8.04, stating in substance as fpl1ows:
(a) That the retention of such property is no longer desirable in the conduct of the business of the Company and that the security hereby afforded will not be impaired by such release,
(b) That the amount of the cash and/or other property offered by the Company as consideration, for the release of said property represents, in the opinion of the signers of the certificate, the full value to the Company of the property the release of which is then requested.
Any cash received as such consideration shall be disposed of by the Trustee in the manner provided in Article 9.
SECTION 8.06. Proceeds Deposited With Trustee of Underlying Mortgage. If under the provisions of any underlying mortgage in case of a release of any portion of the mortgaged premises, there is required to be made with the trustees under such mortgage or deed of trust, a deposit of cash or pledge of securities received in payment for said property released, the Company shall not be required to deposit with the Trustee hereunder such cash or securities to the extent that they may be required to be deposited with the trustees under said underlying mortgages; provided that any such deposits remaining with any of said trustees, upon the discharge and cancellation of said mortgages or deeds of trust, shall be redeposited with the Trustee hereunder and shall be held subject to the lien of the Mortgage, or disposed of by the Trustee in the manner provided in Article 9.
SECTION 8.07. Franchise Not To Be Sold; Liability of Purchasers. In no case shall the franchise of the Company to be a corporation be granted,

sold, assigned or exchanged except as in the Mortgage provided. No purchaser, grantee, assignee or vendee of any property under the provisions of this Article 8 and no one with whom any exchange as herein authorized shall be made, shall be or be held to be liable or responsible for the proper investment, whether by the Company or by the Trustee, of the moneys or other proceeds of any such grant, assignment, sale, exchange or other proceeding hereby authorized.
SECTION 8.08. Exercise of Powers by Receiver or Trustee. In case the mortgaged premises or any part thereof shall be in possession of a receiver lawfully appointed, the powers in and by this Article 8 conferred upon the Company may be exercised by such receiver with the approval of the Trustee in respect to the property in the possession of such receiver, and if the Trustee shall be in possession of the mortgaged premises under any provisions of the Mortgage, then all the powers of this Article 8 conferred upon the Company may be exercised by the Trustee in its discretion.
SECTION 8.09. Release in Case of Condemnation, etc. Should any of the mortgaged property be taken by exercise of the power of eminent domain or should any governmental body, at any time, exercise any right which it may have to purchase any part of the mortgaged property, the Trustee shall release the property so taken or purchased, and shall be fully protected in doing so upon being furnished with an opinion of counsel to the effect that such property has been taken by exercise of the power of eminent domain, or purchased by a governmental body in the exercise of a right which it had to purchase the same. The proceeds of all property so taken or purchased, except any portion thereof which may be required by the terms of any underlying mortgage to be paid to the trustee or bondholders thereunder, shall be paid over to the Trustee, to be held and disposed of by the Trustee in the manner provided in Article 9; provided, however, that when the amount of such proceeds paid to the Trustee in any individual case exceeds 25% of the face value of the bonds then outstanding, such proceeds shall be used only as follows:
(1) The Company shall first notify, by publication in one or more newspapers of general circulation in the Borough of Manhattan, City of New York, and in one or more such newspapers in the City of Boston, Massachusetts, and in the case of registered bondholders by mailing notice to their registered addresses, the holder of all bonds outstanding hereunder, that the Trustee has a certain sum (to be stated) representing the proceeds of the taking of the whole or part of the Company's property by the exercise of the power of eminent domain or through purchase by some governmental body and describing briefly the property so taken and stating that said sum, in the amount of $1,000 or a multiple thereof, will be used in the payment to each bondholder who may so desire of a proportion of the principal of the bonds held by him equal to the proportion which the amount of said proceeds bears to the total principal amount of bonds then outstanding and that if any bondholder shall not, within six months from the date of such notice, notify the Trustee in writing of his election to accept such payment, he shall lose his right thereto and the amount of the proceeds thus available shall thereupon be divided in the manner above stated among those bondholders who shall have, within said six months' period, notified the Trustee of their election to accept such payment. Upon surrender of their bonds, in denominations of $1 ,000 or multiples thereof, with all unmatured coupons attached for cancellation, the Trustee shall, upon the interest date next following the expiration of said six months' period, proceed to pay in the manner above stated the sum so available to such of the bondholders as shall have elected, within •said six months' period, to accept the same and who shall, on or before said interest date, have surrendered their bonds for cancellation above stated and, if the bonds so surrendered for cancellation shall be for a principal amount in excess of the sum to be so paid thereon, the Company shall deliver to such bondholders new coupon bonds with all unmatured coupons attached or registered bonds without coupons within the limitations prescribed in the Mortgage, of a principal amount equal to such excess.
(2) If at the expiration of said six months' period there shall remain any balance of said proceeds above the amount required to pay in full the principal amount, with accrued interest to the next interest date, of all bonds the holders of which have elected to accept payment thereon as aforesaid, the Trustee shall hold such balance for the Company's account and it shall, from time to time, at the Company's request, be disposed of by the Trustee in the manner provided in Article 9.

ARTICLE 8.5.
Possession, Use and Release of Property.
SECTION 8.51. Effective Time of Article; Release on Second Effective Date. This Article shall be of no force or effect so long as Article 8 continues in effect, but shall automatically become and be in full force and effect at such time as Article 8 ceases to be in effect.
When this Article shall become and be in full force and effect as provided above, then, unless an event of default shall have happened and be continuing, upon application by the Company and receipt of an officers' default certificate dated the date of said application, the Trustee shall execute and deliver to the Company appropriate instruments releasing, to the extent hereinbelow provided, the interest, if any, of the Trustee in all right, title and interest of the Company then owned or thereafter acquired in and to
(a) all stocks, bonds or other obligations of persons other than corporations, and all other securities, unless the same shall be deposited by the Company with the Trustee as provided in the Mortgage;
(b) all rights and claims (other than with respect to the mortgaged property), patents, patent rights and other similar rights, agreements, contracts, accounts receivable, notes and bills receivable, judgments and other evidences of indebtedness not specifically assigned to and pledged with the Trustee hereunder;
(c) electricity, gas, water, electric and gas appliances, stock in trade, materials, supplies and other products generated, manufactured, produced, purchased, or otherwise acquired for the purpose of sale and/or resale, transmission, distribution, storage or use in the usual course of business or the operation of any of the properties of the Company;
(d) coal, natural gas, timber, lumber, crops, minerals, mineral rights and other products of land owned by the Company, in each case not in the ground;
(e) office furniture and equipment, small tools and equipment and machinery of portable size, and vehicles and vessels of every sort, together with all equipment and supplies necessary to the operation and maintenance of such vehicles and vessels;

(f) all rents, tolls, earnings, profits, revenues, dividends and income then or thereafter arising from any property, other than the mortgaged property, then or thereafter owned, leased or operated by the Company;
(g) all leasehold interests, permits, licenses and similar rights, whether then owned or thereafter acquired by the Company, which are intended to be hereby conveyed, transferred or assigned and which may not be legally so conveyed, transferred or assigned, or which cannot be so conveyed, transferred or assigned without the consent of officer parties whose consent is not secured or without subjecting the Trustee to a liability not otherwise contemplated by the provisions of the Mortgage or which otherwise may not be hereby lawfully and/or effectively granted, conveyed, mortgaged, transferred and assigned by the Company;
(h) the last day of the term of each leasehold estate (oral or written, or any agreement therefor) then owned or thereafter acquired by the Company;
provided, however, that if, at the time of the release of said property from the lien of the Mortgage pursuant to this Section 8.51, the Company has theretofore issued bonds pursuant to Section 3.55 to finance an inventory of nuclear core elements for one or more of its nuclear electric generating units, none of the elements for such unit which are located at the site of such unit shall be released from the lien hereof pursuant to this Section; and, provided, further, that (i) if upon the occurrence of my event of default the Trustee or any receiver or trustee or any governmental subdivision, body or agency appointed or acting pursuant to statutory provision or order of court shall have entered into possession of the trust estate or a substantial part thereof (other than securities and cash forming a part of the trust estate), the property hereinabove thereby released from the lien hereof shall immediately become subject to the lien hereof to the extent permitted by law; (ii) whenever all events of default shall have been cured and the possession of the trust estate (other than securities and cash forming a part thereof) shall have been restored to the Company, any property of the character described in this paragraph so restored to the Company shall again be excepted and excluded from the lien of the Mortgage to the extent hereinabove set forth; and (iii) to the extent not prohibited by any other provision of the Mortgage, nothing contained in the release herein provided for shall prevent the Company, prior to any such entry, from selling, assigning, transferring, pledging or otherwise disposing of property of the character thereby released from the lien hereof by this paragraph and in any such case the title, possession or other rights of the purchaser, assignee or transferee thereof shall be free and clear of such lien as would otherwise attach under the Mortgage in the event of such entry.
SECTION 8.52. Possession and Use of Property. Unless an event of default shall have happened and is continuing, the Company shall have the power in the ordinary course of business, freely and without any consent by or hindrance on the part of the Trustee or of the bondholders, to: (i) possess, use and enjoy all the property, real, personal and mixed, and appurtenances thereto and all franchises, contracts and rights conveyed by the Mortgage (other than such securities, obligations and moneys as are, or are expressly required to be, deposited with or received or collected by the Trustee); (ii) receive and use all tolls, rents, revenues, earnings, interest, dividends, royalties, issues, income and profits thereof; (iii) produce, generate, manufacture, purchase, transmit, distribute, store, sell and otherwise deal with and use electricity, gas, water, electric and gas appliances and other products; (iv) use and consume stock in trade, materials and supplies; (v) deal with chases in action (other than pledged securities), leases (including the CR&L Lease) and contracts and exercise, release or amend the rights and powers conferred upon it thereby; and (vi) alter, repair, maintain, replace, reconstruct, relocate, remove and operate any of its buildings, plants, stations, structures, transmission lines, distribution lines, pipe lines, conduits, mains, machinery, equipment, tools, dams, reservoirs and other real property and tangible personal property, except that none of such real property or tangible personal property may be relocated or removed so as to impair the lien of the Mortgage thereon unless such property is sold, abandoned or otherwise disposed of as permitted by this Section or by Section 8.53 or released by the Trustee.
SECTION 8.53. Dispositions Without Release. The Company may at any time and from time to time, without any release or consent by the Trustee:
(a)Sell or otherwise dispose of, free from the lien of the Mortgage, any vehicles, machinery, equipment, fixtures, apparatus, stock in trade, materials, supplies, tools and implements at any time subject to the lien hereof, which have become worn out, unserviceable, undesirable or unnecessary for use in the conduct of its business, upon replacing the same with, or substituting for the same, other property of ;1 value (after the deduction of an amount equal to 166 2/3% of the principal amount of any indebtedness secured by prior lien thereon) at least equal to the value at that time of the property so disposed of, and which is of the nature of property subject to the lien hereof, which other property shall without further action become subject to the lien hereof; provided that a sale or disposition of nuclear core elements pursuant to this Section shall be permitted only upon compliance with the requirements of Section 8.53(h);
(b) Abandon any property, if in the opinion of the Board of Directors (i) the abandonment of such property is desirable in the proper conduct of the business and in the operation of the properties of the Company or is otherwise in the best interests of the Company, and (ii) the value and utility generally of all its properties as an entirety and the security for the bonds will not thereby be impaired;
(c) Surrender or assent to or procure the modification of any easement, right-of-way, lease, franchise, license, authority or permit which it may now or hereafter hold or under which it may now or hereafter operate, if in the opinion of counsel the Company shall have the right, under the modified easement, right-of-way, lease, franchise, license, authority or permit, or under a new easement, right-of-way, lease, franchise, license, authority or permit received in exchange in the event of any such surrender, or under some other easement, tight-of-way, lease, franchise, license, authority or permit, to conduct the same business in the same or an extended territory during the same or an extended or unlimited period of time;
(d) Surrender or assent to or procure a modification of any easement, right-of-way, lease, franchise, license, authority or permit under which it operates any of its properties which it may now or hereafter hold or under which it may now or hereafter operate, if in the opinion of the Board of Directors (i) it is no longer necessary or desirable in the proper conduct of the Company's business, or is otherwise no longer in the best inte1ests of the Company, to operate such properties or to comply with the terms and provisions of such easement, right-of-way, lease, franchise, license, authority or permit, and (ii) the value and utility generally of all its properties as an entirety and the security for the bonds will not thereby be impaired;

(e) Sell, surrender, release, abandon or otherwise dispose of, either with or without consideration (provided any consideration received by the Company shall, subject to the provisions of Section 8.56, be paid over to the Trustee to be held by it as part of the trust estate), any easements, rights-of-way, leases, licenses, authority or permits over private property for towers, poles, wires, cables, conduits, pipe lines or mains, or for transmission line or distribution line purposes, if such towers, poles, wires, cables, conduits, pipe lines or mains, or such transmission or distribution lines, have theretofore been sold by the Company or removed by the Company to other property in accordance with the provisions of Section 8.52 or taken by any municipality or other governmental subdivision by the exercise of a power of eminent domain or similar right or power, and if in the opinion of the Board of Directors the value and utility generally of all its properties as an entirety and the security for the bonds will not thereby be impaired;
(f) Grant to any public utility or railroad or other carrier or communication company or any electric, telephone or other cooperative association, governmental authority, municipality or other governmental subdivision, either with or without consideration (provided any consideration received by the Company shall, subject to the provisions of Section 8.56, be paid over to the Trustee to be held by it as part of the trust estate), easements, rights-of -way, leases, licenses, authority or permits, for fixed periods of time or in perpetuity, over or with respect to any of the real property constituting part of the trust estate, if in the opinion of the Board of Directors (i) the granting of such easements, rights-of-way, leases, licenses, authority or permits does not substantially impair the continued use and enjoyment by the Company of the real property over or in respect of which such easements, rights-of-way, leases, licenses, authority or permits are granted for the purpose for which such property is used by the Company, and (ii) the value and utility generally of all its properties as an entirety and the security for the bonds will not thereby be impaired; and
(g) Grant to any public utility or railroad or other carrier or communication company or any electric, telephone or other cooperative association, governmental authority, municipality or other governmental subdivision, either with or without consideration (provided any consideration received by the Company shall, subject to the provisions of Section 8.56, be paid over to the Trustee to be held by it as part of the trust estate), easements, rights-of-way, leases, licenses, authority or permits, for fixed periods of time or in perpetuity, over or with respect to any of the real property constituting part of the trust estate, if such easements, rights-of-way, leases, licenses, authority or permits as granted by the Company (unless granted pursuant to Subdivision (f) of this Section) are for use or useful by the grantees, lessees, licensees or permittees thereof in connection with electric or gas facilities connected or to be connected with any electric or gas facilities of the Company or in connection with the transmission or distribution of electricity or gas to or from any such facilities of the Company or in connection with the transportation of materials or supplies to or from the property of the Company or in connection with the storage of materials or supplies of the Company or in connection with the provision of communication service to or for the Company, and, if in the opinion of the Board of Directors, the value and utility generally of all its properties as an entirety and the security for the bonds will not thereby be impaired.
(h) Sell, exchange or otherwise dispose of, free from the lien of the Mortgage, its interest in nuclear core elements (and, if, and so long as nuclear core elements not located at the site of a generating unit owned by the Company are excluded from the lien of the Mortgage, free its interest in particular nuclear core elements from such lien by removing the elements from the site of a generating unit owned by it), first or simultaneously substituting for the same its interest in other nuclear core elements of a value to the Company at least equal to that of the interest substituted for, which interest shall forthwith be subject to the lien of the Mortgage to the same extent as the interest substituted for; provided, however, that before any such sale, exchange, disposition or removal is effected the Company shall deliver to the Trustee an opinion of counsel stating that the Mortgage is a lien on the Company's interest in such substitute nuclear core elements, subject to no prior liens other than permitted liens; and, provided, further that if the fair value of the Company's interest in any such nuclear core elements so sold, exchanged, disposed of or removed exceeds $25,000, the Company shall be entitled to effect the sale, exchange, disposition or removal thereof pursuant to this Section only upon the receipt by the Trustee of a certificate, dated not more than 30 days prior to the date of its receipt by the Trustee, of an engineer (who shall be an independent engineer if either (i) the fair value of the interest to be sold, exchanged, disposed of or removed is at least $25,000 and at least 1% of the aggregate principal amount of all bonds at the time outstanding, and the aggregate of the fair value of such interest and of any other such interests so sold, exchanged, disposed of or removed and all property released from the lien of the Mortgage since the commencement of the then current calendar year (as previously certified to the Trustee) is 10% or more of the aggregate principal amount of all bonds at the time outstanding, or (ii) the substituted nuclear core elements have, within 6 months prior to the date of acquisition thereof by the Company, been used or operated by others than the Company, in a business similar to that in which they have been or are to be used or operated by the Company) stating:
(A) the fair value at the date of the certificate, in the opinion of the signer, of the Company's interest in the nuclear core elements to be sold, exchanged, disposed of or removed;
(B) the fair value to the Company at the date of the certificate, in the opinion of the signer, of the Company's interest in that substituted nuclear core elements; and
(C) that, in the opinion of the signer, the proposed sale, exchange, disposition or removal will not impair the security under the Mortgage in contravention of the provisions hereof.
For the purpose of Subdivision (c) of this Section 8.53 and of any opinion to be rendered under it, any right of any government or governmental body or authority to terminate an easement, right-of-way, lease, franchise, license, authority or permit shall not be deemed to abridge or affect its duration.
SECTION 8.54. Release of Property by Trustee. From time to time and at any time the Company may sell, transfer or otherwise dispose of any property (including franchises and securities other than prior lien obligations) constituting a part, but less than substantially all, of the trust estate and, before, after or concurrently with such sale, transfer or other disposition, the Trustee shall release the same from the lien of the Mortgage but only upon receipt by the Trustee of:
(a) A certified resolution requesting such release;
(b) An engineer's certificate, dated not more than ninety days prior to the date of filing thereof with the Trustee, which shall state in substance:

(i) the signer's opinion of the fair value, as of the date of such certificate, of the property to be released, together with a description of such property in reasonable detail, but such description shall be sufficient if given as provided in (A) or (B) of Subdivision (1) of Section 3.57;
(ii) the nature of the consideration received or to be received by the Company from the sale or other disposition of the property to be released; and
(iii) that in the opinion of the signer the retention of the property to be released is no longer necessary in the conduct of the continuing business of the Company or other property acquired or to be acquired is as well suited to the needs of the continuing business of the Company as that to be released, and the proposed release will not impair the security under the Mortgage in contravention of the provisions thereof;
which certificate shall be an independent engineer's certificate if the fair value of the property (including franchises and securities) to be released and all other property (including franchises and securities) released from the lien of the Mortgage since the commencement of the then current calendar year, as set forth in the certificates previously filed pursuant to this Subdivision (b), is 10% or more of the aggregate principal amount of the bonds at the time outstanding; but such certificate shall not be required to be an independent engineer's certificate if the fair value of the property to be released, as set forth in the certificate required by this Subdivision (b), is less than $25,000 or less than 1% of the aggregate principal amount of the bonds at the time outstanding;
(c) An amount in cash (which may be reduced as provided in Section 8.56), to be held by the Trustee as part of the trust estate, at least equal to the fair value of the property to be released, as specified in the engineer's certificate or the independent engineer's certificate provided for in Subdivision (b) of this Section;
(d) An opinion of counsel to the effect that all conditions precedent provided for in the Mortgage relating to the release of the property in question have been or will have been complied with and stating, in case the Trustee is requested to release any franchise, that such release will not impair in any material way the right of the Company to operate any of its remaining properties; and
(e) An officers' default certificate, dated within five days of the date of filing thereof with the Trustee.
SECTION 8.55. Eminent Domain and Other Governmental Takings. Should all or any part of the trust estate be taken by the exercise of a power of eminent domain or similar right or power, the Trustee may accept any payment or award therefor as representing its fair value, and, at the request of the Company evidenced by a certified resolution and an officers' default certificate which shall also state that the Board of Directors has approved such payment or award, or that such award has been made by an order, judgment or decree of a court of competent jurisdiction, and that such order, judgment or decree is final and not subject to revision or appeal, shall execute and deliver a release of property so taken and shall be fully protected in so doing upon being furnished with an opinion of counsel stating that such property has been taken by the exercise of a power of eminent domain or of a similar right or power. In any such proceedings the Trustee may be represented by counsel. Cash representing proceeds of all property so taken shall be paid over to or collected by the Trustee to be held and applied as part of the trust estate; provided, however, that the amount of such cash to be paid over to or collected by the Trustee may be reduced as provided in Section 8.56.
SECTION 8.56. Reduction of Cash Required To Be Deposited With Trustee Upon Release of Property. The Company shall have the right, upon application to the Trustee, to reduce the amount of cash required or permitted to be deposited with or paid over to the Trustee or which may be collected by the Trustee, pursuant to any provision of this Article 8.5 by:
(a) an amount equal to 100% of bondable property additions, upon the filing with the Trustee of a bondable property certificate complying with the requirements of Subdivision (1) of Section 3.57, accompanied by the evidence provided for in Section 3.57;
(b) in the case of a taking or other disposition of property pursuant to Section 8.53, Section 8.54 or Section 8.55, the amount (less 166 2/3% of the amount of any prior lien obligations required to be specified in the accountant's certificate provided for in paragraph (1) of this Subdivision (b)) of any property additions concurrently acquired by the Company in exchange for the property taken or otherwise disposed of, but only upon receipt by the Trustee of:
(1) an accountant's certificate, dated not more than ninety days prior to the date of filing thereof with the Trustee, stating (i) the cost of such property additions and (ii) the amount of prior lien obligations, if any, secured by prior lien on such property additions, if such obligations have not been deducted in a previous certificate filed complying with the requirements of this paragraph (1) of Subdivision (b) or of Subdivision (l) of Section 3.57; which certificate shall be an independent accountant's certificate in the event any of such property additions are of the character referred to in item (ii) of Subdivision (1) of Section 3.57;
(2) an engineer's certificate, dated not more than ninety days prior to the date of the filing thereof with the Trustee, stating the signer's opinion of the fair value of such property additions, which certificate shall be an independent engineer's certificate in the event any of such property additions are of the character referred to in item (ii) of Subdivision (1) of Section 3.57; and
(3) an opinion of counsel stating that such property additions are then, or upon due recording of the instrument conveying the same to the Company will be, subject to the direct first mortgage lien of the Mortgage, subject only to permitted liens and specified prior liens;
(c) in the case of a taking or other disposition of property pursuant to Section 8.53, Section 8.54 or Section 8.55, the amount of any obligations (herein sometimes referred to as "purchase money obligations") secured by a mortgage on the property taken or otherwise disposed of by the Company, which purchase money obligations and mortgages securing the same shall be duly assigned to the Trustee; provided, that the principal amount thereof to be credited pursuant to this Section shall not exceed, in the case of any release pursuant to Section 8.54, 60% (or such higher percent, not to exceed 66 2/3%, as shall be authorized or approved, upon application by the Company, by the Securities and Exchange Commission or by any successor commission thereto, under the Public Utility Holding Company Act of 1935) of the fair value (as certified pursuant to said Section 8.54) of the property covered by any such purchase money mortgage;
(d) in the case of a taking or other disposition pursuant to Section 8.53, Section 8.54 or Section 8.55 of property which, prior to its taking or other disposition, was subject to a prior lien, the amount of cash and/or purchase money obligations of the character described in Subdivision (c) of this Section 8.56, received as the proceeds of the taking or other disposition of the property, which has been deposited with or duly assigned to the trustee or other holder of such prior lien pursuant to the requirements thereof, as shown by the certificate of such trustee or other holder of such prior lien;
(e) in the case of a taking or other disposition pursuant to Section 8.53, Section 8.54 or Section 8.55 of property which has been taken or otherwise disposed of subject to a prior lien, the amount of the prior lien obligation secured by such prior lien, subject to which the property has been taken or otherwise disposed of, as shown in an officers' certificate, which certificate shall briefly describe or otherwise identify such prior lien and shall state that the property in question constitutes all of the property which immediately prior to such taking or other disposition was subject to such prior lien; and/or
(f) the principal amount of any bonds or refundable prior lien obligations then outstanding concurrently deposited with the Trustee which might at the time be made the basis of the authentication and delivery of bonds under Section 3.52 or Section 3.53 but only upon the filing with the Trustee of the evidence, as appropriately modified, provided for in the appropriate one of said Sections, except that no certification as to the net earning requirement of Section 3.58 shall be required.
The certification of any particular property addition to the Trustee pursuant to Subdivision (b) of this Section 8.56 shall in no way be deemed to prevent the subsequent inclusion of such property addition in a certificate filed complying with the requirements of Subdivision (1) of Section 3.57.
In case the Company elects to make application pursuant to Subdivision (c), (d) or (e) of this Section 8.56, there shall be delivered to the Trustee an opinion or opinions of counsel

(1) in case any purchase money obligation is being assigned to the Trustee or to the trustee or other holder of a prior lien pursuant to Subdivision (c) or (d) of this Section 8.56, stating that the same is a valid obligation and is duly secured by a valid purchase money mortgage constituting a direct lien upon property taken or otherwise disposed of by the Company, from and clear of all liens, charges or encumbrances prior thereto, except any prior liens, or other charges or encumbrances prior to the lien of the Mortgage, which may have existed on such property immediately prior to such taking or other disposition, and that any such purchase money obligation and mortgage have been duly assigned to the Trustee and/or to the trustee or other holder of a prior lien, as the case may be, and that the assignment of such mortgage is in recordable form and has been recorded or provision assuring prompt and due recording has been made;
(2) in case any cash or purchase money obligation shall be certified to have been deposited with or assigned to the trustee or other holder of a prior lien pursuant to Subdivision (d) of this Section 8.56, stating that the property taken or otherwise disposed of by the Company or a specified portion thereof was immediately before such taking or other disposition subject to such prior lien, and that such deposit or assignment is required by such prior lien; and
(3) in case an officers' certificate shall have been delivered to the Trustee pursuant to Subdivision (e) of this Section 8.56, stating that the property taken or otherwise disposed of was immediately before such taking or other disposition subject to the prior lien or liens stated in such certificate, and that the nature and extent of such prior lien or liens are correctly stated in such certificate.
Any purchase money obligation assigned to the Trustee pursuant to this Section 8.56, and/or the mortgage or other lien securing such obligation, may be released by the Trustee upon deposit by the Company of cash, to be received by the Trustee as part of the trust estate, in an amount equal to the unpaid principal amount of such obligation. The principal amount of any such obligation not so released shall be paid over to or collected by the Trustee when the same shall be paid or become payable and the Trustee may take any action it deems advisable to preserve the security of my mortgage or other lien securing any such obligation.

SECTION 8.57. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the release; or to inquire as to any facts required by the provisions hereof for the exercise of such authority; or to see to the application of the purchase moneys. Nor shall any purchaser in good faith of vehicles, machinery, equipment, fixtures, apparatus, stock in trade, materials, supplies, tools or implements be under obligation to ascertain or inquire into the occurrence of the event on which any such sale is hereby authorized.
SECTION 8.58. Powers Exercisable Notwithstanding Event of Default; Powers Exercisable by Trustee or Receiver. The Trustee shall not be required under any of the provisions of this Article to release any part of the mortgaged property from the lien hereof at any time when an event of default shall have happened and be continuing but, notwithstanding the continuance of an event of default, the Trustee may release from the lien hereof any part of the mortgaged property, upon compliance by the Company with the other conditions specified in this Article in respect thereof, if the Trustee in its discretion shall deem such release for the best interest of the bondholders. In case the trust estate shall be in the possession of one or more receivers lawfully appointed or of a trustee in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of Chapter X of an Act to establish a uniform system of bankruptcy throughout the United States, approved July 1, 1898, as amended) or of assignees for the benefit of creditors, the powers by this Article conferred upon the Company may be exercised by such receivers, trustees or assignees, with the approval of the Trustee, regardless of whether an event of default has happened and is continuing, and in such event a writing signed by such receivers, trustees or assignees, may be received by the Trustee in lieu of any certified resolution required by the provisions of this Article, and such receivers, trustees or assignees may make any certificate required by the provisions of this Article to be made by an officer or officers of the Company. If the Trustee hereunder shall be in possession of the trust estate under any provision of the Mortgage, then all such powers by this Article conferred upon the Company may be exercised by the Trustee in its discretion.
SECTION 8.59. Execution of Instruments of Disclaimer by Trustee. In case the Company proposes to transfer or otherwise dispose of or has trans-

ferred or otherwise disposed of any property of the character excepted from the lien hereof, or any property under the conditions authorized by Section 8.53, the Trustee shall, from time to time, execute such instruments of disclaimer, quitclaim, waiver, consent or confirmation as may be appropriate upon receipt by the Trustee of:
(1) A certified resolution authorizing or confirming the transfer or other disposition by the Company;
(2) An officers' certificate reciting the transfer or other disposition; describing in reasonable detail the property transferred or disposed of or to be transferred or disposed of; stating that such property is not subject to the lien hereof, or that the transfer or other disposition thereof is authorized by Section 8.53; stating that a written disclaimer, quitclaim, waiver, consent or confirmation by the Trustee is appropriate; stating, unless the property is not subject to the lien hereof, that no event of default has happened and is continuing; and requesting the execution and delivery by the Trustee of such disclaimer, quitclaim, waiver, consent or confirmation; and
(3) An opinion of counsel stating that such property is not subject to the lien hereof or required to be subjected thereto by any of the provisions hereof, or that the transfer or other disposition thereof is authorized by Section 8.53; and stating that the execution of such disclaimer, quitclaim, waiver, consent or confirmation is appropriate.
SECTION 8.60. Company's Right to Interest on Securities Deposited With Trustee. Unless an event of default shall have happened and be continuing, the Company shall be entitled to receive and collect all interest which may become payable on any purchase money obligations or other evidences of indebtedness or securities held as part of the trust estate, and shall be entitled to collect all cash dividends payable out of earned surplus on shares of stock held as part of the trust estate and to vote all such shares of stock.

ARTICLE 9.
Moneys, Bonds or Prior Lien Obligations Held by Trustee as Part of Trust Estate.
SECTION 9.01. Effective Time and Application of Certain Provisions of Article. Section 9.02 shall continue in effect until the Second Effective Date but not thereafter and shall cease to be of any force or effect on the Second Effective Date.
So long as Section 9.02 continues in effect:
(a) any moneys received by the Trustee pursuant to Article 8 as the proceeds of released property or otherwise, and any insurance proceeds which are required by Section 6.09 to be applied in accordance with this Article, shall be subject only to withdrawal in accordance with Section 9.02 or to investment in bonds or other debt obligations pursuant to the last paragraph of Section 9.10; provided that the foregoing limitation shall not be applicable to any other moneys received by the Trustee pursuant to the Mortgage; and
(b) no withdrawal may be effected under Section 9.02 unless such withdrawal is also permitted under Section 9.03(i).
So long as Article 3 continues in effect, the provisions of Section 9.03(ii) and Section 9.04 shall not be applicable to any moneys deposited with the Trustee pursuant to Article 3. After Article 3 ceases to be in effect, Section 9.03 and Section 9.04 shall be applicable to any moneys theretofore deposited with the Trustee pursuant to Article 3. So long as Section 3.04 continues in effect, the provisions of Section 9.09 shall not be applicable to prior lien obligations which (i) constitute "underlying bonds" and (ii) are deposited with tile Trustee pursuant to Section 3.04, nor shall Section 9.09 be applicable to any money received with respect to such obligations, but Section 9.09 shall be applicable to all other prior lien obligations. After Section 3.04 ceases to be in effect, Section 9.09 shall be applicable also to any "underlying bonds" heretofore deposited under Section 3.04 and to any money received with respect to such obligations.
SECTION 9.02. Certain Withdrawals Prior to Second Effective Date. Prior to the Second Effective Date, any moneys or purchase money obligations received by the Trustee pursuant to Article 8 as the proceeds of released property or otherwise, and any insurance proceeds which are required by Section 6.09 to be applied in accordance with this Article, shall, upon compliance with Section 9.03(i) and this Section, and upon request of the Company, evidenced by a certified resolution, be paid out by the Trustee only for the actual cost or fair value, whichever shall be less (such fair value to be determined as of a time within two months prior to the application for such payment), of additional property, additions, extensions, betterments or improvements of the kind described in subdivision (1) of Section 3.05, upon receipt by the Trustee of the documents and instruments required under paragraphs (1) , (2) and (3) of Section 3.06; provided that the basis for payment shall be the full amount of such cost or fair value instead of only 75% thereof.
SECTION 9.03. Withdrawal of Moneys Held by Trustee. Subject to Section 9.01, any moneys deposited with the Trustee pursuant to Article 8 or Article 8.5 and any other moneys held by the Trustee as part of the trust estate to which the provisions of this Article are expressly made applicable shall be paid over from time to time by the Trustee upon application of the Company to or upon the order of the Treasurer or an Assistant Treasurer of the Company (i) in an amount equal to 100% of bondable property additions but only upon the filing with the Trustee of a certificate complying with the requirements of Subdivision (1) of Section 3.57, accompanied by the evidence provided for in Section 3.57, or (ii) in an amount equal to the principal amount of bonds or refundable prior lien obligations concurrently deposited with the Trustee which might at the time be made the basis for the authentication and delivery of bonds under Section 3.52 or Section 3.53 but only upon the filing with the Trustee of the evidence, as appropriately modified, provided for in the appropriate one of said Sections, except that no certification as to the net earnings requirement of Section 3.58 shall be required.
SECTION 9.04. Purchase or Redemption of Bonds. Subject to Section 9.01, any moneys held by the Trustee as part of the trust estate (other than moneys deposited in a sinking or improvement fund for the benefit of a particular series of bonds) shall, at the election and in accordance with the request of the Company, evidenced by a certified resolution, (i) be applied by the Trustee from time to time to the purchase of outstanding bonds in the manner provided in Section 9.05 or (ii) be applied by the Trustee to the payment at maturity of any bonds issued and outstanding under the Mortgage or (iii) be applied by the Trustee in reduction of the amount then required to be deposited by the Company with the Trustee in connection with the redemption of bonds issued and outstanding under the Mortgage.
SECTION 9.05. Manner of Purchasing Bonds. Subject to Section 9.01, when requested by the Company under Section 9.04, the Trustee shall make purchases of bonds out of the moneys referred to in Section 9.04 and Section 9.06 in such manner as it may deem proper but shall not purchase bonds at a price or prices (including accrued interest but not including brokerage charges) exceeding the lowest redemption price of the bonds to be purchased applicable at the time to a redemption at the option of the Company, plus accrued interest up to, but not including, the day of purchase, or, in the case of bonds, if any, which are not then subject to redemption, at a price or prices (including accrued interest but not including brokerage charges) exceeding the principal amount thereof, plus accrued interest up to, but not including, the day of purchase.
SECTION 9.06. Trustee's Expenses; Accrued Interest. All expenses incurred by the Trustee or the Company in connection with any purchase of bonds pursuant to the provisions of this Article shall be paid by the Company out of its general funds, and the Company agrees to reimburse the Trustee on demand for any funds disbursed by it for any such purpose. In addition, upon any such purchase the Company shall pay to the Trustee all interest up to, but not including, the day of purchase on all bonds so purchased, together with the amount by which the aggregate purchase price (excluding interest) paid by the Trustee exceeds the aggregate principal amount of bonds purchased. If required by the Trustee, the funds necessary for the payment of such expenses, accrued interest and any excess of the purchase price over the principal amount shall be paid by the Company in anticipation of such disbursements by the Trustee.
SECTION 9.07. Release of All or Substantially All of Company's Properties from Lien of Mortgage. In case all or substantially all of the properties of the Company (other than securities, obligations and cash held by the Trustee) shall have been released from the lien hereof, no payment shall be made to the Company by the Trustee pursuant to the provisions of this Article until all the bonds outstanding (other than bonds held by the Company) shall have been paid, redeemed or otherwise retired.

SECTION 9.08. Cancellation and Further Use of Certain Deposited or Purchased Bonds. Except to the extent that other provision is made therefor in Article 3 or Section 6.06, all bonds deposited with, or purchased by, the Trustee pursuant to Article 3, Article 3.5, Section 6.14, Article 8.5 or this Article, shall be accompanied by all unmatured coupons thereto appertaining, shall be cancelled forthwith upon the receipt thereof by the Trustee, and shall not thereafter be used for any purpose under the Mortgage.
SECTION 9.09. Deposited Prior Lien Obligations. The provisions of this Section are subject to the limitation expressed in Section 9.01.
All prior lien obligations deposited with the Trustee pursuant to any provision of the Mortgage shall be accompanied by all unmatured coupons thereto appertaining, or shall be accompanied by evidence satisfactory to the Trustee (which may be a certificate of the trustee or other holder of the prior lien securing the same) that the discharge of the lien securing such prior lien obligations may be obtained without the production of any coupon or coupons that may be missing; and each prior lien obligation so deposited shall be uncancelled. Each prior lien obligation deposited hereunder shall be in bearer form or accompanied by appropriate instruments of transfer; and the Trustee may cause any or all registered prior lien obligations to be registered in its name as Trustee, or otherwise, or in the name or names of its nominee or nominees. All prior lien obligations deposited with the Trustee pursuant to Article 3, Article 3.5, Section 6.14, Section 6.15, Article 8.5 or this Article shall not thereafter be used for any purpose under the Mortgage, except as provided in this Section.
All prior lien obligations received by the Trustee shall be held by the Trustee as part of the trust estate and without impairment of the obligation represented thereby or the lien thereof for the protection and further security of the bonds. Unless an event of default shall have happened and is continuing, no payment by way of interest or otherwise on any of the prior lien obligations held by the Trustee shall be made or demanded and the coupons thereto appertaining as they mature shall be cancelled by the Trustee and delivered so cancelled to the Company, unless the Company shall direct with respect to any of such prior lien obligations, to have such payments made and demanded, in which event the Company shall, subject to the provisions hereinafter in this Section contained, be entitled to receive all such payments. In any event, except during the continuance of an event of default, all moneys received by the Trustee (a) on account of the principal of or interest or pre-

mium on said prior lien obligations, or (b) by reason of the sale or delivery of any of said obligations to a sinking fund or other similar device for the retirement of prior lien obligations shall be paid over by the Trustee to or upon the written order of the Company; provided that any such moneys which represent the proceeds of insurance on, or of the release of, or of the taking by eminent domain or purchase of, or other disposition or change of, mortgaged utility property, including the proceeds of and substitutes for any thereof, shall be retained by the Trustee and held as part of the trust estate, and may be withdrawn, used or applied as provided in Section 9.03 or Section 9.04. The Company shall deliver to the Trustee an officers' certificate in connection with each payment requested to be made to or upon the order of the Company pursuant to the preceding sentence which shall show whether any of the moneys to be paid over are required to be retained by the Trustee.
Unless an event of default shall have happened and is continuing, the Trustee, if so directed by the Company, shall cause any prior lien obligations held by it to be cancelled, and the obligation thereby evidenced to be satisfied and discharged, upon the receipt by it of (A) notice from the trustee or other holder of the lien securing the same that such trustee or other holder, on receipt of the prior lien obligations so held by the Trustee; will cause the lien securing the same to be satisfied and discharged of record, and (B) an opinion of counsel to the effect that there is no outstanding lien (other than permitted liens) covering any part of the property upon which such lien exists junior to such lien and senior to the lien of the Mortgage. Further, so long as no such event of default shall have happened and is continuing, the Trustee shall, at the Company's request, sell or surrender any prior lien obligations held by it subject to this Section 9.09 to the trustee or other holder of the prior lien securing the same for cancellation, or to be held uncancelled for the purposes of any sinking fund or other similar device for the retirement of the prior lien obligations so sold or surrendered, provided, however, that no such prior lien obligations shall be sold or surrendered except for cancellation as aforesaid, until the Trustee shall have received an opinion of counsel to the effect that the provisions of the prior lien securing the prior lien obligations so to be sold or surrendered are such that no transfer of ownership or possession of such prior lien obligations by the trustee or other holder of such prior lien is permissible thereunder except to the Trustee hereunder, to be held subject to the provisions of this Section 9.09, or to the trustee or other holder of a prior lien upon the same property, for cancellation or to be held uncancelled under the terms of such prior lien under like conditions.

If all the property subject to the prior lien securing any prior lien obligations deposited with the Trustee shall be released from the lien of the Mortgage, such prior lien obligations shall be at the Company’s request, be cancelled or surrendered to the Company.
If an event of default shall have happened and is continuing, the Trustee may (a) exercise in its absolute discretion, without the consent of the Company, any and all rights of a bondholder with respect to the prior lien obligations then held by the Trustee or (b) take any other action which shall in its judgment be desirable or necessary to avail of the security created for such prior lien obligations by the prior liens securing the same; and it may, in its discretion, take any such action when no such event of default exists, with the written consent of, or at the request of, the Company. The Trustee shall be reimbursed from the trust estate for all expenses by it properly incurred by reason of any such action taken without negligence or bad faith with interest upon all such expenditures at the rate of 6% per annum; and the amount of such: expenses and interest shall, until repaid, constitute a lien upon the mortgaged property prior to the lien of the bonds and coupons.
SECTION 9.10. Investment of Moneys. Subject to the restrictions specified in the last paragraph of this Section, any moneys held by the Trustee as a part of the trust estate may, at the request of the Company evidenced by a certified resolution, be invested or reinvested by the Trustee in any of the investments now or hereafter authorized by the laws of the State of Connecticut or the Commonwealth of Massachusetts or the State of New York pertaining to the investment by savings banks of funds held by them. Until an event of default shall have happened and is continuing, any income on such investments which may be received by the Trustee shall be forthwith paid to the Company less, however, any accrued interest or dividends paid by the Trustee at the time of purchase. The securities representing such investments shall be held by the Trustee as part of the trust estate; but, upon a like request of the Company, or at any time when the Trustee deems the continued holding thereof to be prejudicial to the interests of the bondholders, the Trustee shall sell all or any designated part of the same and the proceeds of such sale shall be held by the Trustee in like manner and subject to the same conditions as the cash used by it to purchase the securities so sold. In case the net proceeds (exclusive of interest or dividends) realized upon any sale shall amount to more than the amount invested by the Trustee in the purchase of the securities so sold, the Trustee shall, unless an event of default has occurred and is continuing, pay the excess over to the Company. In case the net proceeds (exclusive of interest or dividends) realized upon any sale shall amount to less than the amount invested by the Trustee in the purchase of securities so sold, the Trustee shall within five days after such sale notify the Company in writing thereof and within five days thereafter the Company shall pay to the Trustee the amount of the difference between such purchase price and the amount so realized, and the amounts so paid shall be held by the Trustee in like manner and subject to the same conditions as the proceeds realized upon such sale.
Whenever the Company, upon any application for which provision is made in the Mortgage in respect to the withdrawal of cash held by the Trustee, shall become entitled to the payment to it by the Trustee of any moneys theretofore deposited with or then held by the Trustee under the Mortgage, the Company shall accept securities held by the Trustee as part of the trust estate pursuant to this Section, to the extent that such securities shall be tendered to it by the Trustee in lieu of cash; and such securities shall be accepted in lieu of such cash, at the cost thereof to the trust estate.
Notwithstanding the foregoing provisions of this Section, until the Second Effective Date, any moneys received by the Trustee pursuant to Article 8 as the proceeds of released property or otherwise and any insurance proceeds received by the Trustee pursuant to Section 6.09, may be invested and reinvested only as provided in this paragraph. Upon the request of the Company, the Trustee shall invest such moneys, or any part thereof, in the purchase, on the best terms obtainable, but not exceeding the price at which bonds can then be called for sinking fund purposes or the then current redemption price, of outstanding bonds of any series hereby secured, and upon such purchase shall cancel such bonds and all coupons thereto attached and deliver them to the Company, or may so invest such cash proceeds, or any part thereof, in underlying bonds or in other debt obligations approved by the Company, which shall be at the time legal investments for savings banks in the State of New York, and shall hold such debt obligations so purchased, subject to be sold with the consent of the Company from time to time and their proceeds paid out or invested in the manner provided in this paragraph or in Section 9.02. Any income collected on such debt obligations so purchased shall from time to time, as long as there shall be no default hereunder, be paid to the Company on demand by it. This paragraph shall cease to be of any force or effect on the Second Effective Date.
SECTION 9.11. Powers Exercisable Notwithstanding Event of Default; Powers Exercisable by Trustee or Receiver. Except as otherwise expressly permitted by this Section, no cash held by the Trustee as a part of the trust estate shall be paid over to or upon the order of the Company or applied to the purchase, payment or redemptio11 of bonds pursuant to this Article, if an event of default shall have happened and be continuing; and the Company shall furnish to the Trustee an officers' default certificate in connection with each application by the Company pursuant to Section 9.03 or Section 9.04 and each request by the Company for purchase of debt obligations pursuant to the last paragraph of Section 9.10. In case the trust estate shall be in tile possession of one or more lawfully appointed or of a trustee or trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of Chapter X of an Act to establish a uniform system of bankruptcy throughout the United States, approved July 1, 1898, as amended) or of assignees for the benefit of creditors, the powers by this Article conferred upon the Company may be exercised by such receivers, trustees or assignees, with the approval of the Trustee, if an event of default shall have happened and be continuing, and in such event a writing signed by such receivers, trustees or assignees may be received by the Trustee in lieu of any certified resolution required by the provisions of this Article, and such receivers, trustees or assignees may make any certificate required by this Article to be made by an officer or officers of the Company. If the Trustee hereunder shall be in possession of the trust estate under any provision of the Mortgage, then all such powers by this Article conferred upon the Company may be exercised by the Trustee in its discretion.
ARTICLE 10.
Remedies of the Trustee and Bondholders.
SECTION 10.01. Extended Interest Claims. In case any coupon or claim for interest on any of the bonds hereby secured shall have been funded or extended by or with the consent of the Company, such coupon or claim for interest so funded or extended shall not be entitled, in case of default hereunder, to the benefit or security of the Mortgage, except subject to the prior payment in full of the principal of all of said bonds that shall be outstanding and of all coupons and claims for interest thereon that shall not have been so funded or extended. If any coupons or claims for interest on any of said bonds at or after maturity shall be owned by the Company, then such matured coupons or claims for interest shall not be entitled to the benefit or security of the Mortgage, and the Company covenants that all such coupons and claims for interest so owned by it at or after their maturity shall promptly be cancelled.
SECTION 10.02. Events of Default. If one or more of the following events herein called "events of default" shall happen, that is to say:
(a) default shall be made in payment of any installment of interest on any bond or bonds issued hereunder when and as the same shall become payable as therein and herein expressed and such default shall continue for the period of ninety days; or
(b) default shall be made in the payment of the principal of any bond or bonds issued hereunder when the same shall become due and payable either by the terms thereof or otherwise as herein, provided; or
(c) default shall be made in the observance or performance of any other of the covenants and conditions on the part of the Company in the bonds hereby secured or in the M011gage contained and such default shall continue for the period of ninety days after written notice specifying such default shall have been given to the Company by the Trustee, which notice may be given by the Trustee in its discretion and shall be given on the written request of the holders of at least a majority in principal amount of the bonds hereby secured at the time outstanding; or such notice may be given by the holders of at least 25% in principal amount of the bonds hereby secured at the time outstanding; or
(d) default shall be made in the payment of the interest on any underlying bond (or refundable prior lien obligation) and such default shall continue for the period of ninety days, or the Company shall fail at the maturity, whether by declaration or otherwise, of such underlying bonds (or refundable prior lien obligations) and on presentation thereof in accordance with the terms thereof, to pay said underlying bonds (or refundable prior lien obligations) or to cause them to be taken up and delivered to the Trustee to be held under the Mortgage, or default shall be made in the performance of any covenant contained in any underlying mortgage (or any prior lien securing refundable prior lien obligations), and by reason of such default any right of entry or right of action for the enforcement of the security afforded thereby shall accrue; or
(e) a decree by a court having jurisdiction of the premises shall have been entered adjudging the Company a bankrupt and such decree shall have continued undischarged and unstayed for a period of ninety days; or an order of a court having jurisdiction in the premises for the appointment of a receiver of the property of the Company, or for the winding up or liquidation of its business or affairs, shall have been entered and such order shall have remained in force undischarged and unstayed for a period of ninety days; or the Company shall institute proceedings to be adjudicated a voluntary bankrupt or shall make an assignment for the benefit of creditors;
then and in each and every such case the Trustee personally or by its agents or attorneys may enter into and upon all or any part of the trust estate, and may exclude the Company, its agents and servants wholly therefrom, and having and holding the same, may use, operate, manage and control the trust estate or any part thereof, and conduct the business thereof, either personally, or by its superintendent, managers, receivers, agents and servants or attorneys, to the best advantage of the holders of the bonds hereby secured, and upon every such entry the Trustee, at the expense of the trust estate, from time to time may make all necessary or proper repairs, renewals, replacements and useful or required alterations, additions, betterments and improvements to and on the trust estate as to it may seem judicious, and may pay and satisfy all liens and charges thereon prior to the lien of the Mortgage, and may insure and keep insured any property subject to the lien of the Mortgage, and in such case the Trustee shall have the right to manage the trust estate and to carry on the business and exercise all rights and powers of the Company, either in the name of the Company, or otherwise, as the Trustee shall deem best; and it shall be entitled to collect and receive all earnings, income, rents, issues and profits of the same and every part thereof. After deducting the expenses of operating said trust estate and of conducting the business thereof, and of all repairs, maintenance, renewals, replacements, alterations, additions, betterments, improvements and all payments which it may be required or may elect to make for taxes, assessments, insurance or prior or other proper charges on said trust estate, or any part thereof, as well as just and reasonable compensation for its own services, and for all agents, clerks and other employees, and for all attorneys and counsel by it properly engaged and employed, it shall apply the moneys arising as aforesaid as follows:
(1) In case the principal of any of the bonds hereby secured shall not have become due and be unpaid, to the payment of the interest in default, in the order of the maturity of the installments of such interest, with interest thereon at the same rate as is borne by the bonds upon which such interest is due; such payments to be made ratably to the persons entitled thereto without discrimination or preference.
(2) In case the principal of any of the bonds hereby secured shall not have become due and be unpaid, to the making of any sinking fund payments due upon any series of bonds secured hereby, such payments to be made ratably to the persons entitled thereto without discrimination or preference.
(3) In case the principal of any of the bonds hereby secured shall have become due, by declaration or otherwise, and shall be unpaid, first to the payment of the accrued interest upon all bonds outstanding hereunder, with interest on the overdue installments thereon at the same rate as is borne by the bonds on which such interest is due, in the order of the maturity of the installments of such interest, such payments to be made ratably to the persons entitled to such payments without any discrimination or preference: and then to the making of any sinking fund payments of any series of bonds secured hereby then due and to the payment of any principal then due of bonds secured hereby, such payments of sinking fund and principal to be made ratably to the persons entitled to such payments without any discrimination or preference.
These provisions are, however, subject to the provisions of Section 10.01.
Upon payment in full of whatever may be due for principal or interest, or both, as the case may be, and the expenses of the Trustee, and in case all other defaults have been made good and secured to the satisfaction of the Trustee, possession of the mortgaged property shall be returned to the Company or to whomsoever shall be entitled thereto.
SECTION 10.03. Acceleration, Restoration of Parties to Former Position. In case one or more of the events of default shall happen and shall be continuing, then during the continuance of such default, the Trustee may, and upon the written request of the holders of not less than a majority in principal amount of the bonds hereby secured then outstanding shall, or the holders of least 25% in principal amount of the bonds hereby secured then outstanding may, by notice in writing delivered to the Company, declare the principal of all bonds hereby secured then outstanding to be due and payable immediately, anything in the Mortgage or in said bonds contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal of said bonds shall have been so declared due and payable all arrears of interest upon all such bonds with interest on overdue installments of interest at the same rate or rates as the bonds upon which such interest is in default bear, and the principal of any bonds which shall have become due by their terms, and the expenses of the Trustee, shall either be paid by the Company, or be collected out of the trust estate before any sale of the trust estate shall have been made, and all other defaults made good or secured to the satisfaction of the Trustee, then and in every such case the holders of a majority in principal amount of the bonds hereby secured then outstanding, by written notice to the Company and to the Trustee, may waive such default and its consequences; but no such waiver shall extend to or affect any subsequent default or impair any right consequent thereto.
In case the Trustee shall have proceeded to enforce any right under the Mortgage by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned because of such waiver or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored to their former position and rights hereunder in respect of the trust estate, and all rights, remedies and powers of the Trustee shall continue as though no such proceedings had been taken.
SECTION 10.04. Sale of Property; Other Remedies. If one or more of the events of default shall happen and shall be continuing, the Trustee may, and upon the written request of the holders of not less than a majority in principal amount of the bonds hereby secured, and upon being indemnified as hereinafter provided, shall, with or without entry, personally or by attorney, in its discretion, sell to the highest bidder all and singular the trust estate, property and premises, rights, franchises and interest and appurtenances and either real and personal property of every kind, and all right, title, interest, claim and demand therein, and right of redemption thereof, in one lot and as an entirety, unless a sale in parcels shall have been requested by the holders of a majority in principal amount of the bonds hereby secured, then outstanding, in which case the sale shall be made in such parcels as shall be specified in such request, or unless such sale as an entirety is impracticable by reason of some statute or some other cause, which sale or sales shall be made at public auction, at such place as the Trustee may specify, or at such other place as may be required by law, at such time and upon such terms as the Trustee may fix and briefly specify in the notice of sale to be given as herein provided; or proceed to protect and enforce its rights and the rights of the holders of bonds secured by the Mortgage, by a suit or suits at law or in equity, whether for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or for the foreclosure of the Mortgage, or for the enforcement of any other proper legal or equitable remedy, as the Trustee, being advised by counsel shall deem most expedient in the interests of the holders of the bonds hereby secured. In case the Trustee shall proceed by suit or suits at law or in equity for the foreclosure of the Mortgage, as above provided, the said Trustee shall be entitled to have the mortgaged property, rights and franchises, of every description hereby mortgaged or intended so to be, sold at judicial sale under the order of any court or courts of competent jurisdiction, for or toward the satisfaction of the principal or interest, or both, due and owing to the holders of the bonds and coupons then outstanding, issued under or entitled to the benefits of the security of the Mortgage, and for the enforcement of the rights, liens and securities of the Trustee and the holders of such bonds and coupons, and shall be entitled, pending any such suit or proceeding, to a receivership of all the property, rights and franchises subject to the lien hereof, and all the tolls, earnings, revenues, issues, profits and income thereof.
Upon the happening of one or more of the events of default and the commencement thereafter of judicial proceedings to enforce any legal or equitable remedy under the Mortgage, all moneys held by the Trustee hereunder, except sinking fund moneys, shall be deemed to be held without distinction as between any of the series of bonds outstanding hereunder, for the sole purpose of paying the principal of and interest upon the bonds secured by the Mortgage, and upon any sale, whether under the power of sale herein contained or pursuant to judicial proceedings, shall be applied as provided in Section 10.09.
SECTION 10.05. Notice of Sale. Notice of any such sale pursuant to any provisions of the Mortgage, shall state the time when, and the place where, the same is to be made, and shall contain a brief general description of the property to be sold, and shall be sufficiently given if published once in each week for four successive weeks prior to such sale, in a newspaper published in the Borough of Manhattan, City of New York, and in a newspaper published in the county in which the sale is to be made and in such other manner as may be required by law.
SECTION 10.06. Adjournment of Sale. From time to time the Trustee may adjourn any sale to be made by it under the provisions of the Mortgage, by announcement at the time and place appointed for such sale, or for such adjourned sale or sales; and without further notice or publication, the Trustee may make such sale at the time and place to which the same shall be so adjourned.
SECTION 10.07. Trustee's Deed; Effect of Sale. Upon the completion of any sale or sales under the Mortgage, the Trustee shall execute and deliver to the accepted purchaser or purchasers a good and sufficient deed or deeds of conveyance of the property and franchises sold; and the Trustee and its successors are hereby appointed the true and lawful attorney or attorneys, irrevocable, of the Company, in its name and stead, to make all necessary deeds and conveyances of the property thus sold; and for that purpose it and they may execute all necessary deeds and instruments of assignment and transfer, the Company hereby ratifying and confirming all that its said attorney or attorneys shall lawfully do by virtue hereof. Nevertheless, the Company shall, if so requested by the Trustee, ratify such sale by executing and delivering to the Trustee or to such purchaser or purchasers as may be designated in such request, any such instruments as, in the judgment of the Trustee, may be advisable.
Any such sale or sales made under or by virtue of the Mortgage, whether under the power of sale herein granted, or pursuant to judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Company, in and to the premises and property so sold, and shall be a perpetual bar both at law and in equity against the Company, its successors and assigns, and against any and all persons claiming or to claim the premises and property sold, or any part thereof, from, through or under the Company, its successors or assigns.
The receipt of the Trustee or of the court officer conducting any such sale shall be full and sufficient discharge to any purchaser of the property or any part thereof sold as aforesaid for the purchase money; and no such pur-

chaser or his representatives, grantees or assigns, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money upon or for any trust or purpose of the Mortgage, or in any manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.
SECTION 10.08. All Bonds to Become Due on Sale. In case of any such sale, whether made under the power of sale hereby granted or pursuant to judicial proceedings, the whole of the principal sums of the bonds hereby secured, if not previously due, shall at once become due and payable, anything in said bonds or in the Mortgage to the contrary notwithstanding.
SECTION 10.09. Application of Proceeds of Sale. The purchase money, proceeds and avails of any such sale, whether made under the power of sale hereby granted or pursuant to judicial proceedings, together with any other sums which then may be held by the Trustees as part of the trust estate, except sinking fund moneys, shall be applied as follows:
First, to the payment of the costs and expenses of such sale, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and all expenses, liabilities and advances made or incurred by the Trustee without negligence or bad faith in managing and maintaining the property constituting the trust estate, and to the payment of all taxes, assessments or liens prior to the lien of the Mortgage, except any taxes, assessments or other superior liens subject to which said sale shall have been made.
Second, to the payment of the whole amount then owing or unpaid upon the bonds and coupons hereby secured for principal and interest, with interest on the principal and the overdue installments of interest at the same rate or rates respectively as were borne by the respective bonds; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon the said bonds, then to the payment of such principal and interest, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, ratably to the aggregate of such principal and the accrued and unpaid interest, subject, however, to the provisions of Section 10.01. Such payments shall be made on the date fixed therefor by the Trustee, upon presentation of the several bonds and coupons and stamping thereon the amount paid, if such bonds and coupons be only partly paid, and upon surrender thereof if fully paid.
Third, the payment over of the surplus, if any, to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.
SECTION 10.10. Purchaser May Use Bonds and Coupons in Payment. Upon any sale as aforesaid, any purchaser, for the purpose of making settlement or payment for the property purchased, shall be entitled to use and apply any bonds issued hereunder and then outstanding, and any matured and unpaid interest obligations thereon, by presenting the same so that there may be credited, as paid thereon, the sums payable out of the net proceeds of such sale to the holders of such bonds and such interest obligations, as his ratable share of such net proceeds, after allowing for the proportion of the total purchase price required to pay the costs and expenses of the sale, compensations and other charges; and thereupon such purchaser shall be credited on account of such purchase price payable by him, with the portion of such net proceeds that shall be applicable to the payment of, and that shall have been credited upon, the bonds and interest obligations so turned in, and at any such sale the Trustee or any bondholders may bid for and purchase such property, may make payment on account thereof as aforesaid, and upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.
SECTION 10.11. Waiver of Stay or Extension Laws. The Company will not at any time insist upon or plead, or in any manner whatever claim or take the benefit or advantage of, any stay or extension law now or at any time hereafter in force; nor will it claim, fake or insist on any benefit or advantage from any law now or hereafter in force providing for the valuation or appraisement of the property hereby mortgaged or conveyed or pledged, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provision herein contained or to the decree of any court of competent jurisdiction; nor after any such sale or sales will it claim or exercise any right conferred by any statute to redeem the property so sold, or any part thereof, nor will it after such sale, if at the time of such sale it shall be in possession of the property so sold, claim or exercise any right under any law whatever to retain possession thereof, or to collect, receive or have the benefit of any rent, issues or profits thereof, for or during any subsequent period of redemption provided for by any law; and it hereby expressly waives all benefit and advantage of such law or laws and covenants that it will not hinder, delay or impede the execution of any power herein granted and delegated to the Trustee, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.
SECTION 10.12. Payment of Principal and Interest; Judgment. The Company covenants that (1) in case default shall be made in the payment of any interest on any bond or bonds at any time outstanding and secured by the Mortgage, and such default shall have continued for the period of ninety days, or (2) in case default shall be made in the payment of the principal of any such bond or bonds when the same shall become payable, whether upon the maturity of said bonds, or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the bonds and coupons hereby secured, then outstanding, the whole amount that then shall have become due and payable on all such bonds and coupons then outstanding, for interest or principal, or both, as the case may be, with interest upon the overdue principal and installments of interest at the same rates respectively as were borne by the respective bonds whereof the principal or installments of interest shall be overdue; and in case the Company shall fail to pay the same forthwith upon such demand, the Trustee, in its own name and as the trustee of an express trust, shall be entitled to recover judgment against the Company for the whole amount so due and unpaid.
The Trustee shall be entitled to recover judgment as aforesaid, either before or after or during the pendency of any proceedings for the enforcement of the lien of the Mortgage, and the right of the Trustee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the-provisions of the Mortgage or the foreclosure of the lien hereof; and in case of a sale of the mortgaged or pledged property or any part thereof, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of, and to receive, all amounts then remaining due and unpaid upon any and all of the bonds and coupons then outstanding hereunder for the benefit of the holders thereof, and shall be entitled to due for and recovery judgment for any portion of the said debt remaining unpaid, with interest: No recovery of any such judgment by the Trustee, and no levy of any execution upon property subject to the lien of the Mortgage, or upon any other property, shall in any manner, or to any extent, affect the lien of the Mortgage upon the property, or any part thereof, subject to the Mortgage, or any lien, rights, powers or remedies of the Trustee hereunder, or any liens rights, powers or remedies of the holders of the bonds, but such lien, rights, power and remedies shall continue unimpaired as before.
Any moneys thus collected by the Trustee under this Section shall be applied by the Trustee, first, to the payment of the expenses, disbursements and compensation of the Trustee, its agents an4 attorneys, and, second, toward the payment of the amounts then due and unpaid upon such bonds and coupons, in respect of or for the benefit of which such moneys shall have been collected ratably, and without any preference or priority of any kind, except as provided in Section 10.01, according to the amounts due and payable upon such bonds and coupons, respectively, at the date fixed by the Trustee for the distribution of such moneys, upon presentation of the several bonds and coupons and stamping thereon such payment, if only partially paid, and upon surrender thereof, if fully paid.
SECTION 10.13. Trustee Entitled to Right of Entry and Appointment of Receiver. Upon filing a bill in equity or upon other commencement of judicial proceedings by the Trustee to enforce any right under the Mortgage, the Trustee shall be entitled to exercise the right of entry, and also any and all rights and powers herein conferred and provided to be exercised by the Trustee upon the occurrence and continuance of any default as hereinbefore provided in Section 10.02; and as a matter of right, the Trustee shall be entitled to the appointment of a receiver of the premises hereby mortgaged, and of the earnings, revenue, rents, issues, profits and other income thereof and therefrom, with all such powers as the court or courts making such appointment shall confer.
SECTION 10.14. When Bondholders May Sue Hereunder. No bolder of any bond or coupon issued hereunder shall have any right to institute any suit, action or proceeding in equity or at law for the foreclosure of the Mortgage, or for the appointment of a receiver, or for the execution of any trust hereunder, or for any other remedy hereunder, unless the holders of not less than 25% in principal amount of the bonds hereby secured and then outstanding shall have requested the Trustee in writing to take action in respect of the matter complained of, and shall have afforded to it a reasonable opportunity to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name; nor unless also they shall have offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; nor unless the Trustee shall have refused or neglected to act on such notice, request and indemnity, and such notification, request and offer of indemnity are hereby declared, in every such case at the option of the Trustee, to be conditions precedent to the execution of the powers and trusts of the Mortgage and to any action or causes of action for foreclosure or for the appointment of a receiver, or for any other remedy hereunder; it being understood and intended that no one or more holders of bonds and coupons shall have any right, in any manner whatever, by his or their action, to affect, disturb or prejudice the lien of the Mortgage, or to enforce any right hereunder except in the manner herein provided; and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided, and for the equal benefit of all holders of such outstanding bonds and coupons.
Any rights of action under the Mortgage may be enforced by the Trustee without the possession of any of the bonds or coupons hereby secured or the production thereof on the trial or other proceedings relative thereto, and any such suit or proceedings instituted by the Trustee shall be brought in its own name, and any recovery of judgment shall be for the ratable benefit of the holders of said bonds and coupons.
SECTION 10.15. Remedies Are Cumulative. Except as herein expressly provided to the contrary, no remedy herein conferred upon or reserved to the Trustee or to the holders of bonds issued hereunder is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute.
SECTION 10.16. No Right Impaired by Delay. No delay or omission of the Trustee, or of any holder of bonds issued hereunder, to exercise any right or power accruing upon any default continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein, and every power and remedy given by this Article 10 to the Trustee or to Ute bondholders, subject to the provisions of Section 10.14, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the bondholders.
SECTION 10.17. Trustee May Institute Suits to Prevent Impairment of Lien. The Trustee shall have power to institute and to maintain such suits and proceedings as it may be advised shall be necessary or expedient to prevent any impairment of the security hereunder by any acts of the Company, or of others, in violation of the Mortgage, or unlawful or as the Trustee may be advised shall be necessary or expedient to preserve and to protect its interests and the interests of the bondholders in respect of the property subject to the Mortgage, and in respect of the income, earnings, issues and profits arising therefrom; including power to institute and to maintain suits or proceedings to restrain the enforcement of, or compliance with, or the observance of, any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, compliance with or observance of such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the bondholders or of the Trustee.
SECTION 10.18. Filing of Claims by Trustee. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the bondholders allowed in any judicial proceedings relative to the Company or any other obligor upon the bonds, or the creditors thereof or the property thereof.
SECTION 10.19. No Recourse Against Stockholders, Officers, etc. No recourse under or upon any obligation, covenant or agreement contained ill the Mortgage or under or upon any indebtedness hereby secured or because of the creation thereof, shall be had against any incorporator, stockholder, officer or director of the Company or of any successor corporation, directly or through the Company or through a receiver or a trustee in bankruptcy, by the enforcement of any assessment or penalty, or by any legal or equitable proceedings, by virtue of any constitution, rule of law or otherwise; it being expressly agreed and understood that the Mortgage and all the bonds and obligations hereby secured are solely corporate obligations, and that no personal liability whatever does, or shall attach to or be incurred by the incorporators, stockholders, officers or directors of the Company or of any successor corporation or any of them, because of the incurring of the indebtedness hereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the Mortgage or in any of the bonds or coupons hereby secured, or implied therefrom; and any and all personal liability of every name and nature, either at common law or in equity, or created by statute or constitution, of every such incorporator, stockholder, officer or director on the Mortgage and on such bonds and coupons, is hereby expressly released and waived, as a condition of, and as part of the consideration for, the execution of the Mortgage and the issue of the bonds and coupons hereby secured.
ARTICLE 11.
Concerning the Trustee.

SECTION 11.01. General Duties and Responsibilities of Trustee. The Trustee hereby accepts the trust created by the Mortgage. The Trustee undertakes, prior to the occurrence of an event of default and after the curing of any such event of default, to perform such duties and only such duties as are specifically set forth in the Mortgage, and in case of the occurrence of any such event of default (which has not been cured) to exercise such of the rights and powers vested in it by the Mortgage, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
For the purposes of Section 11.01 and Section 11.02, an event of default shall be deemed cured when the default which gave rise to such event of default has been cured or the event of default has been waived as permitted by the Mortgage.
SECTION 11.02. Examination of Evidence; Limitation of Liability. The Trustee, upon receipt of evidence furnished to it by or on behalf of the Company pursuant to any provision of the Mortgage, will examine the same to determine whether or not such evidence conforms to the requirements of the Mortgage.
No provision of the Mortgage shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

(a) prior to the occurrence of an event of default, and after the curing of any such event of default, the Trustee shall not be liable except for the performance of such duties as are specifically set out in the Mortgage, and no implied covenants or obligations shall be read into the Mortgage against the Trustee, but the duties and obligations of the Trustee, prior to the occurrence of such an event of default and after the curing of any such event of default which may have occurred, shall be determined solely by the express provision of the Mortgage; and
(b) prior to the occurrence of an event of default, and after the curing of any such event of default and in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of the Mortgage, and
(c) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and
(d) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in aggregate principal amount of the bonds at the time outstanding relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Mortgage.
SECTION 11.03. Responsibilities for Recitals, etc.; Notice to Company. The recitals of fact in the Mortgage and in the bonds contained (other than the certificate of authentication of the Trustee on the bonds), shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the value of the mortgaged property or any part thereof, or as to the title of the Company thereto, or as to the value or validity of the security afforded thereby and by the Mortgage, or as to the value or validity of any securities at any time held under the Mortgage, or as to the validity of the Mortgage or of the bonds or coupons issued thereunder, and the Trustee shall incur no responsibility, except as otherwise provided in Section 11.01 and Section 11.02, in respect of such matters.
Except as herein otherwise provided, any notice or demand which by any provision of the Mortgage is required or permitted to be given or served by the Trustee on the Company shall be deemed to have been sufficiently given and served, for all purposes, by being deposited postage prepaid in a post office letter box, addressed (until another address is filed by the Company with the Trustee) to the Company at P.O. Box 2010, Hartford, Connecticut 06101.
SECTION 11.04. Performance of Trust. Except to the extent otherwise provided by Section 11.01 and Section 11.02:
(1) The Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, notice, request, consent, order, statement, report, bond, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
(2) The Trustee may consult with counsel and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.
(3) The Trustee may execute any of the trusts or its powers under the Mortgage and perform any duty thereunder, itself or by or through its attorneys, agents or employees.
(4) Whenever the existence or non-existence of any fact or other matter shall be material, the Trustee shall, prior to the occurrence of an event of default, and after the curing of any such event of default, be protected in acting or refraining from acting under any provision of the Mortgage, in relying upon an officers' certificate as to the existence or non-existence of any such fact or matter, but in its discretion the Trustee may accept other evidence of such fact or matter, or may require such further or additional evidence as to it may seem reasonable.
(5) Any resolution of the Board of Directors or of the Executive Committee of the Company shall, for the purposes of the Trustee, be deemed sufficiently proved if certified by the Secretary or an Assistant Secretary of the Company.

(6) Whenever in the Mortgage, in connection with any application for the authentication and delivery of bonds or for the payment of any moneys held by the Trustee or for the execution of any release or upon any other application to the Trustee, resolutions, certificates, statements, opinions, appraisals, reports, orders or other papers ate required by any of the provisions of the Mortgage to be delivered to the Trustee as a condition of the granting of such application, it is intended that the truth and accuracy of the facts and opinions stated therein shall, in each and every such case, be conditions precedent to the right of the Company to have such application granted. Nevertheless, upon any such application, the resolutions, certificates, statements, opinions, appraisals, reports, orders or other papers so required to be delivered to the Trustee may be received by the Trustee as conclusive evidence of any fact or matter therein set forth, and shall, in the absence of bad faith on the part of the Trustee, be full warrant, authority and protection to the Trustee acting on the faith thereof, not only in respect of the facts but also in respect of the opinions therein set forth; and, before granting any such application, the Trustee shall not be bound to make any further investigation of the facts or opinions so set forth; but the Trustee may in its discretion, make any such further investigation as it may see fit. If the Trustee shall determine to make such further investigation, it shall be entitled to examine the books, records and premises of the Company, either itself or through its agents or attorneys; and unless satisfied, with or without such examination, of the truth and accuracy of the matters stated in such resolutions, certificates, statements, opinions, appraisals, reports, orders or other papers, the Trustee shall be under no obligation to grant the application. The reasonable expense of every such examination or other inquiry shall be paid by the Company, or if paid by the Trustee, shall be repaid by the Company, upon demand, with interest at the rate of 6% per annum, and, until such repayment, shall be secured by a lien on the mortgaged property and the proceeds thereof prior to the lien of the bonds and coupons issued hereunder.
SECTION 11.05. Not Liable Beyond Moneys Deposited. Whenever provision is made in the Mortgage for the payment of moneys by the Trustee, whether on redemption of bonds, payment of bonds or interest coupons, the payment or repayment of moneys to the Company, or otherwise, the Trustee shall in no event be liable to anyone beyond the amount of moneys deposited with it for any such purpose.
SECTION 11.06. May Become Owner or Pledgee of Bonds. The Trustee, in its individual or any other capacity, may become the owner or pledgee of bonds or coupons secured hereby with the same rights it would have if it were not Trustee.
SECTION 11.07. Holding of Moneys. All moneys received by the Trustee whether as Trustee or paying agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were paid, but need not be segregated from other funds, except as otherwise provided by law, and the Trustee shall not be under any liability to pay interest thereon except such, if any, as during the period it may generally allow on similar funds. Unless an event of default shall have happened and shall be continuing, any interest so allowed by the Trustee shall be paid over to the Company.
SECTION 11.08. Compensation. The Trustee shall be entitled to reasonable compensation (which shall not be limited to the compensation of trustees of an express trust as provided by law), for all services rendered by it in the execution of the trusts by the Mortgage created, and such compensation, as well as the reasonable compensation of its counsel and of such persons as it ay employ in the administration or management of the trust, and all other reasonable expenses necessarily incurred and actually disbursed under the Mortgage, the Company agrees to pay and, for such payment, the Trustee shall have a lien on any funds or property at any time in its hands under the Mortgage in priority to the rights and claims of the holders of the bonds.
SECTION 11.09. May File Claims For Compensation. In order to further assure the Trustee that it will be compensated and reimbursed as provided in Section 11.08 and that the prior lien provided for in Section 11.08 to secure the payment of such compensation and reimbursement will be enforced for the benefit of the Trustee, it is agreed that in the event of
(1) the adjudication of the Company as a bankrupt by any court of competent jurisdiction,

(2) the filing of any petition seeking the reorganization of the Company under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or of any State thereof,
(3) the appointment of one or more trustees or receivers of the Company or of all or substantially all of the property of the Company,
(4) the filing of any bill to foreclose the Mortgage,
(5) the filing by the Company of a petition to take advantage of any insolvency act, or
(6) the institution of any other proceeding wherein it shall become necessary or desirable to file or present claims against the Company, the Trustee may file from time to time in any such proceeding or proceedings one or more claims, supplemental claims and amended claims as a secured creditor for its reasonable compensation for all services rendered by it (including services rendered during the course of any such proceeding or proceedings) and for reimbursement for all advances, expenses and disbursements (including reasonable compensation, expenses and disbursements of its counsel and of all persons not regularly in its employ) made or incurred by it in the execution of the trusts created by the Mortgage and in the exercise and performance of any of the powers and duties of the Trustee under the Mortgage; and the Trustee and its counsel and agents may file in any such proceeding or proceedings, applications or petitions for compensation for such services rendered, and for reimbursement for such advances, expenses and disbursements. The claim or claims of the Trustee filed in any such proceeding or proceedings shall be reduced by the amount of compensation for services, and reimbursement for advances, expenses arid disbursements paid to it after final allowance to it and to its counsel and agents by the court in any such proceeding as an expense of administration or in connection with a plan of reorganization or readjustment. To the extent that compensation and reimbursement are denied to the Trustee or to its counsel or other agents because of not being rendered or incurred in connection with the administration of an estate in a proceeding or in connection with a plan of reorganization or readjustment, approved as required by law, because such services were not rendered in the interests of and with benefit to the estate of the Company as a whole but in the interests of and with benefit to the holders of the bonds, in the execution of the trusts created by the Mortgage or in the exercise and performance of any of the powers and duties of the Trustee under the Mortgage or because of any other reason, the court may to the extent permitted by law allow such claim, as supplemented and amended, in any such proceeding or proceedings, and for the purposes of any plan of reorganization or readjustment of the Company's obligations, classify the Trustee as a secured creditor of a class separate and distinct from that of other creditors and of a class having priority and precedence over the class in which the holders of bonds are placed by reason of having a lien, prior and superior to that of the holders of the bonds, upon the trust estate, including all property or funds held or collected by the Trustee as such. The amount of the claim or claims of the Trustee for services rendered and for advances, expenses and disbursements (including reasonable compensation, expenses and disbursements of its counsel and of all persons not regularly in its employ) which are not allowed and paid in any such proceeding, but for which the Trustee is entitled to the allowance of a secured claim as in the Mortgage provided, may be fixed by the court or judge in any such proceeding or proceedings to the extent that such court or judge has or exercises jurisdiction over the amount of any such claim or claims.
SECTION 11.10. Incidental Powers. Whenever it is provided in the Mortgage that the Trustee shall take any action upon the happening of a specified event or upon the fulfillment of any condition or upon the request of the Company or of bondholders, the Trustee taking such action shall have full power to give any and all notices and to do any and all acts and things incidental to such action.
SECTION 11.11. Conflicts of Interests. (a) If the Trustee has or acquires any conflicting interest, as defined by subsection (d) of this Section, he Trustee shall within ninety days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner hereinafter provided in Section 11.15, but such resignation shall not become effective until the appointment of a successor trustee and such successor's acceptance of such appointment. The Company covenants to take prompt steps to have a successor appointed in the manner hereinafter provided in Section 11.17.
(b)In the event that the Trustee shall fail to comply with the provisions of the preceding subsection (a) of this Section, the Trustee shall within ten days after the expiration of such ninety day period transmit notice of such failure to the bondholders, in the manner and to the extent provided in subsection (c) of Section 5.04 with respect to the reports pursuant to subsection (a) of said Section 5.04.
(c) Subject to the provisions of Section 15.04, any bondholder who has been a bona fide holder of a bond or bonds for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor if the Trustee fails, after written request therefor by such holder, to comply with the provisions of subsection (a) of this Section.
(d) The Trustee shall be deemed to have a conflicting interest if
(1) the Trustee is trustee under another indenture-under which any other securities, or certificates of interest or participation in any other securities, of the Company, are outstanding, unless, under the exceptions or the proviso contained in paragraph (1) of subsection (b) of Section 310 of the Trust Indenture Act, the trusteeship under such other indenture shall not constitute a conflicting interest;
(2) the Trustee or any of its directors or executive officers is an obligor upon the bonds or an underwriter for the Company;
(3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;
(4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director and/or an executive officer of the Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and the Company; (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company; and (C) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary or in any other similar capacity or, subject to the provisions of paragraph (1) of this subsection, to act as trustee whether under an indenture or otherwise;
(5) 10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;
(6) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, (A) 5% or more of the voting securities or 10% or more of any other class of security of the Company, not including the bonds issued under the Mortgage and securities issued under any other indenture under which the Trustee is also trustee, or (B) 10% or more of any class of security of an underwriter for the Company;
(7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;
(8) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company; or
(9) the Trustee owns on May 15th in any calendar year in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraphs (6), (7) or (8) of this subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after May 15th, in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of May 15th. If the Company fails to make payment in full of principal or interest upon the bonds when and as the same become due and payable, and such failure continues for thirty days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty-day period, and after such date, notwithstanding the foregoing provisions of his paragraph, all such securities so held by the Trustee-with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this subsection (d).
The specifications of percentages in paragraphs (5) to (9), inclusive, of this subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purpo8es of paragraph (3) or (7) of this subsection.
For the purposes of paragraphs (6), (7), (8) and (9) of this subsection only, (A) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as above defined, or (ii) any security which it holds as collateral security under the Mortgage, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:
(a) A specified percentage of the voting securities of the Trustee, the Company or any other obligor upon the bonds issued hereunder or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.
(b) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.
(c) The term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units, if relating to any other kind of security
(d) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:
(1) Securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;
(2) Securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;
(3) Securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise;
(4) Securities held in escrow if placed in escrow by the issuer thereof;
provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

(e) A security shall be deemed to be of the same class as another security if both securities confer upon the bolder or holders thereof substantially the same rights and privileges, provided, however, that, in case of secured evidences of indebtedness, all of which ate issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes, and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued tinder a single indenture.
For the purposes of this Section the term "underwriter; when used with reference to the Company or any other obligor upon the bonds issued hereunder means every person who, within three years prior to the time as of which the determination is made, has purchased from the Company or any such other obligor with a view to, or has offered or sold for the Company or any such other obligor, in connection with, the distribution of any security of the Company or any such other obligor, outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors; or sellers' commission.
For the purposes of this Section the terms "directors;', "executive officers" and ''voting securities" shall have the meanings assigned to such terms in Section 303 of the Trust Indenture Act of 1939.
For the purposes of this Section the term "person'; shall have the meaning assigned to such term in Section 2 of the Securities Act of 1933.
SECTION 11.12. Apportionment of Preferential Collections. (a) Subject to the provisions of subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four months prior to a default (as defined in the last paragraph of this subsection), or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the holders of the bonds, and the holders of other indenture securities (as defined in the last paragraph of this subsection)
(1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest effected after the beginning of such four months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

(2) all property received in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise after the beginning of such four months' period or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.
Nothing herein contained, however, shall affect the right of the Trustee -
(A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law;
(B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months' period;
(C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in the last paragraph of this subsection would occur within four months; or
(D) to receive payment on any claim: referred to in paragraph (B) or (C); against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.
For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such four months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.
If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the bondholders, and the holders of other indenture securities in such manner that the Trustee, the bondholders, and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the bondholders, and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership, or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, the bondholders, and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the bondholders, and the holders of other indenture securities, with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.
Any Trustee who has resigned or been removed after the beginning of such four months' period shall be subject to the provisions of this subsection as though such resignation or removal had not occurred. Any Trustee who has resigned or been removed prior to the beginning of such four months' period shall be subject to the provisions of this subsection if and only if the following conditions exist-
(i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such four months' period; and
(ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.
As used in this subsection (a), the term "default" means any failure to make payment in full of the principal of or interest upon the bonds or upon the other indenture securities when and as such principal or interest becomes due and payable; and the term "other indenture securities" means securities upon which the Company is an obligor (as defined in Section 303 (12) of the Trust Indenture Act of 1939) outstanding under any other indenture (a) under which the Trustee is also trustee, (b) which contains provisions substantially similar to the provisions of this subsection, and (c) under which a default exists at the time of the apportionment of the funds and property held in said special account.

(b) There shall be excluded from the operation of subsection (a) of this Section a creditor relationship arising from-
(1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;
(2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the Mortgage for the purpose of preserving the property subject to the lien of the Mortgage or of disc4arging tax liens or other prior liens or encumbrances on the trust estate, if notice of such advance and of the circumstances surrounding the making thereof is given to the bondholders as provided in subsections (a), (b) and (c) of Section 5.04 with respect to advances by the Trustee as such;
(3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;
(4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in the last paragraph of this subsection;
(5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25 (a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or
(6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in the last paragraph of this subsection.
As used in this subsection (b), the term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; the term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the obligor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.
SECTION 11.13. Term "Company" to Include Other Obligors. In the event that any person shall at any time after August 31, 1944 become an obligor upon any of the bonds issued under the Mortgage, so long as such person shall continue to be an obligor upon such bonds, the term "Company", as used in Section 11.11 (except subdivision (a) thereof) and in Section 11.12, and as last used in Section 10 .12, shall include any other obligor upon the bonds issued hereunder.
SECTION 11.14. Qualifications of Trustee. At all times the Trustee hereunder shall be a trust company which is a corporation organized and doing business under the laws of the United States or of any state or territory, or the District of Columbia, which (i) is authorized under such laws to exercise corporate trust powers and has an office in the Borough of Manhattan in the City of New York, and (ii) is subject to supervision or examination by Federal or State authority, and (iii) has a combined capital and surplus aggregating at least $5,000,000. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
SECTION 11.15. Trustee May Resign. The Trustee may resign and be discharged from the trusts created by the Mortgage by giving written notice thereof to the Company, specifying the date when such resignation shall take effect, and by publishing such notice at least once not less than fifteen nor more than thirty days prior to the date so specified, in two daily newspapers of general circulation published in the Borough of Manhattan, City of New York; and such resignation shall take effect on the date specified in such

SECTION 11.16. Removal by Bondholders. Any Trustee hereunder may be removed at any time by an instrument in writing, filed with the Trustee, signed by the holders of a majority in principal amount of the bonds hereby secured then outstanding.
SECTION 11.17. Successor Trustee. In case at any time the trustee, or any successor hereafter appointed, shall resign or shall be removed (unless the Trustee shall be removed as provided in subsection (c) of Section 11.11 in which event the vacancy shall be filled as provided in said subsection) or shall become incapable of acting, or shall be adjudicated a bankrupt or insolvent, or if a receiver of the Trustee or of any such successor or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of any such successor or of its property and affairs; a successor may be appointed by the holders of a majority in principal amount of the bonds then outstanding hereunder by an instrument or concurrent instruments in writing signed and acknowledged by such bondholders or by their attorneys in fact duly authorized, and filed with such successor trustee, notification thereof being given to the Company and the retiring trustee; provided, nevertheless, that until a new trustee shall be appointed by the bondholders as aforesaid, the Company, by instrument executed by order of its Board of Directors and duly acknowledged by its President or a Vice-President and its Secretary or an Assistant Secretary, may appoint a trustee to fill such vacancy until a new trustee shall be appointed by the bondholders as herein authorized. The Company shall publish notice of any such appointment, which notice shall be published at least once a week for four successive weeks in two newspapers printed in the English language and customarily published on each business day, of general circulation in the Borough of Manhattan, in the City of New York. Any such trustee so appointed by the Company shall immediately and without further act be superseded by a trustee appointed by the bondholders, if such bondholders shall make such appointment within one year from the date they first had the right so to appoint under the terms hereof.
If in a proper case no appointment of a successor trustee shall be made pursuant to the foregoing provisions of this Article within six months after a vacancy shall have occurred in the office of trustee, the holder of any bond outstanding hereunder or any retiring trustee may apply to any court of competent jurisdiction to appoint a successor trustee. Said court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint a successor trustee.
If the Trustee resigns because of a conflict of interest as provided in subsection (a) of Section 11.11 and a successor has not been appointed by the Company or the bondholders or, if appointed, has not accepted the appointment within thirty days after the date of such resignation, the resigning Trustee may apply to any court of competent jurisdiction for the appointment of a successor trustee.
Any trustee appointed under the provisions of this Article in succession to the Trustee shall be a corporation eligible under Section 11.14, and qualified under Section 11.11.
Any trustee which has resigned or been removed shall nevertheless retain the lien upon the trust estate, including all property or funds held or collected by the Trustee as such, to secure the amounts due to it as compensation, reimbursement and expenses, afforded to it by Section 11.08 and retain the rights afforded to it by Section 11.09.
SECTION 11.18. Acceptance by Successor Trustee. Any successor trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor trustee, and also to the Company, an instrument accepting such appointment hereunder, and thereupon such successor trustee, without any further act, deed or conveyance shall become fully vested with all the estates, properties, rights, powers, trusts, duties, and obligations of its predecessor in trust hereunder, with like effect as if originally named as trustee herein; but the Trustee ceasing to act shall nevertheless, on the written request of the Company, or of the successor trustee, or of the holders of 10% in aggregate principal amount of the bonds then outstanding under the Mortgage, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor trustee all the right, title and interest of the Trustee which it succeeds in and to the mortgaged property and such rights, powers, trusts, duties and obligations, and the Trustee ceasing to act shall also, upon like request, pay over, assign and deliver to the successor trustee any money or other property subject to the lien of the Mortgage which may then be in its possession, and thereupon the Trustee so ceasing to act shall be fully relieved and discharged from all liability or responsibility therefor, either to the Company or to the holder of any bonds or coupons outstanding under the Mortgage. Should any deed, conveyance or instrument in writing from the Company be required by the new trustee for more fully and certainly vesting in and confirming to such new trustee such estates, properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Company.
SECTION 11.19. Successor Trustee by Merger or Consolidation. Any company into which the Trustee, or any successor to it, may be merged or with which it, or any successor to it, may be consolidated or any company resulting from any merger or consolidation to which the Trustee, or any successor to it, shall be a party, provided such company shall be eligible under the provisions of Section 11.14 and qualified under the provisions of Section 11.11, shall be a successor trustee under the Mortgage, without the execution or filing of any paper or the performance of any further act on the part of any other parties hereto, anything herein to the contrary notwithstanding. In case any of the bonds contemplated to be issued hereunder shall have been authenticated but not delivered, any such successor trustee may adopt the certificate of authentication of the Trustee, or of any successor to it, as Trustee hereunder, and deliver the same so authenticated; and in case any of said bonds shall not have been authenticated, any successor trustee may authenticate such bonds either in the name of any predecessor hereunder or in the name of the successor trustee, and in all such cases such certificate of authentication shall have the full force which it is anywhere in said bonds or in the Mortgage provided that the certificate of authentication of the Trustee shall have.
SECTION 11.20. Provisions of Article Control. If and to the extent that any provisions of the Mortgage limit, qualify, conflict with, or are contrary to any of the provisions of Section 11.01 and Section 11.02, the provisions of said Sections shall be deemed to control and govern. Without limiting the generality of the foregoing, the provisions of the Mortgage first referred to in the preceding sentence shall be deemed to include the following provisions:
(i)the provision contained in Section 3.10 to the effect that the Trustee may accept certain resolutions, certificates and other instruments as conclusive evidence as to the statements therein contained and which shall be full authority to the Trustee for the authentication and delivery of bonds or payment of the proceeds thereof;

(ii) the provision contained in Section 6.09 to the effect that the Trustee shall not be obliged to see to the application of the proceeds of insurance;
(iii) the provision contained in Section 7.02 that the Trustee may rely on an opinion of counsel with respect to the authority of a successor corporation to issue bonds under the Mortgage;
(iv) the provisions contained in Section 8.03 to the effect that the Trustee shall be under no duty to make inquiry as to whether the condition therein specified with respect to the sale, exchange or other disposition of property of the Company has been observed;
(v) the provisions contained in Section 8.04 concerning releases of mortgaged property, to the effect that the documents required to be furnished shall be full authority to the Trustee for its action thereon; (vi) the provisions contained in Section 10.14 respecting certain conditions precedent to action by the Trustee in the execution of powers and trusts under the Mortgage;
(vii) the provisions contained in Section 12.01 relating to the sufficiency and conclusive nature of the requests or other instruments therein mentioned signed and executed by bondholders or their agents.
ARTICLE ll.
Evidence of Rights of Bondholders.

SECTION 12.01. Execution of Instruments. Any request or other instrument required by the Mortgage to be signed and executed by bondholders, may be in any number of concurrent instruments of similar tenor and may be signed or executed by such bondholders in person or by agent appointed in writing. Proof of execution of any such request or other instrument, or of a writing appointing any such agent, and of the holding by any person of coupon bonds transferable by delivery, shall be sufficient for any purpose of the Mortgage, and may be received by the Trustee as conclusive if made in the manner provided in this Article 12.
SECTION 12.02. Proof of Execution. The fact and date of the execution by any person of such request, instrument or other writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgments of deeds to be recorded in any state within the United States, certifying that the person signing such request or other instrument acknowledged to him the execution thereof, or by the affidavit of a witness to such execution.
SECTION 12.03. Proof of Ownership. The aggregate amount of the coupon bonds transferable by delivery held by any person executing any such request or other instrument as a bondholder, and the distinctive numbers of such bonds and the date of his holding the same, may be proved by a certificate executed by any trust company, bank, banker or other depository (wherever situated), if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such person had on-deposit with such depository, or exhibited to it, the bonds therein described, or such facts may be proved by the certificate or affidavit of the person executing such request or other instrument as a bondholder, if any such certificate or instrument shall be deemed by the Trustee to be satisfactory. The fact and date of execution of any request or other instrument, and the amount and numbers of coupon bonds held by the person so executing such request or other instrument, may also be proved in any other manner which the Trustee may deem sufficient.
The ownership of registered coupon bonds or of registered bonds without coupons shall be proved by the registers of such bonds.
ARTICLE 13.
Defeasance.
If the Company, its successors or assigns, shall pay or cause to be paid unto the holders of said bonds and coupons, the principal and interest to become due thereon at the times and in the manner stipulated therein, or shall provide for the payment of such bonds and coupons by depositing with the Trustee hereunder at any time at or before maturity the entire amount due thereon for principal and interest to maturity of all said bonds outstanding and premium, if any, and also shall pay all other sums payable hereunder by the Company, and shall keep, perform and observe all and singular the covenants, and promises in said bonds, and in the Mortgage expressed as to be kept, performed and observed by or on its part, then these presents and the estate and the rights hereby granted shall cease, determine and be void, and thereupon the Trustee shall, upon request and at the expense of the Company, cancel and discharge the lien of the Mortgage, and execute and deliver to the Company such deeds as shall be requisite to satisfy the lien hereof, and recovery to the Company the estate and title hereby conveyed, and assign and deliver to the Company any property subject to the lien of the Mortgage which may then be in its possession. Bonds for the payment or redemption of which money shall have been set apart by or paid to the Trustee shall be deemed to be paid within the meaning of this Article, upon proof of publishing of notice required to be given as provided in Article 4 hereof, being furnished to the Trustee.
As a further condition precedent to the Trustee's granting any request by the Company under and pursuant to this Article for the satisfaction and discharge of the Mortgage, there shall be delivered to the Trustee (i) an officers' certificate, stating that the conditions precedent specified in this Article have been complied with and (ii) an opinion of counsel stating that in his opinion said conditions precedent have been complied with.
ARTICLE 14.
Supplemental Indenture.
SECTION 14.01. Supplemental Indentures Without Consent. The Company, when authorized by resolution of its Board of Directors, and the Trustee, from time to time and at any time, may enter into an indenture or indentures supplemental to the Mortgage and which thereafter shall form a part of the Mortgage for any one or more of the following purposes:
(a) to convey, transfer and assign to the Trustee and to subject to the lien of the Mortgage, with the same force and effect as though specifically mentioned in the granting clause hereof, additional property then owned by the Company, acquired by it through consolidation, merger, by purchase, or otherwise;
(b) to specify and state the mortgage indebtedness, and the amount thereof of any company which hereafter shall be consolidated with or merged into, or whose property hereafter shall be acquired by, the Company, which indebtedness, if secured by mortgage on property which shall have been used as a basis for the authentication and delivery of bonds under Section 3.05 (or its predecessor Section), and if prior to the lien of the bonds issued hereunder, is to be regarded as forming a part of the underlying bonds of the Company, to retire which, at or before maturity, bonds may be issued as provided in Section 3.04;
(c) to add to the limitations on the authorized amount, date of maturity, issue and purposes of issue of bonds hereunder or of any series of bonds hereunder, other limitations to be thereafter observed;
(d) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by a successor corporation of the covenants and obligations of the Company under the Mortgage;
(e) to make such provision in regard to matters or questions arising under the Mortgage as may be necessary or desirable and not inconsistent with the Mortgage.
SECTION 14.02. Trustee Authorized to Join in Execution. The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained, and to accept the conveyance, transfer and assignment of any such property thereunder.
SECTION 14.03. Supplemental Indentures With Consent. In addition to any supplemental indenture authorized by Section 14.01, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the bonds at the time outstanding, or in case one or more, but less than all of the series Of bonds then outstanding would be affected, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the bonds of the series then outstanding which would be affected by the action proposed to be taken, the Company, when authorized by resolution of its Board of Directors, and the Trustee, from time to time and at any time, after (but not before) the First Effective Date, may enter into an indenture or indentures supplemental hereto and which thereafter shall form a part hereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage or of any indenture supplemental hereto or of modifying in any manner the rights of the holders of the bonds and coupons issued hereunder; provided, however, that anything in this Section to the contrary notwithstanding, no such supplemental indenture shall operate (i) to extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest or premium, if any, thereon, or reduce the principal amount thereof, or otherwise modify or affect the terms of payment of such interest, premium or principal without the express consent of the holder of each bond which would be affected thereby, or (ii) to reduce the aforesaid percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds outstanding, or (iii) to permit the creation by the Company of any mortgage or pledge or lien in the nature thereof, ranking prior to or equal with the lien of the Mortgage on any of the property which is subject to the lien hereof without the consent of the holders of all bonds outstanding, or (iv) to deprive the holder of any bond outstanding hereunder of the lien of the Mortgage on any of such property without the express consent of the holder of each bond affected thereby.
The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture and to make the further agreements and stipulations which may be therein contained. The Trustee shall be entitled, to the extent permitted by Article 11, to receive and rely on an opinion of counsel as evidence that any supplemental indenture entered into under the provisions of this Section complies with and in no way violates the provisions hereof.
It shall not be necessary for the consent of the bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
Any consent may be in any number of concurrent instruments of similar tenor and may be signed or executed by bondholders in person or by attorney appointed in writing. Notwithstanding the provisions of Article 12, proof of the execution of any such consent, or of a writing appointing any such attorney, or of the holding by any person of the bonds or coupons, shall be sufficient if made in the fo1lowing manner:
(a) The fact and date of the execution by any person of such consent may be proved by the certificate of any notary public, or other officer authorized to take acknowledgments of deeds to be recorded in any State of the United States, that the person signing the same acknowledged to him the execution thereof, or by the affidavit, sworn to before such a notary public or other officer, of a witness to such execution.

(b) The amount of bonds transferable by delivery held by any person executing such consent as a bondholder, and the issue and serial numbers thereof, held by such person, and the date of his holding the same, may be proved by a certificate of ownership executed by any trust company, bank, banker or other depositary wheresoever situated; if such certificate shall be deemed by the Trustee to be satisfactory; showing that at the date therein mentioned such person had exhibited to or had on deposit with such depositary the bonds described in such certificate. The Trustee may assume the continuance of any such ownership unless and until it receives proof, satisfactory to it, to the contrary. The fact and date of the execution of any such consent, and the fact of such holding, and the amount and numbers of any bonds may also be proved in any other manner which the Trustee may deem sufficient. The Trustee may nevertheless in its discretion require further proof of any matter referred to in this Section in cases where it deems further proof desirable.
(c) The ownership of coupon bonds registered as to principal and of registered bonds without coupons shall be proved by the registry books.
The Trustee shall not be bound to recognize any person as a bondholder unless and until his title to the bonds held by him is proved in the manner hereinabove provided.
Any consent of the holder of arty bond shall bind all future holders of the same bond, or any bond or bonds issued in lieu thereof or in exchange therefor, in respect of anything done or suffered by the Company or Trustee in pursuance thereof.
SECTION 14.04. Conformance With Trust Indenture Act. No supplemental indenture authorized by the Mortgage shall contain provisions which, at the time of the execution of such supplemental indenture, are in conflict with any of the provisions then in force of the Trust Indenture Act of 1939.

ARTICLE 15.
Miscellaneous Provisions.

SECTION 15.01. Covenants to Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in the Mortgage contained, by or in behalf of the Company, shall bind, and inure to the benefit of, its successors and assigns, whether so expressed or not.
SECTION 15.02. Benefits of Mortgage. Nothing in the Mortgage expressed or implied is intended or shall be construed to give to any person or corporation other than the Company, the Trustee and the holders of the bonds and interest obligations hereby secured; any legal or equitable right, remedy or claim under or in respect of the Mortgage or any covenant, condition or provision herein contained. All its covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Company, the Trustee and the holders of the bonds hereby secured.
SECTION 15.03. Applications, Certificates, Opinions. The same officer or officers of the Company, or the same engineer or counsel or other person, as the case may be, may, but need not, certify to all the matters required to be certified under any Article, Section, Subdivision or other portion hereof, but different officers, engineers, counsel or other persons may certify to different facts, respectively. Where any person or persons are required to make, give or execute two or more orders, requests, certificates, opinions or other instruments under the Mortgage, any such orders, requests, certificates, opinions or other instruments may, but need not, be consolidated and form one instrument.
Except as otherwise expressly provided in the Mortgage, any application, request, opinion, consent, demand, notice, order, appointment, or other direction required or permitted to be made or given by the Company shall be deemed to have been sufficiently made or given if executed on behalf of the Company by its President or any of its Vice-Presidents and its Secretary or any of its Assistant Secretaries or its Treasurer or any of its Assistant Treasurers.
Any opinion of counsel required to be furnished pursuant to any of the provisions of the Mortgage may, in lieu of stating the facts required by the provisions hereof, state that the required conditions will be fulfilled on the execution and delivery of designated instruments, which instruments shall be delivered in form approved by such counsel prior to or concurrently with the taking or suffering by the Trustee of the action as a condition precedent to which such opinion is required to be furnished under the terms of the Mortgage.
Upon any application by the Company to the Trustee to take any action under any of the provisions of the Mortgage, the Company shall furnish to the Trustee an officers' certificate and opinion of counsel, each stating that all conditions precedent provided for in the Mortgage (including any covenants compliance with which constitutes a condition precedent) with respect to such application have been complied with, and in the case of any such application to take action as to which there is a condition precedent provided for ill the Mortgage (including any covenant compliance with which constitutes a condition precedent) compliance with which is subject to verification by accountants (such as conditions with respect to the preservation of specified ratios, the amount of net quick assets, negative-pledge clauses, and other similar specific conditions), the Company shall also furnish to the Trustee an accountant's certificate stating that each such condition precedent has been complied with, whether or not the furnishing of such documents shall be specifically required by the provisions of the Mortgage relating to such particular application.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Mortgage shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions, if any, herein contained relative thereto; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
Any certificate or opinion of an officer of the Company or an engineer, appraiser, accountant or other expert may be based, in so far as it relates to legal matters, upon a certificate or opinion of or upon representations by counsel, unless such officer or engineer or appraiser or accountant or other expert knows that the certificates or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.
Any certificate or opinion of counsel may be based, in so far as it relates to factual matters, information with respect to which is in the possession of the Company, upon the certificate or opinion of or representations by an officer or officers of the Company unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.
Any opinion of counsel given as to title to property or as to the rank of the lien of the Mortgage may be based, in whole or in part, upon a certified abstract of title or any torrens certificate, or upon any guaranty policy or certificate issued or rendered by any reputable person, firm or corporation engaged in the business of examining or insuring or guaranteeing titles to property or upon the opinion of other counsel (provided that in such case such opinion of counsel shall state that the signer believes such other counsel giving such certificate or opinion is reputable and one upon whom he may properly rely).
SECTION 15.04. Undertaking to Pay Costs. Any court may in its discretion require in any suit for the enforcement of any right or remedy under the Mortgage, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any bondholder, or group of bondholders, holding in the aggregate more than 10% in principal amount of the bonds then outstanding or to any suit instituted by any bondholder for the enforcement of the payment of the principal of or interest on any bond, on or after the respective due dates expressed in such bond.
SECTION 15.05. Conflict With Trust Indenture Act. If and to the extent that any provision of the Mortgage limits, qualifies, or conflicts with another provision required to be included therein by any of Sections 310 to

317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.
SECTION 15.06. Right of Bondholder not To Be Impaired Without His Consent. The right of any bolder of any bond to receive payment of the principal of and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.
SECTION 15.07. Headings. The headings of the Articles and Sections of the Mortgage are inserted for convenience of reference only, and are not to be taken to be any part of the Mortgage or to control or affect the meaning, construction or effect of the same.

(The testimonium clause, signatures and acknowledgments to the original Indenture of Mortgage and Deed of Trust have been omitted herein.)